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As filed with the Securities and Exchange Commission on October 12, 2001.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

IMC GLOBAL INC.*
(Exact name of registrant as specified in its charter)

Delaware	2874	36-3492467
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

100 South Saunders Road
Suite 300
Lake Forest, Illinois 60045
Telephone: (847) 739-1200
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

J. Reid Porter
Mary Ann Hynes, Esq.
100 South Saunders Road
Suite 300
Lake Forest, Illinois 60045
Telephone: (847) 739-1200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)	Copies to: Michael G. Timmers, Esq. Kirkland & Ellis 200 E. Randolph Drive Chicago, Illinois 60601 Telephone: (312) 861-2000

*
The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

   Approximate date of commencement of proposed sale of the securities to the public: The exchange will commence as soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Amount of Registration Fee(1)

10.875% Senior Notes due 2008	$400,000,000	100%	$100,000(1)

11.250% Senior Notes due 2011	$200,000,000	100%	$50,000(1)

Guarantees on Senior Notes(2)	—	—	(3)

(1)
Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)
The Notes are guaranteed by substantially all of the Company's direct or indirect domestic subsidiaries, as well as IMC Canada Ltd., a Canadian corporation, IMC Potash Colonsay, N.V., a Netherlands Antilles corporation, IMC Global Potash Holdings, N.V., a Netherland Antilles corporation, and IMC Global Netherlands B.V., a Netherlands corporation.

(3)
Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Carey Salt Company	Delaware	13-3563048
FMRP Inc.	Delaware	72-1122135
GSL Corporation	Delaware	48-1106349
Harris Chemical North America, Inc.	Delaware	48-1135402
IMC Canada Ltd.	Canada	36-4117430
IMC Chemicals Inc.	Delaware	13-3579263
IMC Global Netherlands B.V.	Netherlands	98-0356532
IMC Global Operations Inc.	Delaware	36-3513204
IMC Global Potash Holdings N.V.	Netherland Antilles	36-4045881
IMC Inorganic Chemicals Inc.	Delaware	48-1135403
IMC Kalium Ogden Corp.	Delaware	87-0274174
IMC Phosphates Company	Delaware	36-3892806
IMC Potash Carlsbad Inc.	Delaware	36-4091023
IMC Potash Colonsay N.V.	Netherland Antilles	36-4082930
IMC Salt Inc.	Delaware	48-1047632
IMC USA Inc.	Delaware	36-3545577
KCL Holdings, Inc.	Delaware	36-3545575
NAMSCO Inc.	Delaware	48-1065647
NATI LLC	Delaware	13-3579263
Phosphate Resource Partners Limited Partnership	Delaware	72-1067072
The Vigoro Corporation	Delaware	36-3414338

*
The address for each of the additional Registrants is c/o IMC Global Inc., 100 South Saunders Road, Suite 300 Lake Forest, Illinois, 60045, telephone (847) 739-1200. The primary standard industrial classification number for each of the additional Registrants is 2874.

SUBJECT TO COMPLETION, DATED OCTOBER 12, 2001

This information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

IMC GLOBAL INC.

Exchange Offer for
$400,000,000 10.875% Senior Notes due 2008
$200,000,000 11.250% Senior Notes due 2011

We are offering to exchange:

up to $400,000,000 of our new 10.875% Senior Notes due 2008
for
a like amount of our outstanding 10.875% Senior Notes due 2008
and
up to $200,000,000 of our new 11.250% Senior Notes due 2011
for
a like amount of our outstanding 11.250% Senior Notes due 2011.

Material Terms of Exchange Offer

  •
  The terms of the Notes to be issued in the exchange offer are substantially identical to the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes will not apply to the Exchange Notes.

  •
  There is no existing public market for the Outstanding Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

  •
  Expires 5:00 p.m., New York City time,      , 2001, unless extended.

  •
  The exchange of Notes will not be a taxable event for U.S. federal income tax purposes.

  •
  Not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.

  •
  We will not receive any proceeds from the exchange offer.

    For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 10 of this prospectus.

    Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            , 2001

    Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    You should rely only on the information contained, or incorporated by reference, in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ADDITIONAL INFORMATION

    In this prospectus, unless the context requires otherwise, "IMC Global," the "company," "we," "us" and "our" each refers to IMC Global Inc. and its subsidiaries.

    Our current operational structure consists of two continuing business units corresponding to our major product lines: IMC PhosFeed (PhosFeed), which represents the IMC Phosphates (Phosphates) and IMC Feed Ingredients (Feed Ingredients) businesses, and IMC Potash (Potash). We operate two business units, IMC Salt (Salt) and IMC Chemicals (Chemicals), that we plan to divest. Additionally, we plan to sell our solar evaporation facility located in Ogden, Utah (Ogden) as part of the sale of Salt. Salt, Ogden and Chemicals have been classified in our financial statements as discontinued operations. Except as otherwise required by the context, the financial and other data contained in this prospectus assume that such business operations have been divested and all financial and other data contained herein relate only to continuing operations.

PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the more detailed information and consolidated information appearing elsewhere in or incorporated by reference into this prospectus.

The Company

    IMC Global is one of the world's leading producers and distributors of crop nutrients to the domestic and international agricultural communities, and one of the foremost manufacturers and distributors of animal feed ingredients worldwide. We believe that we are one of the world's lowest cost and most efficient producers of concentrated phosphates, potash and animal feed ingredients. We intend to maintain and enhance our leading positions through continuous process improvements, an ongoing focus on customer service, a leveraging of our efficient distribution and transportation networks, as well as growth of our core businesses globally.

    Our operational structure consists of two continuing business units corresponding to our major product lines: PhosFeed and Potash.

  •
  PhosFeed. Our PhosFeed business is comprised of our Phosphates and Feed Ingredients businesses. Our Phosphates business is the largest miner of phosphate rock in North America as well as the leading worldwide producer, marketer and distributor of concentrated phosphates. Our Feed Ingredients business is one of the three largest feed phosphate and feed potash producers in the industry.

  •
  Potash. Our Potash business is the leading potash producer in the world and one of only three major producers in the Americas.

    For the year ended December 31, 2000, we had net sales of $2,095.9 million and EBITDA (including corporate expenses) of $398.4 million. For the year ended December 31, 2000, before intercompany eliminations, PhosFeed had net sales of $1,320.5 million and EBITDA of $143.0 million, and Potash had net sales of $871.0 million and EBITDA of $296.0 million. In 2000, we derived 62% of our net sales from North America and 38% from the rest of the world.

Purpose of the Exchange Offer

    On May 17, 2001, we sold through a private placement exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"), $400,000,000 of our 10.875% Senior Notes Due 2008 ("Seven-Year Notes") and $200,000,000 of our 11.250% Senior Notes Due 2011 ("Ten-Year Notes"). We refer to the Seven-Year Notes and the Ten-Year Notes as "Outstanding Notes" in this prospectus. We used the net proceeds from the sale of the Notes, as well as initial borrowings under our new credit facilities, entered into concurrently with the closing of the offering of the Notes (the "new credit facilities"), to repay all outstanding indebtedness under our existing senior secured credit facilities and refinance outstanding letters of credit, to repay our 6.625% senior notes due October 15, 2001, to pay related fees and expenses and the remainder for general corporate purposes (collectively referred to herein as the "Transactions").

    Simultaneously with the private placement, we entered into exchange and registration rights agreements for both the Seven-Year Notes and the Ten-Year Notes, collectively referred to as the "Registration Rights Agreement." Under the Registration Rights Agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the Notes, to become effective on or before December 13, 2001. We refer to the notes to be registered under this exchange offer registration statement as "New Notes" in this prospectus. You may exchange your Outstanding Notes for New Notes in this exchange offer. You should read the discussion under the headings "—Summary of the Exchange Offer," and "The Exchange Offer" and "Description of Notes" for further information regarding the New Notes.

    We did not register the Outstanding Notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. As a result, the Outstanding Notes may only be transferred in limited circumstances under the securities laws. If the holders of the Outstanding Notes do not exchange their Notes in the exchange offer, they lose their right to have the Outstanding Notes registered under the Securities Act, subject to certain limitations. Anyone who still holds Outstanding Notes after the exchange offer may be unable to resell their Outstanding Notes.

    However, we believe that holders of the New Notes may resell the New Notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions. You should read the discussion under the headings "—Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resales of the New Notes.

Summary of the Exchange Offer

The Initial Offering of Outstanding Notes	We sold the Outstanding Notes on May 17, 2001 to Goldman,
Sachs & Co., J.P Morgan, BNP Paribas Securities, RBC Dominion Securities Corporation and BNY Capital Markets, Inc. We collectively refer to those parties in this prospectus as the "initial purchasers." The initial purchasers subsequently resold the Outstanding Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.
Registration Rights Agreement
Simultaneously with the initial sale of the Outstanding Notes, we entered into a Registration Rights Agreement for the exchange offer. In the Registration Rights Agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to have this exchange offer become effective within 210 days of issuing the Outstanding Notes. The exchange offer is intended to satisfy your rights under the Registration Rights Agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Outstanding Notes.
The Exchange Offer
We are offering to exchange the Exchange Notes, which have been registered under the Securities Act, for your Outstanding Notes, which were issued on May 17, 2001 in the initial offering. In order to be exchanged, an Outstanding Note must be properly tendered and accepted. All Outstanding Notes that are validly tendered and not validly withdrawn will be exchanged. We will issue Exchange Notes promptly after the expiration of the exchange offer.
Resales
We believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
• the Exchange Notes are being acquired in the ordinary course of your business;
•
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes issued to you in the exchange offer; and
• you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any Exchange Notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued Exchange Notes in the exchange offer for its own account in exchange for Outstanding Notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the Exchange Notes issued to it in the exchange offer.
Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of Outstanding Notes on , 2001.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2001, unless we decide to extend the expiration date.
Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.
Procedures for Tendering Outstanding Notes
We issued the Outstanding Notes as global securities. When the Outstanding Notes were issued, we deposited the global notes representing the Outstanding Notes with The Bank of New York, as book-entry depositary. The Bank of New York issued a certificateless depositary interest in each global note we deposited with it, which represents a 100% interest in the Notes, to The Depositary Trust Company, known as DTC. Beneficial interests in the Outstanding Notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

You may tender your Outstanding Notes through book-entry transfer in accordance with DTC's Automated Tender Offer Program, known as ATOP. To tender your Outstanding Notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the Outstanding Notes to the exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer—Procedures for Tendering Outstanding Notes" for more information.
Do not send letters of transmittal and certificates representing Outstanding Notes to us. Send these documents only to the exchange agent. See "The Exchange Offer—Exchange Agent" for more information.

Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or Outstanding Notes in the exchange offer, you should contact the person in whose name your book-entry interests or Outstanding Notes are registered promptly and instruct that person to tender on your behalf.
Withdrawal Rights	You may withdraw the tender of your Outstanding Notes at any time prior to 5:00 p.m., New York City time on , 2001.
Federal Income Tax Considerations	The exchange of Outstanding Notes will not be a taxable event for United States federal income tax purposes.
Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.
Exchange Agent	The Bank of New York is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the Exchange Notes

    The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes, except that the Exchange Notes will be registered under the Securities Act. As a result, the Exchange Notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the Outstanding Notes. The Exchange Notes represent the same debt as the Outstanding Notes. Both the Outstanding Notes and the Exchange Notes are governed by the same indentures. We use the term "Notes" in this prospectus to collectively refer to the Outstanding Notes and the Exchange Notes.

Issuer	IMC Global Inc., a Delaware corporation
Securities	$400.0 million in principal amount of 10.875% Senior Notes due 2008
$200.0 million in principal amount of 11.250% Senior Notes due 2011
Maturity	June 1, 2008
June 1, 2011
Interest	Annual rate: 10.875%. Payment frequency: every six months on June 1 and December 1. First payment: December 1, 2001.
Annual rate: 11.250%. Payment frequency: every six months on June 1 and December 1. First payment: December 1, 2001.
Ranking	The Exchange Notes will be:
• Issuer's general unsecured obligations;
• equal in right of payment to all of the issuer's existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;
• senior in right of payment to any of the issuer's future indebtedness or other obligations that are, by their terms, expressly subordinated in right of payment to the Notes; and
• effectively junior in right of payment to all of the issuer's secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations.
Guarantees
The Exchange Notes will be unconditionally guaranteed by most of the issuer's domestic subsidiaries, other than subsidiaries treated as unrestricted subsidiaries, as well as one Canadian subsidiary and three other foreign subsidiaries. If the issuer cannot make payments on the Exchange Notes when they are due, the guarantor subsidiaries must make them instead. The guarantees of the Notes by IMC Phosphates Company and Phosphate Resource Partners Limited Partnership and their subsidiaries will be limited as described under "Description of Notes—Subsidiary Guarantees."
Optional Redemption	The Seven-Year Notes may not be redeemed at the issuer's option prior to their maturity.

On or after June 1, 2006, the issuer may redeem some or all of the Ten-Year Notes at any time at the redemption prices described in the section "Description of Notes—Optional Redemption."
Mandatory Offer to Repurchase
Prior to the Fall-Away Event (as defined below), if we experience specific kinds of changes in control, we must offer to repurchase the Notes as described in the section "Description of Notes—Repurchase at the Option of Holders upon Change of Control."
Basic Covenants of Indenture
Before the time that the Notes receive an investment grade rating from both Standard & Poor's Ratings Group and Moody's Investor's Services Inc. and certain other conditions are satisfied (the "Fall-Away Event"), covenants contained in the indentures governing the Notes will, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	borrow money;
	•	pay dividends on or redeem or repurchase stock;
	•	make investments;
	•	sell assets;
	•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;
	•	enter into transactions with our affiliates; and
	•	expand into unrelated businesses.
After the Fall-Away Event, the above limitations will not apply.
So long as any Notes are outstanding, covenants contained in the indentures will, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	create liens;
	•	enter into sale and leaseback transactions; and
	•	consolidate, merge or sell all or substantially all of our assets.
In addition, so long as any Notes are outstanding, indentures will, among other things:
	•	require us to provide reports to holders of Notes; and
	•	limit the ability of our restricted subsidiaries to guarantee other debt.
These covenants are subject to a number of important exceptions, limitations and qualifications, which are described under "Description of Notes."

    You should refer to the section entitled "Risk Factors" for an explanation of certain risks of participating in the exchange offer.

RISK FACTORS

    You should carefully consider the following factors and the other information contained in, or incorporated by reference into, this prospectus.

Risks Associated with the Exchange Offer

    Because there is no public market for the Notes, you may not be able to resell your Notes.

    The Exchange Notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

  •
  the liquidity of any trading market that may develop;
  •
  the ability of holders to sell their Exchange Notes; or
  •
  the price at which the holders would be able to sell their Exchange Notes.

If a trading market were to develop, the Exchange Notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

    We understand that the initial purchasers presently intend to make a market in the Notes. However, they are not obligated to do so, and any market-making activity with respect to the Notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the Notes or that any trading market that does develop will be liquid.

    In addition, any Outstanding Note holder who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer; Registration Rights."

    Your Outstanding Notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

    We will issue New Notes pursuant to this exchange offer only after a timely receipt of your Outstanding Notes, a properly completed and duly executed letter of transmittal and all other required documents. Delivery of Outstanding Notes may also be made by book-entry transfer in accordance with ATOP. Therefore, if you want to tender your Outstanding Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Outstanding Notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your Outstanding Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange. If there are defects or irregularities with respect to your tender of Outstanding Notes, we will not accept your Outstanding Notes for exchange.

    If you do not exchange your Outstanding Notes, your Outstanding Notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your Outstanding Notes.

    We did not register the Outstanding Notes, nor do we intend to do so following the exchange offer. Outstanding Notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your Outstanding Notes, you will not have any further right to have your Outstanding Notes registered under the federal securities laws. As a result if you hold Outstanding Notes after the exchange offer, you may be unable to sell your Outstanding Notes.

Risks Related to the Notes

    Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the Notes.

    Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the Notes;
  •
  increase our vulnerability to general adverse economic and industry conditions;
  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;
  •
  limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;
  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and
  •
  limit our ability to borrow additional funds.

    In addition, we may incur substantial additional indebtedness in the future. The terms of the indentures governing the Notes and the new credit facilities will allow us to incur additional debt subject to certain limitations. If new debt is added to current debt levels, the related risks described above could intensify. If such debt financing is not available when required or is not available on acceptable terms, we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt, any of which could have a material adverse effect on our operating results and financial condition.

    We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

    Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures and expansion efforts and any strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

    Based on our current level of operations, we believe that our cash flow from operations, together with available cash and available borrowings under our credit facilities and the anticipated proceeds of the planned divestitures, will be adequate to meet future liquidity needs until at least the end of 2002. However, we cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in net sales and cash flow will be realized on schedule or that future borrowings or anticipated proceeds from planned divestitures, which are dependant on purchaser financing, will be available to us when needed or in an amount sufficient to enable us to repay indebtedness, including the Notes, or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including indebtedness due in 2002 and the Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

    Holders of secured debt would be paid first and would receive payments from assets used as security before you receive payments if we were to become insolvent.

    The Notes and the guarantees will not be secured by any of our assets or the assets of our subsidiaries. The indentures governing the Notes permit us to incur additional debt, including purchase money debt and other secured debt. If we were to become insolvent, holders of any current and future secured debt would be paid first and would receive payments from the assets used as security before you receive any payments. You may therefore not be fully repaid if we become insolvent.

    As of June 30, 2001, IMC Global and the subsidiary guarantors have a substantial amount of secured indebtedness. See IMC Global's Current Report on Form 8-K filed on October 11, 2001.

    The indentures governing the Notes and the new credit facilities contain various covenants which limit our management's discretion in the operation of our business.

    The indentures related to the Notes and the new credit facilities contain various provisions that restrict our ability to:

  •
  borrow money;
  •
  make investments;
  •
  use assets as security in other transactions;
  •
  sell certain assets or merge with or into other companies; and
  •
  enter into sale and leaseback transactions.

In addition, our new credit facilities will require us to maintain certain financial ratios.

    Any failure to comply with the restrictions of the indentures related to the Notes, the new credit facilities or any other subsequent financing agreements may result in an event of default under those agreements. Such default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, lenders may be able to terminate any commitments they had made to supply us with further funds.

    Certain of the covenants contained in the indentures will no longer be in effect after the occurrence of a Fall Away Event. See "Description of Notes—Certain Covenants Before Fall-Away Events."

    Assets of non-guarantor subsidiaries may not be available to make payments on the Notes.

    Not all of our subsidiaries will be guarantors of the Notes. Non-guarantor subsidiaries have no obligations to make payments to us or to the Trsutee in respect of the Notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary, the creditors of such subsidiary (including trade creditors) will generally be entitled to payment of their claims from the assets of such subsidiary before any assets are made available for distribution to us as a stockholder. After paying its own creditors, a non-guarantor subsidiary may not have any remaining assets available for payment to you as a holder of Notes. As a result, the Notes are effectively junior in right of payment to the obligations of non-guarantor subsidiaries.

    Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the Notes.

    The issuance, execution and delivery of the guarantees of the Notes may be subject to review under Title 11 of the United States Code (the "Bankruptcy Code") comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a subsidiary guarantor's unpaid creditors. Under the Bankruptcy Code, a court could void the obligations under the guarantees of the Notes of a subsidiary, subordinate the guarantees of the Notes to that subsidiary guarantor's other obligations or take other action detrimental to holders of the guarantees of the Notes. If a court were to find in such a bankruptcy or reorganization case or lawsuit that, among other things, at the time the subsidiary guarantor issued the guarantee of the Notes:

  •
  it issued the guarantee to delay, hinder or defraud present or future creditors; or
  •
  it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time it issued the guarantee:

    —it was insolvent or rendered insolvent by reason of issuing the guarantee, or

    —it was engaged, or about to engage, in a business or transaction for which its assets, after giving effect to its potential liability under the guarantee, constituted unreasonably small capital to carry on its business, or

    —it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature.

    The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer had occurred. Generally, however, a person or an entity would be considered insolvent if, at the time he or it incurred the debt:

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
  •
  it could not pay its debts as they become due.

We cannot be sure as to the standard that a court would use to determine whether a subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the Notes would not be voided or the guarantee of the Notes would not be subordinated to a subsidiary guarantor's other debt. If such a case were to occur, a guarantee could also be subject to the claim that, since the guarantee was incurred for IMC Global's benefit, and only indirectly for the benefit of the subsidiary guarantor, the guarantee was incurred for less than fair consideration.

    We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures.

    Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to purchase all of the Notes outstanding. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required purchase of Notes or that restrictions in our credit agreement will not allow such purchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" under the indentures related to the Notes. Our ability to purchase the Notes upon certain specific kinds of change of control events may be limited by the terms of our other indebtedness, including the new credit facilities. If a change of control occurs, we cannot assure you that we will have sufficient funds to repay other debt obligations which will be required to be repaid, in addition to the Notes. See "Description of Notes—Repurchase at the Option of Holders upon Change of Control."

Risks Relating to Our Business

    Our operating results are highly dependent upon conditions in agriculture markets.

    Our operating results are highly dependent upon conditions in the agricultural industry. The agricultural products business can be affected by a number of factors, the most important of which, for U.S. markets, are weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption), quantities of crop nutrients imported to and exported from North America and current and projected grain inventories and prices, which are heavily influenced by U.S. exports and world-wide grain markets. U.S. governmental policies may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

    International market conditions also significantly influence our operating results. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import or foreign currency exchange barriers in certain foreign markets, changes in the hard currency demands of certain countries, such as the former Soviet Union, and other regulatory policies of foreign governments, as well as the laws and policies of the U.S. affecting foreign trade and investment. In addition, since crop nutrients, particularly anhydrous ammonia, are used for industrial applications, industrial markets and the general economy affect crop nutrients demand and prices.

    Our crop nutrients and other products are subject to price volatility resulting from periodic imbalances of supply and demand, which may cause our quarterly results of operations to fluctuate and impair our ability to make payments on the Notes when due.

    Historically, prices for phosphate have reflected frequent changes in supply and demand. Changes in supply result from capacity additions or reductions and from changes in inventory levels. Demand for these products is dependent, in part, on demand for crop nutrients by the global agricultural industry. Periods of high demand, high capacity utilization and increasing operating margins tend to result in new plant investment and increased production until supply exceeds demand, followed by periods of declining prices and declining capacity utilization until the cycle is repeated. To a lesser degree, there is also volatility in the price of potash. In addition, markets for our products are affected by general economic conditions.

    As a result of periodic imbalances of supply and demand, crop nutrients prices have been volatile, with significant price changes from one growing season to the next. Crop nutrients are global commodities and can be subject to intense price competition from both domestic and foreign sources. For example, the introduction of new production capacity in India and Australia, as well as recent weakness in the agricultural economies of China and India, have resulted in an excess supply of diammonium phosphate ("DAP"). The price at which we sell our phosphate crop nutrients products could continue to fall if industry oversupply conditions continue.

    Because of a prolonged price decline, we suspended phosphoric acid production at our Faustina, Louisiana facility in November 1999 and suspended production at our Taft, Louisiana facility in July 1999 in response to reduced market demands and the depressed agricultural economy. In January 2001, we indefinitely shut down all of our remaining operations in Louisiana, reducing our phosphoric acid capacity by approximately 36%. In July 2001, we substantially resumed our Louisiana phosphate production. The extent to which we utilize available capacity at our facilities will cause fluctuations in our results of operations. We have and will continue to incur costs for any temporary or permanent shut-downs of our facilities.

    A reduction in the prices of these products and/or a reduction in our production volumes due to shut-downs negatively impacts our earnings. For the year ended December 31, 2000, average price realizations per short ton for DAP fell 16% from the comparable average in 1999. Average selling prices per short ton for our potash products declined 4% for the year ended December 31, 2000 from the comparable average in 1999. If industry oversupply conditions continue, the price at which we sell our products could continue to decline, which would have a material adverse effect on our business, financial condition and results of operations.

    We may be unable to divest Salt, Ogden and Chemicals within the desired time frame or upon favorable terms.

    We cannot assure you that we will be able to sell Salt, Ogden and Chemicals or that such sales will occur within the desired time frame or upon favorable terms and conditions. The failure to timely divest these businesses, or the divestiture of these businesses on unfavorable terms, would impact our ability to reduce current indebtedness levels, including indebtedness due in 2002, or to fund other liquidity needs.

    We are subject to risks associated with our international operations.

    For the year ended December 31, 2000, we derived approximately 38% of our net sales from customers located outside of North America. In particular, sales to China accounted for 36% of our international sales. International sales are subject to numerous risks and uncertainties, including:

  •
  difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations;
  •
  unexpected changes in regulatory environments;
  •
  political and economic instability;
  •
  nationalization of properties by foreign governments;
  •
  tax rates that may exceed those in the U.S. and earnings that may be subject to withholding requirements; and
  •
  the imposition of tariffs, exchange controls or other restrictions.

    As we continue to expand our business globally, our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks that we face.

    Our operating earnings are significantly affected by the supply and price levels of natural gas, ammonia and sulphur.

    Natural gas, ammonia and sulphur are raw materials used in the manufacture of our phosphate crop nutrients products. Natural gas is used as both a chemical feedstock and a fuel to produce anhydrous ammonia, which is a raw material used in the production of DAP and monoammonium phosphate ("MAP"). Natural gas is also a significant raw material used in the potash solution mining process. A significant portion of our sulphur requirements is provided by the sulphur subsidiary of McMoRan Exploration Company under a supply agreement with us. Our profitability is impacted by the price and availability of natural gas, ammonia and sulphur we purchase from third parties. A significant increase in the price of natural gas, ammonia or sulphur that is not recovered through an increase in the price of our related crop nutrients products or an extended interruption in the supply of natural gas, ammonia or sulphur to our production facilities could have a material adverse effect on our business, financial condition or results of operations. For example, during 2000, a significant rise in the price of natural gas, a major component of production costs, negatively affected our gross margins. Some foreign competitors may have access to lower cost or government-subsidized natural gas supplies.

    The markets in which we operate are highly competitive. Our inability to compete successfully could result in the loss of customers, which could adversely affect our sales and profitability.

    The markets for the crop nutrients and other products that we produce are highly competitive. Crop nutrients are a global commodity, and customers, including end-users, dealers and other crop nutrients producers and distributors, base their purchasing decisions principally on the delivered price and availability of the product. We compete with a number of U.S. producers and producers in other countries, including state-owned and government-subsidized entities. Some of our principal competitors may have greater total resources and may be less dependent on earnings from crop nutrients sales than IMC Global.

    We have experienced an inflow of water into our Esterhazy mine. We are not insured against the risk of floods and water inflow at that mine.

    Since December 1985, we have experienced an inflow of water into one of our two interconnected potash mines at Esterhazy, Saskatchewan. As a result, in order to control inflow, we have incurred expenditures, certain of which, due to their nature, have been capitalized, while others have been charged to expense. Procedures utilized to control the water inflow have proven successful to date, and we currently intend to continue conventional shaft mining. Despite the relative success of these measures, however, there can be no assurance that the amounts required for remedial efforts will not increase in future years or that the water inflow, risk to employees or remediation costs will not increase to a level which would cause us to change our mining process or abandon the mines.

    Our underground mine operations are presently insured against business interruption and risk from catastrophic perils, including collapse, floods and other property damage with the exception of flood coverage at Esterhazy. Due to the ongoing water inflow problem at Esterhazy, underground operations at this facility are currently not insurable for water incursion problems. Like other potash producers' shaft mines, the Colonsay mine is also subject to the risks of inflow of water as a result of its shaft mining operations.

    We may be adversely affected by the environmental regulations to which we are subject. In addition, we have potential environmental liabilities that may have a material adverse effect on our business, financial condition and results of operations.

    We are subject to numerous environmental, health and safety laws and regulations in the U.S., Canada, Europe and Australia, including laws and regulations relating to land reclamation and remediation of hazardous substance releases. For example, the U.S. Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, imposes liability, without regard to fault or to the legality of a party's conduct, on certain categories of persons (known as "potentially responsible parties") who are considered to have contributed to the release of "hazardous substances" into the environment. We will continue periodically to incur liabilities, under CERCLA and other environmental cleanup laws, with regard to our current or former facilities, adjacent or nearby third party facilities or offsite disposal locations. Under CERCLA, or its various state analogues, one party may, under certain circumstances, be required to bear more than its proportional share of cleanup costs at a site where it has liability if payments cannot be obtained from other responsible parties. Liability under these laws involves inherent uncertainties. Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions.

    We have received notices from governmental agencies that we are a potentially responsible party at certain sites under CERCLA or other environmental cleanup laws. Further, we are aware of additional sites for which we may receive such notices in the future. Some of these sites may require us to expend significant amounts for cleanup costs.

    We believe that, pursuant to several indemnification agreements, we are entitled to at least partial, and in many instances complete, indemnification for the costs that we may expend to remedy environmental issues at certain facilities. These agreements address issues that resulted from activities occurring prior to our acquisition of facilities or businesses from parties including ARCO (BP); Beatrice Fund for Environmental Liabilities; Conoco; Conserv; Estech, Inc.; Kaiser Aluminum & Chemical Corporation; Kerr-McGee Inc.; PPG Industries, Inc.; The Williams Companies and certain other private parties. We have already received and anticipate receiving amounts pursuant to the indemnification agreements for certain of our expenses incurred to date as well as future anticipated expenditures.

    Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ongoing operations, which will be charged against income from future operations. Present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and results of operations.

    Our operations are dependent on our having received the required permits and approvals from governmental authorities.

    We hold numerous governmental environmental, mining and other permits and approvals authorizing operations at each of our facilities. A decision by a government agency to deny or delay issuing a new or renewed permit or approval, or to revoke or substantially modify an existing permit or approval, could have a material adverse effect on our ability to continue operations at the affected facility. Expansion of our existing operations also is predicated upon securing the necessary environmental or other permits or approvals.

    Over the next several years, we will be continuing our efforts to obtain permits in support of our anticipated Florida mining operations at certain of our properties. These properties contain in excess of 100 million tons of phosphate rock reserves. In Florida, local community participation has become an important factor in the permitting process for mining companies. A denial of these permits or the issuance of permits with cost-prohibitive conditions would prevent us from mining at these properties and thereby have a material adverse effect on our business, financial condition and results of operations.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

    All statements, other than statements of historical fact, contained within this prospectus and the documents incorporated by reference constitute "forward-looking statements" within the meaning of federal and state securities laws.

    Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, those described in "Risk Factors" and the following:

  •
  general business and economic conditions;
  •
  governmental policies affecting the agricultural industry in localities where we or our customers operate;
  •
  weather conditions;
  •
  the impact of competitive products;
  •
  pressure on prices realized by us for our products;
  •
  constraints on supplies of raw materials used in manufacturing certain of our products;
  •
  capacity constraints limiting the production of certain products;
  •
  difficulties or delays in the development, production, testing and marketing of products;
  •
  difficulties or delays in receiving required governmental and regulatory approvals;
  •
  market acceptance issues, including the failure of products to generate anticipated sales levels;
  •
  difficulties in integrating acquired businesses and in realizing related cost savings and other benefits;
  •
  the effects of and change in trade, monetary, environmental and fiscal policies, laws and regulations;
  •
  foreign exchange rates and fluctuations in those rates;
  •
  the costs and effects of legal proceedings, including environmental, and administrative proceedings involving us;
  •
  success in implementing our various initiatives including the divestitures of Chemicals, Salt and Ogden;
  •
  the uncertain effects upon the global and domestic economies and financial markets of the terrorist attacks in New York City and Washington, D.C. on September 11, 2001 and their aftermaths; and
  •
  other risk factors reported from time to time in our Securities and Exchange Commission (SEC) reports.

RECENT DEVELOPMENTS

    On September 28, 2001, we announced that, primarily due to weaker potash volumes from a poor start to the domestic fall season and reduced export demand, as well as continued depressed phosphate market fundamentals, we now expect to report a loss from continuing operations of 15 to 20 cents per share in the third quarter. As a result, we estimate that full-year results could be a loss from continuing operations of approximately 10 cents per share.

    These third quarter and full-year estimates do not include the income statement impact on continuing operations of recording quarterly changes in the fair market value of its forward stock repurchase contract of 5.4 million shares of common stock. As previously announced, this requirement is effective with the quarter ending September 30, 2001 as the result of adoption of a change in accounting principle. See our Current Report of Form 8-K filed on October 1, 2001.

    Additionally, in August 2001, plaintiffs served International Minerals and Chemical Corporation ("IMC"), our predecessor, in eleven lawsuits in the Circuit Court for Polk County, Florida. Similar to actions that were filed and dismissed in 1998, these suits allege that, when mining phosphate, IMC and other named defendants brought uranium and other naturally occurring radioactive materials to the ground surface then failed to return those materials below ground during reclamation. According to the plaintiffs, these actions increased ambient radiation levels. IMC then sold the mined-out property to developers for residential housing. The plaintiffs contend that IMC had a duty to warn subsequent residential property owners about the consequences of its mining and reclamation activities, that IMC's failure to provide such warnings amounted to fraud or negligent misrepresentation, and that IMC's mining and reclamation practices were negligent and in violation of state standards. The plaintiffs also filed claim against the Florida Phosphate Council, a trade association, alleging that the Council concealed information about the existence of radioactive contamination on reclaimed mining land. The plaintiffs seek to recover compensation for cleanup costs to reduce radiation levels on their property to background levels, damages for reduced property values allegedly resulting from increased radiation levels in and around their homes, and damages resulting from public fear of radiation contamination. Because IMC has just been served in these cases, we are unable to determine the value of any claims that might be alleged. We intend vigorously to contest each of these lawsuits.

USE OF PROCEEDS

    This exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes contemplated in this prospectus, we will receive Outstanding Notes in like principal amount, the form and terms of which are the same as the form and terms of the New Notes, except as otherwise described in this prospectus. The Outstanding Notes surrendered in exchange for New Notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expenses of the exchange offer.

    The net proceed from the sale of the Outstanding Notes, after deducting estimated expenses and the initial purchasers' discount, were approximately $591.0 million. We used the net proceeds, as well as initial borrowings under our new credit facilities, to repay all outstanding indebtedness under our existing senior secured credit facilities and refinance outstanding letters of credit, to repay our 6.625% senior notes due October 15, 2001, to pay related fees and expenses and the remainder for general corporate purposes.

THE EXCHANGE OFFER

Exchange Offer; Registration Rights

    IMC Global entered into the Registration Rights Agreement, along with certain guarantors party thereto (the "Guarantors"), pursuant to which IMC Global and the Guarantors agreed, for the benefit of the holders of the Notes:

      (1) to use their reasonable best efforts to file with the SEC, within 150 days following the date of issuance (the "Closing"), a registration statement under the Securities Act relating to an exchange offer pursuant to which Exchange Notes substantially identical to the Notes (except that such Notes will not contain terms with respect to the special interest payments described below or transfer restrictions) and guaranteed by the Guarantors, would be offered in exchange for the then Outstanding Notes tendered at the option of the holders thereof; and

      (2) to use their reasonable best efforts to cause the registration statement to become effective as soon as practicable thereafter.

IMC Global and the Guarantors have further agreed to commence the exchange offer promptly after the registration statement has become effective, hold the offer open for at least 30 days, and exchange Exchange Notes for all Notes validly tendered and not withdrawn before the expiration of the offer.

    Under existing SEC interpretations, the Exchange Notes would in general be freely transferable after the exchange offer without further registration under the Securities Act, except that participating broker-dealers receiving Exchange Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those Exchange Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) by delivery of the prospectus contained in the registration statement. Under the Registration Rights Agreement, IMC Global is required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of such Exchange Notes. The registration statement will be kept effective for a period of 180 days after the exchange offer has been consummated in order to permit resales of Exchange Notes acquired by broker-dealers in after-market transactions. Each holder of Notes (other than certain specified holders) who wishes to exchange such Notes for Exchange Notes in the exchange offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the exchange offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not IMC Global or an affiliate of IMC Global.

    However, if:

      (1) on or before the date of consummation of the exchange offer, the existing SEC interpretations are changed such that the Exchange Notes would not in general be freely transferable in such manner on such date; or

      (2) the exchange offer is not available to any holder of the Notes,

IMC Global and the Guarantors will, in lieu of (or, in the case of clause (2), in addition to) effecting registration of Exchange Notes, use their reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the Notes for resale by holders or, in the case of clause (2), of the Notes held by the initial purchasers for resale by the initial purchasers (the "Resale Registration") to become effective and to remain effective until two years following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

    IMC Global and the Guarantors will, in the event of the Resale Registration, provide to the holder or holders of the applicable Notes copies of the prospectus that is a part of the registration statement filed in connection with the Resale Registration, notify such holder or holders when the Resale Registration for the applicable Notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable Notes. A holder of Notes that sells such Notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

    Although IMC Global and the Guarantors have filed the registration statement previously described, we cannot assure you that the registration statement will become effective.

    In the event that:

      (1) IMC Global and the Guarantors have not filed the registration statement relating to the exchange offer (or, if applicable, the Resale Registration) within 150 days following the Closing; or

      (2) such registration statement has not become effective within 210 days following the Closing; or

      (3) the exchange offer has not been consummated within 30 days after the effective date of the registration statement; or

      (4) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective

(any such event referred to in clauses (1) through (4), the "Registration Default"), then the per annum interest rate on the applicable Notes will increase, for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate), by .25% during the first 90-day period following the occurrence and during the continuation of such Registration Default, which rate shall increase by an additional .25% for each subsequent 90-day period during which such Registration Default continues up to a maximum of 1.0%.

Terms of the Exchange Offer

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes accepted in the exchange offer. Any holder may tender some or all of its Outstanding Notes pursuant to the exchange offer. However, Outstanding Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that:

  (1)
  the Exchange Notes bear a Series B designation and a different CUSIP Number from the Outstanding Notes;

  (2)
  the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

  (3)
  the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Outstanding Notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the indenture.

    As of the date of this prospectus, $600,000,000 aggregate principal amount of the Outstanding Notes were outstanding. We have fixed the close of business on      , 2001 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

    Holders of Outstanding Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the indenture relating to the Notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

    We will be deemed to have accepted validly tendered Outstanding Notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

    If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted Outstanding Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

    Holders who tender Outstanding Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

    The term "expiration date" will mean 5:00 p.m., New York City time, on            , 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

    In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    We reserve the right, in our sole discretion, (1) to delay accepting any Outstanding Notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

    The Exchange Notes will bear interest from their date of issuance. Holders of Outstanding Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on December 1, 2001. Interest on the Outstanding Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

    Interest on the Exchange Notes is payable semi-annually on each June 1 and December 1, commencing on December 1, 2001.

Procedures for Tendering

    Only a holder of Outstanding Notes may tender Outstanding Notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the Outstanding Notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the Outstanding Notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the Outstanding Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

    The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the Outstanding Notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

    By executing the letter of transmittal or sending an agent's message, each holder will make to us the representations set forth above in the third paragraph under the heading "—Purpose and Effect of the Exchange Offer."

    The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

    The method of delivery of Outstanding Notes and the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

    Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the Outstanding Notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

    If the letter of transmittal is signed by a person other than the registered holder of any Outstanding Notes listed in this prospectus, the Outstanding Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the Outstanding Notes with the signature thereon guaranteed by a member firm of the Medallion System.

    If the letter of transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

    We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Outstanding Notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Outstanding Notes by causing DTC to transfer the Outstanding Notes into the exchange agent's account with respect to the Outstanding Notes in accordance with DTC's procedures for the transfer. Although delivery of the Outstanding Notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

    All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of Outstanding Notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any Outstanding Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

    Holders who wish to tender their Outstanding Notes and (1) whose Outstanding Notes are not immediately available, (2) who cannot deliver their Outstanding Notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

  (A)
  the tender is made through a member firm of the Medallion System;

  (B)
  prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the Outstanding Notes or a confirmation of book-entry transfer of the Outstanding Notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

  (C)
  the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered Outstanding Notes in proper form for transfer or a confirmation of book-entry transfer of the Outstanding Notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

    Except as otherwise provided in this prospectus, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    To withdraw a tender of Outstanding Notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

  (1)
  specify the name of the person having deposited the Outstanding Notes to be withdrawn;

  (2)
  identify the Outstanding Notes to be withdrawn, including the certificate number(s) and principal amount of the Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

  (3)
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Outstanding Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Outstanding Notes register the transfer of the Outstanding Notes into the name of the person withdrawing the tender; and

  (4)
  specify the name in which any Outstanding Notes are to be registered, if different from that of the person depositing the Outstanding Notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, whose determination will be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Outstanding

Notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Conditions

    Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or Exchange Notes for, any Outstanding Notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the Outstanding Notes, if:

  (1)
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

  (2)
  any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

  (3)
  any governmental approval has not been obtained, which approval we will, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

    If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any Outstanding Notes and return all tendered Outstanding Notes to the tendering holders, (2) extend the exchange offer and retain all Outstanding Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the Outstanding Notes (see "—Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered Outstanding Notes which have not been withdrawn.

Exchange Agent

    The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail:	Overnight Courier and By Hand Delivery after 4:30 p.m., New York City time, on the expiration date:
The Bank of New York 20 Broad Street 1 Lower Level New York, New York 10286 Attn: Frank Driscoll	The Bank of New York 20 Broad Street 1 Lower Level New York, New York 10286 Attn: Frank Driscoll

By Hand Prior to 4:30 p.m., New York City time:	Facsimile Transmission:
The Bank of New York	(914) 773-5015
20 Broad Street	Attn: Reorganization Unit
1 Lower Level
New York, New York 10286	For Information Telephone:
Attn: Frank Driscoll
(914) 773-5735

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

    We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

    The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the Exchange Notes.

Consequences of Failure to Exchange

    The Outstanding Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Outstanding Notes may be resold only:

  (1)
  to us upon redemption thereof or otherwise;

  (2)
  so long as the Outstanding Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

  (3)
  outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

  (4)
  pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

    With respect to resales of Exchange Notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives Exchange Notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for Outstanding Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the exchange offer for the purpose of distributing or participating in a distribution of the Exchange Notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where the Outstanding Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

SELECTED HISTORICAL FINANCIAL DATA OF IMC GLOBAL AND PHOSPHATE RESOURCE
PARTNERS LIMITED PARTNERSHIP

    Our selected historical consolidated financial data of IMC Global and Phosphate Resource Partners Limited Partnership ("PLP") with respect to each year in the five-year period ended December 31, 2000 is incorporated herein by reference to their Annual Reports on Form 10-K for the year ended December 31, 2000.

    Our ratio of earnings to fixed charges was 2.0x in 2000, 3.3x in 1998, 5.9x in 1997 and 8.9x in 1996. Our earnings were insufficient to cover fixed charges by $390.9 million in 1999. Our ratio of earnings to fixed charges was 1.1x for the six-month period ended June 30, 2001.

INFORMATION REGARDING IMC PHOSPHATES COMPANY

Business Overview of IMC Phosphates Company

Company Profile

    IMC Phosphates Company ("IMC Phosphates") is one of the world's largest and lowest cost producers, marketers and distributors of phosphate crop nutrients and animal feed ingredients, with operations in central Florida and on the Mississippi River in Louisiana.

    IMC Phosphates' business includes the mining and sale of phosphate rock and the production, marketing and distribution of phosphate crop nutrients and animal feed ingredients. IMC Phosphates was formed as a joint venture partnership when PLP and IMC Global contributed their respective phosphate crop nutrients businesses to IMC Phosphates. IMC Phosphates, which is not a publicly traded company, is 41.5 percent owned by PLP and 58.5 percent by IMC Global.

Business Operations Information

    In 1999, IMC Global implemented a company-wide rightsizing program ("Rightsizing Program") which was designed to simplify and focus the core businesses through a facilities optimization and asset rightsizing program. In 1998, IMC Global initiated a plan to improve profitability ("Project Profit"). The initiative of Project Profit consisted primarily of a restructuring of operations at IMC Phosphates. For additional information on the Rightsizing Program and Project Profit, see Note 3 of IMC Phosphates' Notes to Consolidated Financial Statements in Part II, Item 8 "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

    The following discussion of business operations should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.

    IMC Global is responsible for the operation of IMC Phosphates. Subject to the terms of the IMC Phosphates Partnership Agreement ("Partnership Agreement"), IMC Global has the sole authority to make certain decisions affecting IMC Phosphates, including: authorizing certain capital expenditures for expansion; incurring certain indebtedness; approving significant acquisitions and dispositions; and determining certain other matters. IMC Phosphates' operations consist of its phosphate crop nutrients business and its animal feed ingredients business.

    Net sales for IMC Phosphates were $1,246.8 million, $1,511.4 million and $1,736.9 million for the years ended December 31, 2000, 1999 and 1998, respectively. IMC Phosphates is a leading United States miner of phosphate rock, one of the primary raw materials used in the production of concentrated phosphates, with 18 million tons of annual capacity. IMC Phosphates is also a leading United States producer of concentrated phosphates with an annual capacity of approximately four million tons of phosphoric acid ("P2O5"). P2O5 is an industry term indicating a product's phosphate content measured chemically in units of phosphorous pentoxide. IMC Phosphates' concentrated phosphate products are marketed worldwide to crop nutrient manufacturers, distributors and retailers. Additionally, IMC Phosphates is one of the world's foremost producers and marketers of phosphate and potash based animal feed ingredients with a total annual capacity approaching 0.8 million tons.

    IMC Phosphates' facilities, which produce concentrated phosphates and animal feed ingredients, are located in central Florida and Louisiana. Its annual capacity represents approximately 30 percent of total United States concentrated phosphate production capacity and approximately nine percent of world capacity. The Florida concentrated phosphate facilities consist of two plants: New Wales and South Pierce. The New Wales complex is the largest concentrated phosphate plant in the world with an estimated annual capacity of 1.9 million tons of phosphoric acid (P2O5 equivalent). New Wales primarily produces three forms of concentrated phosphates and three forms of animal feed phosphates.

DAP, MAP and merchant grade phosphoric acid are the fertilizer derivatives, while Biofos®, Dynafos® and Multifos® are the animal feed derivatives. The South Pierce plant produces phosphoric acid and granular triple superphosphate ("GTSP"). Additionally, IMC Phosphates sources potassium raw materials from IMC Global production facilities and produces Dyna-K® and Dynamate®.

    The Louisiana concentrated phosphate facilities consist of three plants: Uncle Sam, Faustina and Taft. The Uncle Sam plant produces phosphoric acid, which is then shipped to the Faustina and Taft plants where it is used to produce DAP and granular monoammonium phosphate ("GMAP"). The Faustina plant manufactures phosphoric acid, DAP, GMAP and ammonia. The Taft facility manufactures DAP and GMAP. Concentrated phosphate operations are managed in order to balance IMC Phosphates' output with customer needs. IMC Phosphates suspended phosphoric acid production at its Faustina facility in November 1999 and suspended production at its Taft facility in July 1999 in response to reduced market demands and the depressed agricultural economy. In January 2001, IMC Phosphates indefinitely shut down all of its remaining operations in Louisiana until market conditions improve. In July 2001, IMC Phosphates substantially resumed its Louisiana phosphate production.

    Summarized below are descriptions of the principal raw materials used in the production of concentrated phosphates: phosphate rock, sulphur and ammonia.

Phosphate Rock

    All of IMC Phosphates' phosphate mines and related mining operations are located in central Florida. IMC Phosphates extracts phosphate ore through surface mining after removal of a ten to fifty foot layer of sandy overburden and then processes the ore at each of its beneficiation plants where the ore goes through washing, screening, sizing and flotation procedures designed to separate it from sands, clays and other foreign materials. IMC Phosphates currently maintains four operational mines.

    IMC Phosphates' rock production volume was 17.5 million tons, 16.4 million tons and 20.0 million tons for the years ended December 31, 2000, 1999 and 1998, respectively. Although IMC Phosphates sells phosphate rock to other crop nutrient and animal feed ingredient manufacturers, it primarily uses phosphate rock internally in the production of concentrated phosphates. Tons used internally, primarily in the manufacture of concentrated phosphates, totaled 12.0 million, 13.4 million and 14.8 million for the years ended December 31, 2000, 1999 and 1998, respectively, representing 69 percent, 82 percent and 74 percent, respectively, of total tons produced. Rock shipments to customers totaled 4.9 million, 4.8 million and 5.0 million tons for the years ended December 31, 2000, 1999 and 1998, respectively.

    IMC Phosphates estimates its proven reserves to be 473 million tons of phosphate rock as of December 31, 2000. IMC Phosphates owns approximately 62 percent of these reserves and controls the remainder through long-term lease, royalty or purchase option agreements. Reserve grades range from 58 percent to 78 percent bone phosphate of lime ("BPL"), with an average grade of 66 percent BPL. BPL is the standard industry term used to grade the quality of phosphate rock. The phosphate rock mined by IMC Phosphates in the last three years averaged 65 percent BPL, which management believes is typical for phosphate rock mined in Florida during this period. IMC Phosphates estimates its reserves based upon the performance of exploration core drilling as well as technical and economic analyses to determine that reserves so classified can be economically mined at market prices estimated to prevail during the next five years.

    IMC Phosphates also owns or controls phosphate rock resources in the southern extension of the central Florida phosphate district ("Resources"). Resources are mineralized deposits that may be economically recoverable. However, additional geostatistical analyses, including further explorations, permitting and mining feasibility studies, are required before such deposits may be classified as reserves. Based upon its preliminary analyses of these Resources, IMC Phosphates believes that these mineralized deposits differ in physical and chemical characteristics from those historically mined by IMC Phosphates but are similar to certain of the reserves being mined in current operations. These

Resources contain estimated recoverable phosphate rock of approximately 124 million tons. Some of these Resources are located in what may be classified as preservational wetland areas under standards set forth in current county, state and federal environmental protection laws and regulations. Consequently, IMC Phosphates' ability to mine these Resources may be restricted.

Sulphur

    A significant portion of IMC Phosphates' sulphur requirements has been provided by the sulphur subsidiary of McMoRan Exploration Company ("MMR") under a supply agreement with IMC Global. IMC Phosphates' remaining sulphur requirements are provided by market contracts. Additionally, IMC Global, CF Industries, Inc. and Cargill Fertilizer, Inc. have formed a joint venture to construct a facility for remelting sulphur for use at their respective Florida phosphate fertilizer operations. The remelter facility is expected to be operational in mid-2002.

Ammonia

    IMC Phosphates' ammonia needs are supplied by its Faustina ammonia production facility, when operating, and by world suppliers, primarily under annual and multi-year contracts. Production from the Faustina plant, which has an estimated annual capacity of 560,000 tons of anhydrous ammonia, is used internally to produce certain concentrated phosphates.

Sales and Marketing

    Domestically, IMC Phosphates sells its concentrated phosphates to crop nutrient manufacturers, distributors and retailers. IMC Phosphates also uses concentrated phosphates internally for the production of animal feed ingredients. Virtually all of IMC Phosphates' export sales of phosphate crop nutrients are marketed through the Phosphate Chemicals Export Association ("PhosChem"), a Webb-Pomerene Act organization, which IMC Phosphates administers on behalf of itself and two other member companies. PhosChem believes that its sales represent approximately 50 percent of total United States exports of concentrated phosphates. The countries that account for the largest amount of PhosChem's sales of concentrated phosphates include China, Australia, Thailand, India and Japan. During 2000, IMC Phosphates' exports of concentrated phosphates to Asia were 35 percent of total shipments, with China representing 26 percent of those shipments. IMC Phosphates, with a strong brand position in a $1.0 billion global market, also supplies phosphate and potassium based feed ingredients for poultry and livestock to markets in North America, Latin America and Asia.

    The table below shows IMC Phosphates' shipments of concentrated phosphates in thousands of dry product tons, primarily DAP:

	2000		1999		1998
	Tons	%	Tons	%	Tons	%
Domestic
Customers	2,758	45	2,552	38	2,373	32
Captive, to other IMC Global business units	—	—	92	1	563	8

	2,758	45	2,644	39	2,936	40
Export	3,372	55	4,055	61	4,377	60

Total shipments	6,130	100	6,699	100	7,313	100

    As of December 31, 2000, IMC Phosphates had contractual commitments from non-affiliated customers for the shipment of concentrated phosphates and phosphate rock amounting to approximately 2.6 million tons and 4.8 million tons, respectively, in 2001. Captive sales decreased in 1999 as a result of the sale of IMC Global's IMC AgriBusiness business unit ("AgriBusiness") in

April 1999. However, since April 1999, sales to the purchaser of AgriBusiness have been reflected as sales to customers. IMC Phosphates also had contractual commitments from non-affiliated customers for the shipment of phosphate feed and feed grade potassium products amounting to approximately 0.6 million tons in 2001.

Competition

    IMC Phosphates operates in a highly competitive global market. Among the competitors in the global phosphate crop nutrient market are domestic and foreign companies, as well as foreign, government-supported producers. Phosphate crop nutrient producers compete on price, product quality and innovation. Major integrated producers of feed phosphates and feed grade potassium are located in the United States and Europe. Many smaller producers are located in emerging markets around the world. Many of these smaller producers are not manufacturers of phosphoric acid and are required to purchase this raw material on the open market. Competition in this global market is also driven by price, quality and service.

Factors Affecting Demand

    IMC Phosphates' results of operations historically have reflected the effects of several external factors, which are beyond its control and have in the past produced significant downward and upward swings in operating results. Revenues are highly dependent upon conditions in the North American agriculture industry and can be affected by crop failure, changes in agricultural production practices and weather. Furthermore, IMC Phosphates' business is seasonal to the extent North American farmers and agricultural enterprises purchase more crop nutrient products during the spring and fall.

    IMC Phosphates' export sales to foreign customers are subject to numerous risks, including: fluctuations in foreign currency exchange rates and controls; expropriation and other economic, political and regulatory policies of local governments; and laws and policies affecting foreign trade and investment. Due to economic and political factors, customer needs can change dramatically from year to year.

Other Matters

Environmental Health and Safety Matters

    IMC Phosphates has adopted the following Environmental, Health and Safety ("EHS") Policy ("Policy"):

    As a key to IMC Phosphates' success, IMC Phosphates is committed to the pursuit of excellence in health and safety, and environmental stewardship. Every employee will strive to continuously improve IMC Phosphates' performance and to minimize adverse environmental, health and safety impacts. IMC Phosphates will proactively comply with all environmental, health and safety laws and regulations.

    This Policy is the cornerstone of IMC Phosphates' comprehensive EHS plan ("EHS Plan") to achieve sustainable, predictable and verifiable EHS performance. Integral elements of the EHS Plan include: (i) improving IMC Phosphates' EHS procedures and protocols; (ii) upgrading its related facilities and staff; (iii) performing baseline and verification audits; (iv) formulating EHS improvement plans in response to EHS audits conducted by the IMC Global audit team; and (v) assuring management accountability. Each facility is in a different stage of EHS plan integration. IMC Phosphates uses its own internal audits as well as the results of audits conducted by IMC Global to confirm that each facility has implemented the EHS Plan and has achieved regulatory compliance, continuous EHS improvement and integration of EHS management systems into day-to-day business functions.

    IMC Phosphates produces and distributes crop and animal nutrients. These activities subject IMC Phosphates to an evolving myriad of international, federal, state, provincial and local EHS laws which regulate, or propose to regulate: (i) product content; (ii) use of products by both IMC Phosphates and its customers; (iii) conduct of mining and production operations, including safety procedures followed by employees; (iv) management and handling of raw materials; (v) air and water quality impacts from IMC Phosphates' facilities; (vi) disposal of hazardous and solid wastes; and (vii) post-mining land reclamation. For new regulatory programs, it is difficult to ascertain future compliance obligations or estimate future costs until implementing regulations have been finalized and definitive regulatory interpretations have been adopted. IMC Phosphates intends to respond to these regulatory requirements at the appropriate time by implementing necessary modifications to facilities or operating procedures.

    IMC Phosphates has expended, and anticipates that it will continue to expend, substantial financial and managerial resources to comply with EHS standards. In 2001, environmental capital expenditures will total approximately $43.2 million, primarily related to: (i) modification or construction of wastewater treatment areas in Florida; (ii) modification and construction projects associated with phosphogypsum stacks at the concentrate plants in Florida and Louisiana; and (iii) remediation of contamination at current or former operations. Additional expenditures for land reclamation activities will total approximately $26.9 million. In 2002, IMC Phosphates expects environmental capital expenditures will be approximately $40.4 million and expenditures for land reclamation activities will be approximately $26.0 million. No assurance can be given that greater-than-anticipated EHS capital expenditures will not be required in 2001 or in the future. Based on current information, it is the opinion of management that IMC Phosphates' contingent liability arising from EHS matters, taking into account established reserves, will not have a material adverse effect on IMC Phosphates' financial position or results of operations.

Product Requirements and Impacts

    IMC Phosphates' primary businesses include the production and sale of crop and animal nutrients. International, federal, state and provincial standards: (i) require registration of many IMC Phosphates products before those products can be sold; (ii) impose labeling requirements on those products; and (iii) require producers to manufacture the products to formulations set forth on the labels. Various environmental, natural resource and public health agencies at all regulatory levels continue to evaluate alleged health and environmental impacts that might arise from the handling and use of products such as those manufactured by IMC Phosphates. The United States Environmental Protection Agency ("EPA"), the state of California and The Fertilizer Institute have each completed independent assessments of potential risks posed by crop nutrient materials. These assessments concluded that, based on the available data, crop nutrient materials generally do not pose harm to human health. It is unclear whether any further evaluations may result in additional standards or regulatory requirements for the producing industries, including IMC Phosphates or its customers. At this stage, it is the opinion of IMC Phosphates' management that the potential impact of these standards on the market for its products or on the expenditures that may be necessary to meet new requirements will not have a material adverse effect on IMC Phosphates' financial position or results of operations.

Operating Requirements and Impacts

Permitting

    IMC Phosphates holds numerous environmental, mining and other permits or approvals authorizing operation at each of its facilities. A decision by a government agency to deny or delay issuing a new or renewed permit or approval, or to revoke or substantially modify an existing permit or approval, could have a material adverse effect on IMC Phosphates' ability to continue operations at the affected facility. Expansion of IMC Phosphates' operations also is predicated upon securing the necessary environmental or other permits or approvals. For instance, over the next two to six years, IMC Phosphates will be continuing its efforts to obtain permits in support of its anticipated Florida mining operations at the Ona and Pine Level properties. These properties contain in excess of 100 million tons of phosphate rock reserves. For years, IMC Phosphates has successfully permitted mining properties in Florida and anticipates that it will be able to permit these properties. Nevertheless, a denial of these permits or the issuance of permits with cost-prohibitive conditions would adversely impact IMC Phosphates by preventing it from mining at Ona or Pine Level.

Management of Residual Materials

    Mining and processing of phosphate rock generates residual materials that must be managed. Overburden and sand tailings from rock mining are used in reclamation. Phosphate processing generates phosphogypsum that is stored in phosphogypsum stack systems. IMC Phosphates has incurred and will continue to incur significant costs to manage its phosphate residual materials in accordance with environmental laws, regulations and permit requirements.

Restructuring Charges

    In connection with the Rightsizing Program, IMC Phosphates has discontinued mining or processing operations at a number of its facilities including the Payne Creek and Noralyn mines and the Nichols concentrates plant. Such discontinuation triggers decommissioning, closure and reclamation requirements under a number of Florida regulations and IMC Phosphates' permits. These activities were estimated to cost $41.0 million, for which reserves have been established. Although IMC Phosphates believes that it has reasonably estimated these costs, additional expenditures could be required to address unanticipated environmental conditions as they arise.

Remedial Activities

Remediation at IMC Phosphates Facilities

    Many of IMC Phosphates' facilities have been in operation for a number of years. The historical use and handling of regulated chemical substances, crop and animal nutrients and additives, or process tailings at these facilities by IMC Phosphates and predecessor operators have resulted in soil, surface water and groundwater contamination.

    At many of these facilities, spills or other unintended releases of regulated substances have occurred previously and potentially could occur in the future, possibly requiring IMC Phosphates to undertake or fund cleanup efforts. In some instances, IMC Phosphates has agreed, pursuant to consent orders with the appropriate governmental agencies, to undertake certain investigations, which currently are in progress, to determine whether remedial action may be required to address contamination. At other locations, IMC Phosphates has entered into consent orders with appropriate governmental agencies to perform required remedial activities that will address identified site conditions. Expenditures for these known conditions currently are not expected to be material. However, material expenditures by IMC Phosphates could be required in the future to remediate the contamination at these or at other current or former sites.

    IMC Phosphates believes that, pursuant to several indemnification agreements, it is entitled to at least partial, and in many instances complete, indemnification for the costs that it may expend to remedy environmental issues at certain facilities. These agreements address issues that resulted from activities occurring prior to IMC Phosphates' acquisition of facilities or businesses from parties including ARCO, Conoco, The Williams Companies, Kerr-McGee Inc. and certain other private parties. IMC Phosphates has already received and anticipates receiving amounts pursuant to the indemnification agreements for certain of its expenses incurred to date as well as future anticipated expenditures.

    For further discussion of remedial activities, see Note 7 of IMC Phosphates' Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

Remediation at Third-Party Facilities

    Along with impacting the sites at which IMC Phosphates has operated, parties have alleged that historic operations at IMC Phosphates sites have resulted in contamination to neighboring off-site areas or third-party facilities. In some instances, IMC Phosphates has agreed, pursuant to consent orders with appropriate governmental agencies, to undertake investigations, which currently are in progress, to determine whether remedial action may be required to address contamination. Remedial liability at these sites, either alone or in the aggregate, currently is not expected to be material to IMC Phosphates. As more information is obtained regarding these sites, this expectation could change.

    For further discussion of off-site remedial activities, see Note 7 of IMC Phosphates' Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

Superfund

    The Comprehensive Environmental Response Compensation and Liability Act ("Superfund") imposes liability, without regard to fault or to the legality of a party's conduct, on certain categories of persons that are considered to have contributed to the release of "hazardous substances" into the environment. Currently, IMC Phosphates is involved or concluding involvement at less than five Superfund or equivalent state sites. IMC Phosphates' remedial liability at these sites, either alone or in the aggregate, is not currently expected to be material. As more information is obtained regarding these sites and the potentially responsible parties involved, this expectation could change.

Labor Relations

    IMC Phosphates MP, Inc. ("MP Co.") has three collective bargaining agreements with the affiliated local chapters of the same international union. As of December 31, 2000, approximately 90 percent of the hourly work force were covered under collective bargaining agreements. One agreement was successfully re-negotiated during 2000. Two agreements covering approximately 45 percent of the union hourly work force will expire in 2001. MP Co. has not experienced a significant work stoppage in recent years and considers its employee relations to be good.

Relationship Between IMC Phosphates and IMC Global

Management, Ownership and Employees

    IMC Phosphates has no employees. Substantially all individuals who perform services for IMC Phosphates are employed by MP Co. The managing partner of IMC Phosphates is MP Co. which is jointly owned by IMC Global and PLP and, through a management agreement, operates the business and affairs of IMC Phosphates. As of December 31, 2000, MP Co. had 3,217 employees. The work force consisted of 766 salaried employees, 2,450 hourly employees and one temporary or part-time employee.

    IMC Phosphates is 41.5 percent owned by PLP and 58.5 percent by IMC Global. In addition, as of December 31, 2000, IMC Global held partnership interests that represented an approximate 51.6 percent interest in PLP. IMC Global serves as General Partner of PLP and the management and officers of IMC Global perform all PLP management functions and carry out the activities of PLP. As a result of IMC Global's position as General Partner of PLP and of its ownership interests in IMC Phosphates, MP Co. and PLP, IMC Global has the ability to control all matters relating to the management of IMC Phosphates, including any determination with respect to the acquisition or disposition of IMC Phosphates' assets, future issuance of additional debt or other securities of IMC Phosphates and any distributions payable in respect of IMC Phosphates' partnership interests.

Financing Arrangements

    Reference is made to the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity," which is included herein and Note 5 of IMC Phosphates' Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

Conflicts of Interest

    The nature of the respective businesses of IMC Phosphates and IMC Global and its affiliates may give rise to conflicts of interest between IMC Phosphates and IMC Global. Conflicts could arise, for example, with respect to transactions involving potential acquisitions of businesses or mineral properties, the issuance of additional partnership interests, the determination of distributions to be made by IMC Phosphates, the allocation of general and administrative expenses between IMC Global and IMC Phosphates and other business dealings between IMC Phosphates and IMC Global and its affiliates. Except in cases where a different standard may have been provided for, IMC Global has a general duty to act in good faith and to exercise rights of control in a manner that is fair and reasonable. In resolving conflicts of interest, IMC Phosphates' Partnership Agreement permits IMC Global to consider the relative interest of each party to a potential conflict situation which, under certain circumstances, could include the interest of IMC Global and its other affiliates.

Legal Proceedings

    For information on legal and environmental proceedings, see Note 7 of IMC Phosphates' Notes to Consolidated Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

Selected Financial Data

Financial Statements and Notes to Consolidated Financial Statements

    The financial statements of IMC Phosphates are set forth in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 and Part I, Item 1, "Financial Statements," of the PLP Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 which are both incorporated herein by reference.

Five Year Comparison(a)

(Dollars in millions)

	Year ended December 31
	2000(b)	1999(c)	1998(d)	1997	1996
Statement of Operations Data:
Net sales	$1,246.8	$1,511.4	$1,736.9	$1,666.9	$1,845.3
Gross margins	$101.9	$254.5	$386.2	$335.3	$446.8
Operating earnings	$58.2	$88.3	$209.9	$286.7	$401.3
Earnings before cumulative effect of a change in accounting principle	$41.7	$83.1	$202.3	$281.4	$397.9
Earnings	$41.7	$76.9	$202.3	$281.4	$397.9
Balance Sheet Data (as of December 31):
Total assets	$1,654.3	$1,721.7	$1,893.5	$1,855.8	$1,784.8
Long-term debt, including current portion	$82.1	$219.1	$241.5	$154.6	$124.1
Partners' capital	$1,002.2	$1,027.2	$1,197.0	$1,302.6	$1,351.6

(a)
For detail related to special items, see IMC Phosphates' Notes to Consolidated Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

(b)
Operating results included a net restructuring gain of $1.2 million related to the sale of assets previously written off as part of Project Profit. This activity was recorded as a reduction of the restructuring charge previously recognized.

(c)
Operating results from continuing operations included special charges of $133.5 million related to the Rightsizing Program and additional asset write-offs.

(d)
Operating results from continuing operations included special charges of $148.8 million primarily related to Project Profit.

Quarterly Results (Unaudited)(a)

(Dollars in millions)

Quarter	First	Second	Third	Fourth	Year
2000
Net sales	$335.3	$287.4	$231.5	$392.6	$1,246.8
Gross margins	$44.0	$29.6	$12.9	$15.4	$101.9
Operating earnings(b)(c)	$32.9	$21.3	$0.5	$3.5	$58.2
Earnings (loss)	$29.6	$17.5	$(3.2)	$(2.2)	$41.7
1999
Net sales	$421.3	$434.4	$342.4	$313.3	$1,511.4
Gross margins	$96.1	$88.8	$50.3	$19.3	$254.5
Operating earnings (loss)(d)	$87.3	$79.8	$40.8	$(119.6)	$88.3
Earnings (loss) before cumulative effect of a change in accounting principle	$88.0	$76.6	$37.4	$(118.9)	$83.1
Earnings (loss)	$81.8	$76.6	$37.4	$(118.9)	$76.9

(a)
For detail related to special items, see IMC Phosphates' Notes to Consolidated Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

(b)
Second quarter results included a restructuring gain of $2.5 million related to the sale of assets previously written off as part of Project Profit. This activity was recorded as a reduction of the restructuring charge previously recognized.

(c)
Third quarter results included a restructuring charge of $1.3 million related to assets written down to their estimated fair market value as a part of Project Profit. Those assets were sold for less than their remaining book value and the difference was recorded as an increase in the restructuring charge previously recognized.

(d)
Fourth quarter results included special charges of $133.5 million related to the Rightsizing Program and additional asset write-offs.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Three months ended June 30, 2001 vs. three months ended June 30, 2000

    IMC Phosphates' net sales for the second quarter of 2001 decreased by five percent to $273.2 million compared to $287.4 million for the same period last year largely as a result of lower phosphate rock volumes and unfavorable concentrated phosphates product mix, partially offset by higher average sales realizations. Decreased phosphate rock volumes as well as lower shipments of concentrated phosphates, primarily DAP and granular triple superphosphate, unfavorably impacted net sales by $6.7 million and $5.7 million, respectively. Average DAP prices increased two percent to $132 per short ton in the second quarter of 2001 from $130 per short ton in the second quarter of 2000.

    Gross margins decreased 98 percent to $0.6 million for the second quarter of 2001 compared to $29.6 million for the second quarter of last year. This decrease was mainly the result of higher idle plant costs associated with temporary production cutbacks, unfavorable rock operations from reduced production volumes and lower sales volumes. All Louisiana phosphate production was shut down during the current quarter, representing approximately 45 percent of annualized DAP capacity.

    Interest expense for the second quarter of 2001 increased $1.4 million to $5.0 million from $3.6 million as a result of increased working capital borrowings from IMC Global.

    Other expense, net for the second quarter of 2001 fluctuated by $3.0 million from $0.2 in the prior year to $3.2 million in the current period primarily as a result of the unfavorable impact of ineffective natural gas hedges.

Six months ended June 30, 2001 vs. six months ended June 30, 2000

    IMC Phosphates' net sales for the first six months of 2001 decreased by eight percent to $572.5 million compared to $622.7 million for the same period last year largely as a result of lower concentrate and rock volumes, partially offset by higher average sales realizations. Decreased shipments of concentrated phosphates, primarily DAP, and lower rock volumes unfavorably impacted net sales by $40.6 million and $9.8 million, respectively. Higher average concentrate sales prices, driven by higher average DAP realizations, positively impacted net sales by $7.3 million. Average DAP prices increased three percent to $135 per short ton for the first six months of 2001 from $131 per short ton for the first six months of 2000.

    Gross margins, excluding special charges of $2.4 million, decreased 82 percent to $13.4 million for the first six months of 2001 compared to $73.6 million for the first six months of the prior year. This decrease was mainly the result of higher idle plant costs associated with temporary production cutbacks, increased raw material costs, principally ammonia, unfavorable rock operations as a result of reduced production volumes and lower sales volumes, partially offset by lower sulphur costs coupled with higher average selling prices. All Louisiana phosphate production was shut down during the current six months, representing approximately 45 percent of annualized DAP capacity.

    Interest expense for the first six months of 2001 increased $1.2 million to $8.3 million from $7.1 million as a result of increased working capital borrowings from IMC Global.

    Other expense, net for the first six months of 2001 increased $5.6 million from zero in the prior year to $5.6 million in the current period primarily as a result of fees associated with an accounts receivables securitization in the third quarter of 2000 coupled with the unfavorable impact of ineffective natural gas hedges.

2000 Compared to 1999

    IMC Phosphates' net sales of $1,246.8 million in 2000 decreased 18 percent from $1,511.4 million in 1999. Lower average sales realizations of concentrated phosphates, particularly DAP, unfavorably impacted net sales by $165.0 million. Average DAP prices for 2000 fell 16 percent to $134 per short ton as compared to an average price of $160 per short ton for the twelve months of 1999. Decreased shipments of concentrated phosphates unfavorably impacted net sales by an additional $99.0 million. The majority of the volume decline resulted from decreased shipments of DAP which were lower by approximately 25 percent. The decrease in DAP volumes resulted principally from reduced international demand, primarily from Asia. Partially offsetting the decreased DAP volumes were higher domestic and international shipments of 11 percent for both GMAP and GTSP, resulting from increased marketing efforts.

    Gross margins in 2000 of $101.9 million fell 62 percent from $265.8 million in 1999, excluding special charges of $11.3 million (see Special Charges). This decrease was primarily a result of the decreased prices and volumes discussed above, unfavorable raw material costs and higher idle plant costs. These unfavorable factors were partially offset by savings realized from the Rightsizing Program and Project Profit, which exceeded $70.0 million, and lower sulphur costs driven by a market oversupply. During 2000, the significant rise in the price of natural gas, a major component of production cost, negatively affected gross margins. Additionally, the higher idle plant costs incurred in 2000 were a result of the temporary idling of certain operations in Louisiana during the year. The Louisiana phosphate operations were temporarily idled at selected intervals in the third and fourth quarters of 2000 to balance market supply and demand.

    Other expense, net of $3.0 million in 2000 fluctuated from other income of $8.3 million in 1999 primarily as a result of the absence of a gain on the sale of an investment in the first quarter of 1999 and the inclusion of a loss recognized on the securitization of accounts receivable in 2000.

1999 Compared to 1998

    IMC Phosphates' net sales of $1,511.4 million in 1999 decreased 13 percent from $1,736.9 million in 1998. Lower average sales realizations of concentrated phosphates, particularly DAP, unfavorably impacted net sales by $125.0 million. DAP prices decreased throughout 1999 to a low, as of December 31, 1999, of approximately $130 per short ton as a result of the depressed agricultural economy. Decreased shipments of concentrated phosphates unfavorably impacted net sales by an additional $109.6 million. The majority of the volume decline resulted from decreased shipments of DAP and GTSP. The decline in domestic DAP and GTSP volumes was a result of lower agricultural commodity prices and the depressed agricultural economy. Internationally, decreased DAP volumes primarily resulted from reduced demand caused by lower crop purchases as a result of low grain prices and higher customer inventories. Partially offsetting these declines were improved volumes of animal feed ingredients.

    Gross margins in 1999 of $265.8 million, excluding special charges of $11.3 million, fell 34 percent from $405.2 million in 1998, excluding special charges of $19.0 million (see Special Charges). This decrease was primarily a result of the decreased prices and volumes discussed above, partially offset by favorable raw material costs and savings realized from Project Profit.

    Other income, net for 1999 of $8.3 million increased by $4.2 million from $4.1 million in 1998 primarily as a result of a gain on the sale of an investment in the first quarter of 1999.

Special Charges

    During the fourth quarter of 1999, IMC Global implemented the Rightsizing Program, which was designed to simplify and focus IMC Phosphates' core businesses. The key components of the Rightsizing Program were: (i) the shutdown and permanent closure of the Nichols and Payne Creek facilities resulting from an optimization program that will reduce rock and concentrate production costs through higher utilization rates at the lowest-cost facilities; and (ii) headcount reductions. In conjunction with the Rightsizing Program, IMC Phosphates recorded a special charge of $126.0 million in the fourth quarter of 1999. For activity related to the Rightsizing Program, see Note 3 of IMC Phosphates' Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

    In addition, during the fourth quarter of 1999, and in connection with the Rightsizing Program, IMC Phosphates undertook a detailed review of its accounting records and valuation of various assets and liabilities. As a result, IMC Phosphates recorded a special charge of $7.5 million related to asset write-offs. This entire charge was included in Cost of goods sold.

    During the fourth quarter of 1998, IMC Global developed and began execution of Project Profit. Project Profit was comprised of four major initiatives: (i) the combination of certain activities within IMC Global's potash and phosphates business units in an effort to realize certain operating and staff function synergies; (ii) restructuring of the phosphate rock mining and concentrated phosphate production/distribution operations and processes in an effort to reduce costs; (iii) simplification of current business activities by eliminating businesses not deemed part of IMC Phosphates' core competencies; and (iv) reduction of headcount. In conjunction with Project Profit, IMC Phosphates recorded a special charge of $148.8 million in the fourth quarter of 1998. For activity related to Project Profit, see Note 3 of IMC Phosphates' Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

Capital Resources and Liquidity

June 30, 2001 vs. June 30, 2000

    Net cash used in operating activities totaled $186.3 million for the first six months of 2001 versus net cash provided by operating activities of $40.7 million for the same period in 2000. The increase in net cash used in operating activities was primarily attributable to the depressed agricultural economy which reduced earnings.

    Net cash used in investing activities for the six month period ended June 30, 2001 totaled $41.0 million compared with $23.4 million for the same period in 2000. The increased use of cash was attributable to an increase in capital expenditures of $17.5 million.

    Net cash provided by financing activities for the six month period ending June 30, 2001 was $220.6 million compared to net cash used in financing activities of $21.7 million for the same period in 2000. The fluctuation was attributable to an increase in net debt proceeds of $198.9 million primarily attributable to working capital needs.

2000 vs. 1999

    Net cash provided by operating activities in 2000 was $211.4 million compared with $385.3 million in 1999. The reduction of $173.9 million was mainly attributable to the depressed agricultural economy that reduced earnings which, in turn, reduced cash distributions.

    Net cash used in investing activities in 2000 of $72.1 million decreased $11.5 million from $83.6 million in 1999. The decrease was primarily the result of a reduction in capital expenditures partially offset by reduced proceeds from the sale of property, plant and equipment. Capital expenditures in 2000 were $75.3 million compared with $94.9 million in 1999.

    Net cash used in financing activities in 2000 was $137.0 million compared with $300.5 million in 1999. The decrease of $163.5 million was mainly attributable to there being no distributions to partners in 2000 while $275.0 million was distributed in 1999, partially offset by increased net debt payments of $111.5 million.

Financing Activities

    IMC Phosphates relies on borrowings from IMC Global as a principal source of liquidity. IMC Global, in turn, relies primarily on its $500.0 million senior secured credit facility, which is described in detail below.

    On May 17, 2001, IMC Global entered into a new $500.0 million senior secured credit facility ("New Credit Facilities") and issued $600.0 million of senior unsecured notes. The proceeds of this offering and of the initial borrowings under IMC Global's New Credit Facilities were used to repay all outstanding indebtedness under IMC Global's existing senior credit facilities and refinance outstanding letters of credit, to fund the tender offer for IMC Global's 6.625 percent senior notes due October 15, 2001, to pay related fees and expenses and for general corporate purposes.

    IMC Global entered into the New Credit Facilities pursuant to a credit agreement, dated as of May 17, 2001, with The Chase Manhattan Bank, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P, as Syndication Agent, and various other lenders party thereto ("Credit Agreement"). Pursuant to the Credit Agreement, IMC Global and certain of its domestic subsidiaries may borrow up to $500.0 million. The New Credit Facilities consist of a revolving credit facility ("Revolving Credit Facility") of up to $210.0 million available for revolving credit loans and letters of credit, and of a term loan facility ("Term Loan Facility") of $290.0 million. The Revolving Credit Facility will mature on May 17, 2006. The Term Loan Facility will mature on November 17, 2006. If IMC Global's 7.65 percent senior notes due 2005 and 6.55 percent senior notes due 2005 have not been fully refinanced prior to October 15, 2004, both the Revolving Credit Facility and the Term Loan Facility will mature on October 15, 2004. Prior to its maturity date, the funds borrowed under the Revolving Credit Facility may be borrowed, repaid and reborrowed without premium or penalty. Amounts repaid in respect of the Term Loan Facility may not be reborrowed.

    As of June 30, 2001, IMC Global had a total of $290.0 million drawn under the New Credit Facilities. Outstanding letters of credit as of June 30, 2001 totaled $48.9 million. As of June 30, 2001, the net available additional borrowings under the New Credit Facility were approximately $161.1 million.

    The commitment fees associated with the Revolving Credit Facility vary depending upon IMC Global's leverage ratio and may range from 37.5 basis points to 50.0 basis points. The current commitment fee rate is 50.0 basis points. Interest rates associated with the Term Loan Facility and the Revolving Credit Facility also vary depending upon IMC Global's leverage ratio. With respect to the Revolving Credit Facility, interest on such loans are calculated at either prime plus 125.0 to 200.0 basis points (depending on IMC Global's leverage ratio) or LIBOR plus 225.0 to 300.0 basis points (depending on IMC Global's leverage ratio). With respect to the Term Loan facility, interest on such loans are calculated at either prime plus 275.0 basis points or LIBOR plus 375.0 basis points. The Revolving Credit Facility and the Term Loan Facility currently bear interest at LIBOR plus 300.0 basis points and LIBOR plus 375.0 basis points, respectively.

    The New Credit Facilities are guaranteed by substantially all of IMC Global's direct or indirect domestic subsidiaries including IMC Phosphates, as well as IMC Global Canada Ltd., a Canadian corporation, IMC Global Potash Colonsay N.V., a Netherlands Antilles corporation, IMC Global Potash Holdings N.V., a Netherlands Antilles corporation, and IMC Global Netherlands B.V., a Netherlands corporation. The guaranty by IMC Phosphates and the Phosphate Subsidiaries (as such term is defined in the New Credit Facility) of the New Credit Facilities is subject to certain limitations tied to the amount of indebtedness and other monetary obligations owed by them to IMC Global and any of its other subsidiaries.

    The New Credit Facilities are secured by: (i) a pledge of certain equity interests and intercompany debt held by IMC Global or the subsidiary guarantors in their subsidiaries; (ii) a security interest in accounts receivable and inventory; and (iii) mortgages on certain of IMC Global's potash mining and production facilities.

    The New Credit Facilities require IMC Global to meet certain financial tests, including but not limited to, a maximum total leverage ratio, a maximum secured leverage ratio, a minimum interest coverage ratio and a maximum ratio of the sum of certain secured obligations as of any date to the collateral coverage amount (as defined in the New Credit Facilities). In addition, the New Credit Facilities contain certain covenants which, among other things, limit the incurrence of additional indebtedness, investments, guarantees, dividends, transactions with affiliates, asset sales, acquisitions, capital expenditures, mergers and consolidations, liquidations and change of business, prepayments, repurchases and redemption of other indebtedness, liens, sale-leaseback transactions and encumbrances, hedging agreements, amendments of debt and certain other material agreements, and other matters customarily restricted by such agreements. The New Credit Facilities also contain customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross default and cross acceleration to certain other material agreements or indebtedness, certain events of bankruptcy and insolvency, judgment defaults, invalidity of security interests supporting the new credit facilities and a change of control of IMC Global. Certain of the events of default are subject to exceptions, materiality qualifiers and baskets.

    Concurrent with the closing of the New Credit Facilities, IMC Global issued $400.0 million aggregate principal amount of 10.875 percent Senior Notes Due 2008 (Seven Year Notes) and $200.0 million aggregate principal amount of 11.25 percent Senior Notes Due 2011 (Ten Year Notes and together with the Seven Year Notes, Notes). The Notes were sold in reliance on Rule 144A and Regulation S under the Securities Act of 1933 (Securities Act). Set forth below is a brief summary of certain material terms of the Notes.

    The Notes are guaranteed by the same subsidiaries of IMC Global that guaranteed the New Credit Facilities.

    Prior to the time that the Notes receive an investment grade rating from both Standard & Poor's Ratings Group and Moody's Investor's Services Inc. and certain other conditions are satisfied ("Fall-Away Event"), covenants contained in the indentures under which the Notes were issued will limit IMC Global's ability and the ability of its restricted subsidiaries to, among other things: (i) borrow money; (ii) pay dividends on, redeem or repurchase IMC Global's capital stock; (iii) make investments; (iv) sell assets (including provisions relating to the use of proceeds of such asset sales); (v) create restrictions on the payment of dividends or other amounts to IMC Global from its restricted subsidiaries; (vi) enter into transactions with affiliates; and (vii) expand into unrelated businesses. If IMC Global experiences specific kinds of changes of control prior to the Fall-Away Event, holders of the Notes will have the right to require IMC Global to purchase their Notes, in whole or in part, at a price equal to 101 percent of the principal amount thereon, together with any accrued or unpaid interest to the date of purchase.

    Notwithstanding the preceding paragraph, so long as any of the Notes are outstanding, covenants contained in the indentures limit IMC Global's ability and the ability of its restricted subsidiaries to, among other things: (i) create liens; (ii) enter into sale and leaseback transactions; and (iii) consolidate, merge or sell all or substantially all of its assets. In addition, so long as any Notes are outstanding, the indentures require, among other things, IMC Global to provide reports to holders of Notes and limit the ability of IMC Global's restricted subsidiaries to guarantee other debt.

    The Seven Year Notes may not be redeemed at IMC Global's option prior to their maturity. Some or all of the Ten Year Notes may be redeemed at IMC Global's option at any time on or after June 1, 2006 for a premium.

    The ongoing ability of IMC Global to meet its debt service and other obligations, including compliance with the financial and other covenants contained in the New Credit Facilities and the

Notes, will depend upon the future performance of IMC Global, which will be subject to financial, business, and other factors, certain of which are beyond its control, such as prevailing economic and agricultural industry conditions and prices and other market conditions for IMC Global's products and upon IMC Global's ability to complete proposed major asset sales described herein on acceptable terms, if any.

    IMC Phosphates anticipates that its cash, other liquid assets, and operating cash flow, together with available borrowings from IMC Global, will be sufficient to meet its operating expenses and capital expenditures and service its debt requirements as they become due. However, the ongoing ability of IMC Phosphates to meet debt service and other obligations will depend upon its continued ability to obtain any necessary borrowings from IMC Global and IMC Global's continued ability to make such borrowings available and to maintain existing borrowings in place (all of which are made on a demand basis). Although IMC Global has no present intention to demand repayment of existing or future borrowings, IMC Global's ability to make available or maintain such borrowings may depend upon IMC Global's ongoing ability to meet its debt service and other obligations. IMC Global's ability to meet these obligations will be dependent upon the future performance of IMC Phosphates, IMC Global and its other subsidiaries, which in turn will be subject to financial, business and other factors, certain of which are beyond their control, such as prevailing economic and industry conditions, prices and other market conditions for their products and upon IMC Global's ability to complete proposed major asset sales on acceptable terms.

Contingencies

    Reference is made to Note 7 of IMC Phosphates' Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

Environmental

    Reference is made to "Other Matters—Environmental, Health and Safety Matters," included herein.

Quantitative and Qualitative Disclosures about Market Risk

    IMC Phosphates is exposed to the impact of interest rate changes on borrowings and the impact of fluctuations in the purchase price of natural gas, ammonia and sulphur consumed in operations, as well as changes in the market value of its financial instruments. IMC Phosphates periodically enters into natural gas forward purchase contracts with maturities of typically one year or less to reduce the effects of changing raw material prices, but not for trading purposes. Gains and losses on these contracts are deferred until settlement and recorded as a component of underlying inventory costs when settled. The notional value of IMC Phosphates' natural gas forward purchase contracts was $1.1 million and $10.4 million as of December 31, 2000 and 1999, respectively. The market value of these contracts is estimated based on the amount that IMC Phosphates would receive or pay to terminate the contracts, and was not significantly different from the notional value as of December 31, 2000 and 1999. The impact of the settlement of these contracts resulted in a gain of $5.1 million in 2000 and was immaterial to IMC Phosphates in 1999 and 1998.

    IMC Phosphates conducted sensitivity analyses of these derivatives and other financial instruments assuming the following: (i) a one percentage point adverse change in interest rates; and (ii) a ten percent adverse change in the purchase price of natural gas, ammonia and sulphur from their actual levels as of December 31, 2000. Holding all other variables constant, the hypothetical adverse changes would not materially affect IMC Phosphates' financial position. IMC Phosphates has increased the number of exchange-traded natural gas forward purchase contracts since December 31, 2000. A ten percent decrease from the forward purchase price of natural gas at June 30, 2001 would result in a

$5.0 million loss in the value contracts. At June 30, 2001, none of IMC Phosphate's exposure to the other risk factors discussed above was significant nor had it materially changed from December 31, 2000. These analyses did not consider the effects of the reduced level of economic activity that could exist in such an environment and certain other factors. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate its exposure to possible changes. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analyses assumed no changes in IMC Phosphates' financial structure.

Directors and Executive Officers of the Registrant and Executive Compensation

    IMC Phosphates does not employ any executive officers; however, certain management functions are provided to IMC Phosphates by executive officers and other employees of MP Co. and its affiliates including IMC Global. No compensation was provided by IMC Phosphates to any executive officer of MP Co. or its affiliates for services rendered in any capacity in 2000. MP Co. provides services including through IMC Global or its other affiliates to IMC Phosphates as provided in the Partnership Agreement, for which IMC Phosphates pays MP Co. an Administrative Fee intended to compensate MP Co. for certain selling, administrative and other services provided by MP Co. or IMC Global or its other affiliates and charged through MP Co. to IMC Phosphates, and reimburses MP Co. at its cost for certain other services.

    For detail related to the amount of the Administrative Fee, see Note 1 of IMC Phosphates Notes to Consolidated Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data," of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

Other Matters

Properties

    Information regarding the plant and properties of IMC Phosphates is included in "Business Overview of IMC Phosphates."

Submission of Matters to a Vote of Security Holders

    Not applicable

Market for IMC Phosphates' Common Stock and Related Stockholder Matters

    Not applicable

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

    None

Security Ownership of Certain Beneficial Owners and Management

    Not applicable

Certain Relationships and Related Transactions

    Reference is made to the information set forth in "Business Overview of IMC Phosphates—Other Matters—Relationship between IMC Phosphates and IMC Global," "Directors and Executive Officers of the Registrant and Executive Compensation," and Notes 4 and 5 of IMC Phosphates' Notes to Consolidated Financial Statements of the PLP Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference.

DESCRIPTION OF NOTES

    You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the phrase "IMC Global" refers only to IMC Global Inc. and not to any of its subsidiaries.

    The Outstanding Notes were issued under indentures dated May 17, 2001 (collectively, the "Indenture"), among IMC Global, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Seven-Year Notes and the Ten-Year Notes are collectively referred to as the "Notes."

    The terms of the Notes include those stated in the Indenture as it relates to the Notes and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

    Any Notes that remain outstanding after completion of the exchange offer, together with the Exchange Notes issued in the exchange offer, will be treated as a single class of securities under the Indenture.

    The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Unless otherwise required by the context, references in this description to the Notes include the Notes issued to the initial purchasers in a private transaction that is not subject to the registration requirements of the Securities Act and the Exchange Notes, which have been registered under the Securities Act. Copies of the Indenture will be available upon written request to IMC Global as described under "Where You Can Find More Information."

Brief Description of the Notes and the Note Guarantees

    The Notes are:

  •
  general unsecured obligations of IMC Global;

  •
  equal in right of payments to all existing and future unsecured obligations of IMC Global that are not, by their terms, expressly subordinated in right of payment to the Notes;

  •
  senior in right of payment to all future obligations of IMC Global that are, by their terms, expressly subordinated in right of payment to the Notes; and

  •
  effectively junior in right of payment to all of IMC Global's secured Indebtedness and other obligations to the extent of the value of the assets securing such Indebtedness and other obligations.

    The Note Guarantee of each Guarantor will be:

  •
  general unsecured obligations of such Guarantor;

  •
  equal in right of payment to all existing and future unsecured obligations of such Guarantor that are not, by their terms, expressly subordinated in right of payment to such Note Guarantee;

  •
  senior in right of payment to any future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to the Notes; and

  •
  effectively junior in right of payment to all of such Guarantor's secured Indebtedness and other obligations to the extent of the value of the assets securing such Indebtedness and other obligations.

    As of December 31, 2000, assuming that the Transactions had occurred on that date, IMC Global and the Guarantors would have had indebtedness on our consolidated balance sheet of approximately $2,538.1 million, of which approximately $496.9 million would have been secured and none of which would have been subordinated. In addition, IMC Global and the subsidiary guarantors will incur additional secured debt, including under the new revolving credit facility.

    At the time of the Notes were issued, all of the Subsidiaries of IMC Global were "Restricted Subsidiaries." However, under certain circumstances we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Since the time the Notes were issued, IMC Phosphates MP Inc. has been designated an Unrestricted Subsidiary.

Principal, Maturity and Interest

    On May 17, 2001, IMC Global issued $400.0 million aggregate principal amount of Seven-Year Notes. The Indenture provides for the issuance of additional Seven-Year Notes having identical terms and conditions to the Seven-Year Notes offered in this offering (the "Additional Seven-Year Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Seven-Year Notes will be part of the same issue as the Seven-Year Notes offered hereby and will vote on all matters with the Seven-Year Notes offered in this offering. The Seven-Year Notes matures on June 1, 2008.

    On May 17, 2001, IMC Global issued $200.00 million aggregate principal amount of Ten-Year Notes. The Indenture provides for the issuance of additional Ten-Year Notes having identical terms and conditions to the Ten-Year Notes offered in this offering (the "Additional Ten-Year Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Ten-Year Notes will be part of the same issue as the Ten-Year Notes offered hereby and will vote on all matters with the Ten-Year Notes offered in this offering. The Ten-Year Notes mature on June 1, 2011.

    Notes were issued in denominations of $1,000 and integral multiples of $1,000.

    Interest on the Seven-Year Notes accrues at the rate of 10.875% per annum. Interest on the Ten-Year Notes accrues at the rate of 11.250% per annum. Interest is payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2001. IMC Global will make each interest payment to the holders of record of the Notes on the immediately preceding May 15 and November 15.

    Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Subsidiary Guarantees

    The Notes are jointly and severally guaranteed by the same Subsidiaries of IMC Global that guarantee the Credit Agreement. Most of the Domestic Subsidiaries are Guarantors.

    The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.

    In addition, the obligations of the Phosphates Entities under their Note Guarantees are limited as follows. The obligations of PLP under its Note Guarantee and its guarantee of IMC Global's obligations that are secured under the collateral sharing agreement established pursuant to the Credit Agreement (the "Credit Agreement Guarantee") are limited, in the aggregate, to the amount of all Indebtedness and other obligations owed by PLP to IMC Global and its Subsidiaries (other than any Phosphates Entity) as of the date of demand under such Note Guarantee and Credit Agreement Guarantee. As of December 31, 2000, this amount was $312.5 million. The obligations of each other Phosphates Entity under its Note Guarantee and Credit Agreement Guarantee are limited, in the aggregate, to the amount of all Indebtedness and other obligations owed by all Phosphates Entities (including PLP) to IMC Global and its Subsidiaries (other than any Phosphates Entity) as of the date of demand under such Note Guarantee and Credit Agreement Guarantee. As of December 31, 2000, this amount was $365.8 million (of which $312.5 million is owed by PLP, as noted above). In addition, no payment may be made by or claimed from a Phosphates Entity under its Note Guarantee until (1) the agent under the Credit Agreement has completed the exercise of remedies thereunder against the collateral owned by the Phosphates Entities and distributed the proceeds or (2) all obligations under the Credit Agreement have been satisfied. Neither IMC Global nor any of its Subsidiaries (other than any Phosphates Entity) is permitted to (1) forgive any Indebtedness or other obligations owing to it by any Phosphates Entity, or otherwise reduce the amount thereof (other than as a result of repayment thereof or as a result of payment by such Phosphates Entity under its Note Guarantee or Credit Agreement Guarantee), or (2) amend the terms of any such Indebtedness or obligations in any manner less favorable to IMC Global and its Subsidiaries (other than any Phosphates Entity). As a result of its designation as an Unrestricted Subsidiary, IMC Phosphates MP Inc. is no longer a Guarantor of the Notes and thus, is no longer subject to the above limitations.

    The Note Guarantee of any Restricted Subsidiary is automatically and unconditionally released and discharged upon any of the following:

  •
  any sale, exchange or transfer by IMC Global or any Restricted Subsidiary, to any Person that is not an Affiliate of IMC Global of at least 80% of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the Indenture; provided that if IMC Global or any Restricted Subsidiary intends to comply with the "Limitation on Asset Sales" covenant by making an investment or expenditure in Replacement Assets, IMC Global or such Restricted Subsidiary must deliver to the Trustee a written agreement that it will make such investment or expenditure within the time frame set forth in the "Limitation on Asset Sales" covenant;

  •
  the occurrence of the Fall-Away Event, but only if such Restricted Subsidiary (x) is released from all of its guarantees of IMC Global's obligations, including its Credit Agreement Guarantee (other than as a result of payment under any such guarantee) and (y) is not otherwise an obligor under the Credit Agreement; or

  •
  the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the Indenture.

    Not all of our Subsidiaries guarantee the Notes. Non-guarantor Subsidiaries have no obligations to make payments to us or in respect of the Notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiary, the creditors of such Subsidiary (including trade creditors) will generally be entitled to payment of their claims from the assets of such Subsidiary before any assets are made available for distribution to us as a stockholder. After paying its own creditors, a non-guarantor Subsidiary may not have any remaining assets available for payment to you as a holder of Notes. As a result, the Notes are effectively junior in right of payment to the obligations of non-guarantor Subsidiaries. At December 31, 2000, assuming that the Transactions had occurred on that date, the indebtedness of our non-guarantor Subsidiaries owed to third parties would have been approximately $21.5 million.

    Under the circumstances described in the "Limitation on Guarantees by Restricted Subsidiaries" covenant below, certain of our existing and future Restricted Subsidiaries that currently do not guarantee the Notes may be required to guarantee the Notes in the future.

Optional Redemption

  Seven-Year Notes

    The Seven-Year Notes are not redeemable at the option of IMC Global prior to maturity.

  Ten-Year Notes

    The Ten-Year Notes are not redeemable at the option of IMC Global prior to June 1, 2006. On or after June 1, 2006, IMC Global may redeem all or a part of the Ten-Year Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Ten-Year Notes to be redeemed, if any, to the redemption date, if redeemed during the 12-month period beginning on June 1 in the years indicated below:

Year	Redemption Price
2006	105.625%
2007	103.750%
2008	101.875%
2009 and thereafter	100.000%

    IMC Global may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture.

Repurchase at the Option of Holders upon Change of Control

    If a Change of Control occurs, each holder of Notes will have the right to require IMC Global to purchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's Notes pursuant to the offer described below (the "Change of Control Offer") and the other procedures required by the Indenture. In the Change of Control Offer, IMC Global will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of the Notes purchased, plus accrued and unpaid interest on such Notes, if any, to the date of purchase (the "Change of Control Payment Date"). Within 30 days following any Change of Control, IMC Global will mail a notice to each holder describing the transaction(s) that constitute the Change of Control and offering to purchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. IMC Global will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable to the purchase of the Notes as a result of a Change of Control.

    On the Change of Control Payment Date, IMC Global will, to the extent lawful:

  •
  accept for payment all Notes or portions of Notes properly tendered in the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment for all Notes or portions of Notes tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by IMC Global.

    The paying agent will promptly mail to each holder of Notes tendered the Change of Control Payment for them, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

    Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of Notes to require that IMC Global purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    IMC Global will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by IMC Global and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    Notwithstanding the foregoing, IMC Global will not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of IMC Global and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require IMC Global to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of IMC Global and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

    This covenant will not apply after the Fall-Away Event.

Selection and Notice

    If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

  •
  if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  •
  if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

    No Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

    If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Fall-Away Event

    After the Fall-Away Event, the provisions of the Indenture described under "Repurchase at the Option of Holders upon Change of Control" and "Certain Covenants Before Fall-Away Event" will not apply. The provisions of the Indenture described under "Certain Covenants Before and After Fall-Away Event" will apply at all times so long as any Notes remain outstanding. In addition, the Note Guarantee of each Restricted Subsidiary will be automatically and unconditionally released and discharged upon the occurrence of the Fall-Away Event, but only if such Restricted Subsidiary (x) is released from all of its guarantees of IMC Global's obligations, including its Credit Agreement Guarantee (other than as a result of payment under any such guarantee) and (y) is not otherwise an obligor under the Credit Agreement.

    The "Fall-Away Event" shall be deemed to have occurred when:

  (1)
  the Notes have Investment Grade Ratings from both Rating Agencies;

  (2)
  no Default has occurred and is continuing; and

  (3)
  IMC Global has delivered an officers' certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied.

Certain Covenants Before Fall-Away Event

    Set forth below are summaries of certain covenants contained in the Indenture that will apply before the Fall-Away Event occurs.

    Limitation on Incurrence of Additional Indebtedness.  IMC Global will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default has occurred and is continuing at the time of or would occur as a consequence of the incurrence of any such Indebtedness, IMC Global or any Guarantor may incur Indebtedness (including Acquired Indebtedness), and Restricted Subsidiaries which are not Guarantors may incur Acquired Indebtedness, in each case if, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of IMC Global is at least 2.0 to 1.0 (the "Coverage Ratio Exception").

    IMC Global will not, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of IMC Global unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of IMC Global.

    No Guarantor will, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to the Note Guarantee of such Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of such Guarantor.

    Notwithstanding any other provision in this covenant, the maximum amount of Indebtedness that IMC Global or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with this covenant:

      (a) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded; and

      (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (3) through (19) of the definition of Permitted Indebtedness or is entitled to be incurred pursuant to the Coverage Ratio Exception, IMC Global shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant (provided that all outstanding Indebtedness under the Credit Agreement on the Issue Date shall be deemed to have been incurred pursuant to clause (3) of the definition of Permitted Indebtedness) and may later reclassify such item into any one or more of the categories of Permitted Indebtedness described in clauses (3) through (19) of the definition of Permitted Indebtedness (provided that at the time of reclassification it meets the criteria in such category or categories).

    This covenant will not apply after the Fall-Away Event.

    Limitation on Restricted Payments.  IMC Global will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto,

  (A)
  a Default has occurred and is continuing;

  (B)
  IMC Global is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

  (C)
  the aggregate amount of Restricted Payments made after the Issue Date, including the fair market value as reasonably determined in good faith by the Board of Directors of IMC Global of non-cash amounts constituting Restricted Payments, shall exceed the sum of, without duplication,

  (1)
  50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of IMC Global from the beginning of the fiscal quarter in which the Issue Date occurs through the last day of the most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (treating such period as a single accounting period); plus

  (2)
  100% of the aggregate net cash proceeds received by IMC Global from any Person (other than a Subsidiary of IMC Global) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of IMC Global; plus

  (3)
  the amount by which Indebtedness of IMC Global or any of its Restricted Subsidiaries incurred after the Issue Date is reduced on IMC Global's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of IMC Global) of such Indebtedness into Qualified Capital Stock plus the net proceeds (including the fair market value of assets other than cash) received by IMC Global from the issuance and sale of convertible or exchangeable Disqualified Capital Stock that has been converted into or exchanged for Qualified Capital Stock (other than Disqualified Capital Stock sold to a Subsidiary of IMC Global), in each case, less the amount of any cash, or the fair market value of any other assets, distributed by IMC Global or any of its Restricted Subsidiaries upon such conversion or exchange; plus

  (4)
  to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, 100% of the aggregate net proceeds (including the fair market value of assets other than cash) received by IMC Global or any of its Restricted Subsidiaries upon the sale or other disposition of any Investment made by IMC Global and its Restricted Subsidiaries since the Issue Date; provided, however, that the foregoing sum shall not exceed, in the case of any investee, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by IMC Global or any of its Restricted Subsidiaries in such investee subsequent to the Issue Date; plus

  (5)
  to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries of IMC Global resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to IMC Global or any of its Restricted Subsidiaries from Unrestricted Subsidiaries of IMC Global, and (y) the fair market value of the net assets of an Unrestricted Subsidiary of IMC Global at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary multiplied by IMC Global's proportionate interest in such Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by IMC Global or any of its Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to the Issue Date.

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend within 90 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

  (2)
  the acquisition of any Capital Stock of IMC Global, either (A) solely in exchange for Qualified Capital Stock of IMC Global or (B) if no Default has occurred and is continuing, through the application of the net proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary of IMC Global) of Qualified Capital Stock of IMC Global;

  (3)
  the acquisition of any Indebtedness of IMC Global or any Guarantor that is subordinate or junior in right of payment to the Notes or the Note Guarantee of such Guarantor, as the case may be, either (A) solely in exchange for Qualified Capital Stock of IMC Global or Refinancing Indebtedness in respect of such Indebtedness, or (B) if no Default has occurred and is continuing, through the application of net proceeds of a substantially concurrent sale or incurrence for cash (other than to a Subsidiary of IMC Global) of (x) Qualified Capital Stock of IMC Global or (y) Refinancing Indebtedness in respect of such Indebtedness;

  (4)
  if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued on or after the Issue Date; provided that, at the time of such issuance, IMC Global, after giving effect to such issuance on a pro forma basis, would be able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

  (5)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award; and

  (6)
  additional Restricted Payments in an aggregate amount not to exceed $60.0 million since the Issue Date.

Issuances of Capital Stock pursuant to any clause in this paragraph shall not increase the amount available for Restricted Payments under clause (C) of the immediately preceding paragraph.

    Not later than the date of making any Restricted Payment pursuant to clause (C) of the second preceding paragraph, IMC Global shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed.

    This covenant will not apply after the Fall-Away Event.

    Limitation on Asset Sales.  IMC Global will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  IMC Global or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets that are sold or otherwise disposed of, as reasonably determined in good faith by IMC Global's Board of Directors; and

  (2)
  at least 75% of the consideration received by IMC Global or the applicable Restricted Subsidiary from the Asset Sale is in the form of cash or Cash Equivalents; provided that in the case of the sale of all of the IMC Salt Business Unit and Ogden, in the alternative, up to 35% of the consideration received by IMC Global or the applicable Restricted Subsidiary in the sale may be in the form of Capital Stock of the Person that will hold the IMC Salt Business Unit and Ogden following the Asset Sale if the remainder is in the form of cash or Cash Equivalents; provided, further, that the requirement in this clause (2) shall not apply in the case of the sale of all or any part of the IMC Chemicals Business Unit.

For the purposes of clause (2) above, the amount of any Indebtedness shown on the most recent applicable balance sheet of IMC Global or the applicable Restricted Subsidiary, other than Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee, that is assumed by the transferee of any such assets will be deemed to be cash.

    Additionally, IMC Global or such Restricted Subsidiary, as the case may be, must apply the Net Cash Proceeds from each Asset Sale to:

  •
  repay Indebtedness under the Credit Agreement;

  •
  repay (including by purchase) secured obligations;

  •
  repay (including by purchase) any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

  •
  make an investment in or expenditures for assets (including Capital Stock of any entity) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any entity) that will be used in the business of IMC Global and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); and/or

  •
  in the case of Net Cash Proceeds from the sale of any of the Specified Discontinued Businesses only, repay (including by purchase) IMC Global's outstanding 7.40% notes due 2002, 6.50% notes due 2003, 6.55% notes due 2005 and/or 7.625% notes due 2005, or place into escrow funds that will be used solely to repay such notes.

    Any Net Cash Proceeds that IMC Global does not apply, or decides not to apply, in accordance with the preceding paragraph will constitute a "Net Proceeds Offer Amount." The 366th day after an Asset Sale or any earlier date on which the Board of Directors of IMC Global determines not to apply the Net Cash Proceeds in accordance with the preceding paragraph is a "Net Proceeds Offer Trigger Date." When the aggregate Net Proceeds Offer Amount is equal to or exceeds $25.0 million, IMC Global must make an offer to purchase (the "Net Proceeds Offer") on a date that is not less than 30 days nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from

  •
  all holders of Notes and

  •
  all holders of other Indebtedness ("Other Indebtedness") that

      —is not, by its terms, expressly subordinated in right of payment to the Notes and

      —contains provisions requiring that an offer to purchase such Other Indebtedness be made with the proceeds from the Asset Sale,

on a pro rata basis, the maximum principal amount of Notes and Other Indebtedness that may be purchased with the Net Proceeds Offer Amount. The offer price for Notes in any Net Proceeds Offer will be equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest on such Notes, if any, to the date of purchase.

    The following events will be deemed to constitute an Asset Sale and the Net Cash Proceeds for such Asset Sale must be applied in accordance with this covenant:

  •
  in the event any non-cash consideration received by IMC Global or any Restricted Subsidiary of IMC Global in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), or

  •
  in the event of the transfer of substantially all, but not all, of the assets of IMC Global and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under the "Merger, Consolidation and Sale of Assets" covenant, and as a result thereof IMC Global is no longer an obligor on the Notes, the successor corporation shall be deemed to have sold the assets of IMC Global and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such assets of IMC Global or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Notwithstanding the provisions described in the immediately preceding paragraphs, IMC Global and its Restricted Subsidiaries may consummate an Asset Sale without complying with such provisions to the extent that

  •
  at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

  •
  such Asset Sale is for fair market value.

Any cash consideration that does not constitute Replacement Assets that is received by IMC Global or any of its Restricted Subsidiaries in connection with any Asset Sale permitted under this paragraph will constitute Net Cash Proceeds and will be subject to the provisions described in the preceding paragraphs.

    Each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their Notes in whole or in part in integral multiples of $1,000, as the case may be, in exchange for cash. To the extent holders properly tender Notes and Other Indebtedness in an amount exceeding the Net Proceeds Offer Amount, Notes and Other Indebtedness of tendering holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

    IMC Global will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitation on Asset Sales" covenant, IMC Global shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Limitation on Asset Sales" provisions of the Indenture by virtue thereof.

    This covenant will not apply after the Fall-Away Event.

    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.  IMC Global will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of IMC Global to:

  •
  pay dividends or make any other distributions on or in respect of its Capital Stock to IMC Global or any of its Restricted Subsidiaries;

  •
  make loans or advances or pay any Indebtedness or other obligations owed to IMC Global or any of its Restricted Subsidiaries; or

  •
  transfer any of its assets to IMC Global or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

  (1)
  applicable laws, rules and regulations;

  (2)
  the Indenture;

  (3)
  customary provisions of any contract or lease (other than a capital lease or a lease in a sale and leaseback transaction) governing a leasehold interest of IMC Global or any of its Restricted Subsidiaries;

  (4)
  any agreements existing at the time of acquisition of any Person or the assets of the Person so acquired (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets or Capital Stock of the Person so acquired;

  (5)
  agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on such date;

  (6)
  restrictions imposed by any agreement to sell assets permitted under the Indenture relating to such assets pending the closing of such sale;

  (7)
  Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

  (8)
  Liens incurred in accordance with the "Limitations on Liens and Sale and Leaseback Transactions" covenant;

  (9)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (10)
  the Credit Agreement as in effect on the Issue Date;

  (11)
  any restriction under an agreement governing Indebtedness of a Foreign Subsidiary incurred in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant;

  (12)
  customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of IMC Global or any of its Restricted Subsidiaries to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages;

  (13)
  customary provisions in joint venture agreements and other similar agreements, in each case relating solely to the respective joint venture or similar entity or the equity interests therein; provided that this clause (13) shall not affect the limitation in clause (5) of the definition of "Permitted Investments";

  (14)
  contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of assets of IMC Global or any of its Restricted Subsidiaries in any manner material to IMC Global or any of its Restricted Subsidiaries;

  (15)
  purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions on the ability of any Restricted Subsidiary of IMC Global to transfer the property so acquired to IMC Global or any of its other Restricted Subsidiaries; and

  (16)
  an agreement governing Indebtedness incurred to Refinance the Indebtedness incurred pursuant to an agreement referred to in clause (2), (4), (5), (10) or (15) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially less favorable to the holders of Notes in the aggregate as reasonably determined by the Board of Directors of IMC Global in their good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (10) or (15).

    In addition, IMC Global will use its commercially reasonable efforts, consistent with its contractual obligations and fiduciary duties to its joint ventures, not to permit any of its joint ventures that are not Restricted Subsidiaries of IMC Global to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of such joint venture to:

  •
  pay dividends or make any other distributions to IMC Global or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

  •
  make loans or advances or pay any Indebtedness owed to IMC Global or any of its Restricted Subsidiaries; or

  •
  transfer any of its assets to IMC Global or any of its Restricted Subsidiaries,

except for those restrictions existing under or by reason of:

  (1)
  such joint venture's joint venture agreement or its credit facility, or

  (2)
  the restrictions described in clauses (1) through (16), as applicable, of the first sentence of this covenant (assuming that references therein to Restricted Subsidiary were references to such joint venture).

    This covenant will not apply after the Fall-Away Event.

    Limitation on Transactions with Affiliates.  IMC Global will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than

  •
  Affiliate Transactions described in the last paragraph of this covenant; and

  •
  Affiliate Transactions on terms that are no less favorable to IMC Global or the relevant Restricted Subsidiary than those terms that would reasonably have been obtained at that time in a comparable transaction by IMC Global or the relevant Restricted Subsidiary and an unrelated Person.

    The Board of Directors of IMC Global must approve each Affiliate Transaction that involves aggregate payments or other assets with a fair market value in excess of $15.0 million. This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions.

    If IMC Global or any Restricted Subsidiary of IMC Global enters into an Affiliate Transaction that involves aggregate payments or other assets with a fair market value in excess of $30.0 million, then prior to the consummation of that Affiliate Transaction, IMC Global must obtain a favorable opinion from an Independent Financial Advisor as to the fairness of that Affiliate Transaction to the holders of Notes from a financial point of view, and deliver that opinion to the Trustee.

    The restrictions described in the preceding paragraphs of this covenant do not apply to:

  •
  reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of IMC Global or any of its Restricted Subsidiaries as reasonably determined in good faith by IMC Global's Board of Directors or senior management;

  •
  transactions exclusively between or among IMC Global and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

  •
  any agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner not materially less favorable to the holders of Notes in the aggregate;

  •
  Permitted Investments and Restricted Payments made in compliance with the "Limitation on Restricted Payments" covenant; and

  •
  transactions between any of IMC Global or any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture.

    This covenant will not apply after the Fall-Away Event.

    Limitation on Designations of Unrestricted Subsidiaries.  The Board of Directors of IMC Global may designate (a "Designation") any Restricted Subsidiary of IMC Global (including any newly acquired or newly formed Subsidiary of IMC Global) to be an Unrestricted Subsidiary of IMC Global, so long as such Designation would not cause a Default.

    For purposes of making the determination of whether such Designation would cause a Default, the portion of the fair market value of the net assets of any Subsidiary of IMC Global at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of IMC Global and its Restricted Subsidiaries (excluding Permitted Investments) in such Subsidiary, in each case as determined in good faith by the Board of Directors of IMC Global, shall be deemed to be a Restricted Payment. Such Designation will only be permitted if such Restricted Payment would be permitted at such time.

    The Board of Directors of IMC Global may revoke any Designation of a Subsidiary of IMC Global as an Unrestricted Subsidiary (a "Revocation"); provided that:

  (a)
  no Default has occurred and is continuing at the time of or after giving effect to such Revocation; and

  (b)
  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of the Indenture.

    Any such Designation or Revocation by the Board of Directors of IMC Global after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of IMC Global giving effect to such Designation or Revocation and an officers' certificate certifying that such Designation or Revocation complied with the foregoing provisions.

    This covenant will not apply after the Fall-Away Event.

    Conduct of Business.  IMC Global and its Restricted Subsidiaries (other than a Securitization Entity) will not engage in any businesses that are not the same, similar, related or ancillary to the businesses in which IMC Global and its Restricted Subsidiaries are engaged on the Issue Date, except to the extent that after engaging in any new business, IMC Global and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as are conducted by them on the Issue Date.

    This covenant will not apply after the Fall-Away Event.

Certain Covenants Before and After Fall-Away Event

    Set forth below are summaries of certain covenants contained in the Indenture that will apply at all times so long as any Notes remain outstanding.

    Limitations on Liens and Sale and Leaseback Transactions.  (a) IMC Global will not, and will not permit any of its Restricted Subsidiaries to, incur any Liens of any kind other than Permitted Liens upon any Principal Property or any shares of stock or debt of any Restricted Subsidiary owned as of the Issue Date or thereafter acquired, unless all payments due under the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien.

    (b) IMC Global will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by IMC Global or any Restricted Subsidiary of any Principal Property, except for temporary leases for a term, including any renewal, of not more than five years and except for leases between IMC Global and a Restricted Subsidiary or between Restricted Subsidiaries, which Principal Property has been or is to be sold or transferred by IMC Global or such Restricted Subsidiary to such Person (hereinafter, a "Sale and Leaseback Transaction"), unless either

  •
  IMC Global or such Restricted Subsidiary would be entitled, in accordance with clause (a) (other than by operation of clause (c)), to incur Indebtedness secured by a Lien on such property without equally and ratably securing the Notes or

  •
  IMC Global within 180 days after the effective date of the Sale and Leaseback Transaction applies an amount equal to the Value of such transaction to the voluntary retirement of its Funded Debt.

    (c) Notwithstanding clauses (a) and (b), IMC Global and its Restricted Subsidiaries may incur Indebtedness which would otherwise be subject to the limitation of clause (a) without securing the Notes, or enter into a Sale and Leaseback Transaction which would otherwise be subject to the limitation of clause (b) without retiring Funded Debt, or enter into a combination of such transactions, if the sum of

  •
  the principal amount of all such Indebtedness incurred after August 1, 1998 and which would otherwise be or have been prohibited by the limitations of clauses (a) and (b) plus

  •
  the aggregate Value of all such Sale and Leaseback Transactions after August 1, 1998 does not at any such time exceed 10% of the consolidated total assets of IMC Global and its consolidated Subsidiaries as shown on the most recent audited consolidated balance sheet contained in the latest annual report to the stockholders of IMC Global.

    Limitation on Guarantees by Restricted Subsidiaries.  IMC Global will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any Indebtedness of IMC Global ("Guaranteed Indebtedness"), unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary guarantees, jointly and severally with all other Guarantors, on the same basis as such Guaranteed Indebtedness is guaranteed, all of IMC Global's obligations with respect to the Notes. If the Guaranteed Indebtedness is (x) pari passu with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Note Guarantee or (y) subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes. IMC Global shall deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and, subject to customary exceptions, constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary.

    Reports to Holders.  Whether or not required by the SEC, so long as any Notes are outstanding, IMC Global must furnish to the holders of Notes, within the time periods specified in the SEC's rules and regulations, and make available to securities analysts and potential investors upon request:

  •
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if IMC Global were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by IMC Global's certified independent accountants; and

  •
  all current reports that would be required to be filed with the SEC on Form 8-K if IMC Global were required to file such reports.

    In addition, whether or not required by the SEC, IMC Global will file a copy of all the information and reports referred to above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to security analysts and prospective investors upon request after such filing.

    If IMC Global has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of IMC Global and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of IMC Global.

    Merger, Consolidation and Sale of Assets.  (a) IMC Global will not, directly or indirectly, consolidate or merge with or into another Person (whether or not IMC Global is the surviving Person), or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of IMC Global's assets (determined on a consolidated basis for IMC Global and its Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

  (1)
  either:

  •
  IMC Global is the surviving Person or

  •
  the Person (the "Surviving Person") formed by or surviving any such consolidation or merger (if other than IMC Global) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the obligations of IMC Global under: (i) the Notes and the Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (ii) the Exchange and Registration Rights Agreement pursuant to a joinder agreement thereto;

  (2)
  immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness incurred or Liens incurred or granted in connection with such transaction); and

  (3)
  IMC Global or the Surviving Person, as the case may be:

  •
  will have a Consolidated Net Worth immediately after the transaction equal to at least 90% of the Consolidated Net Worth of IMC Global immediately preceding the transaction; and

  •
  will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

    provided that this clause (3) shall not apply after the Fall-Away Event.

    (b) IMC Global will not cause or permit any Guarantor, directly or indirectly, to consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person) unless:

  (1)
  either:

  •
  such Guarantor is the surviving Person or

  •
  the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) expressly assumes all of the obligations of such Guarantor under: (i) its Note Guarantee and the Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (ii) the Exchange and Registration Rights Agreement pursuant to a joinder agreement thereto; and

  (2)
  immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness incurred or Liens incurred or granted in connection with such transaction).

The requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Guarantor with or into IMC Global or any other Guarantor so long as IMC Global or a Guarantor survives the consolidation or merger or (y) the sale by consolidation or merger of such Guarantor, which sale, if prior to the Fall-Away Event, is covered by and complies with the "Limitation on Asset Sales" covenant.

    (c) IMC Global will deliver to the Trustee prior to the consummation of each proposed transaction an officers' certificate that the conditions set forth above are satisfied and an opinion of counsel that the proposed transaction and the supplemental indenture, if any, comply with the Indenture.

Events of Default

    "Event of Default" is defined for all purposes of the Indenture and with respect to any series of Notes as any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  (1)
  IMC Global defaults in the payment of any installment of interest on any Note of that series when and as the same becomes due and payable and such failure continues for a period of 30 days;

  (2)
  IMC Global defaults in the payment of the principal of any Note of that series when and as the same becomes due and payable at maturity, upon redemption or otherwise;

  (3)
  IMC Global fails to perform or observe any of its other covenants, conditions or agreements in the Indenture or in the Notes (other than a covenant, condition or agreement a default in whose performance or whose breach is elsewhere in this section specifically dealt with), and such failure continues for a period of 60 days after the date on which written notice of such Default has been given to IMC Global by the Trustee or to IMC Global and to the Trustee by the holders of not less than 25% of the principal amount of the Notes of that series then outstanding under the Indenture;

  (4)
  IMC Global or any of its Subsidiaries defaults under any agreement governing its Indebtedness (other than Notes of that series), if that default:

  •
  is caused by the failure to pay at final maturity the principal amount of such Indebtedness after giving effect to any applicable grace periods; or

  •
  results in the acceleration of the final stated maturity of such Indebtedness (including upon any event of the type described in clause (6) or (7) below);

    and in each case, the aggregate principal amount of such Indebtedness unpaid or accelerated equals or exceeds $25.0 million and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

  (5)
  IMC Global or any of its Restricted Subsidiaries fails to pay or otherwise cause to be discharged or stayed one or more judgments in an aggregate amount exceeding $25.0 million, which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

  (6)
  a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of IMC Global or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging IMC Global or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of IMC Global or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of IMC Global or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period 90 consecutive days;

  (7)

   • IMC Global or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

  •
  IMC Global or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of IMC Global or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against IMC Global or any of its Significant Subsidiaries; or

  •
  IMC Global or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

    •
    IMC Global or any of its Significant Subsidiaries consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of IMC Global or any of its Significant Subsidiaries or of any substantial part of their property; or

    •
    IMC Global or any of its Significant Subsidiaries makes an assignment for the benefit of creditors; or

    •
    IMC Global or any of its Significant Subsidiaries admits in writing its inability to pay its debts generally as they become due; or

    •
    IMC Global or any of its Significant Subsidiaries takes corporate action in furtherance of any such action; or

  (8)
  the Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or is found invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

    If an Event of Default specified in clause (6) or (7) occurs and is continuing with respect to IMC Global or any of its Significant Subsidiaries that is a Guarantor, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If any other Events of Default with respect to any series of Notes at the time outstanding occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to IMC Global, or the holders of not less than 25% of the principal amount of the Notes of that series then outstanding, by notice in writing to IMC Global and the Trustee, may declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes of that series; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding.

    At any time after a declaration of acceleration with respect to the Notes as of either series as described in the preceding paragraph, the holders of a majority in principal amount of the Notes of that series, on behalf of all holders of Notes of such series, may rescind and cancel such declaration and its consequences

  •
  if the rescission would not conflict with any judgment or decree;

  •
  if all existing Events of Default with respect to Notes of that series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  •
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  •
  if IMC Global has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

  •
  in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7), the Trustee has received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

    No such rescission will affect any subsequent Default or impair any right consequent thereto.

    Provided the applicable series of Notes is not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes of any series at the time outstanding may on behalf of the holders of all the Notes of such series waive any past Default with respect to such series and its consequences by providing written notice thereof to IMC Global and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note of such series or (2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note of such series affected. In the case of any such waiver, IMC Global, the Trustee and the holders of the Notes of such series will be restored to their former positions and rights under the Indenture, respectively; provided, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

    The holders of a majority in principal amount of the Notes then outstanding of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any power or trust conferred upon the Trustee under the Indenture with respect to the Notes of such series; provided, however, that subject to the provisions of the Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee, advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve the Trustee in liability or that the Trustee is not satisfactorily indemnified from the costs thereof.

    No holder of any Note of any series will have the right to pursue a remedy with respect to the Indenture or the Notes of that series unless

  •
  such holder gives to the Trustee notice of a continuing Event of Default with respect to Notes of that series;

  •
  the holders of at least 25% in principal amount of the Notes of that series make a request to the Trustee to pursue the remedy and such holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

  •
  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

  •
  the holders of a majority in principal amount of the Notes of that series have not given the Trustee a direction inconsistent with such request within such 60-day period.

    A Noteholder may not use the Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

    Notwithstanding any other provision of the Indenture, the right of any holder of a Note to receive payment of principal of and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of the holder.

    The Indenture requires IMC Global to deliver to the Trustee, within 15 days after the occurrence thereof, an officers' certificate detailing any Default of which it is aware, its status and what action IMC Global is taking or proposes to take with respect to such Default.

    If a Default occurs with respect to Notes of any series and is continuing and if it is known to the Trustee, the Trustee will give to each Noteholder of such series a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the Trust Indenture Act and otherwise as provided in the Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of Noteholders.

Legal Defeasance and Covenant Defeasance

    IMC Global may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes of either series ("legal defeasance"). Legal defeasance with respect to either series of Notes means that IMC Global will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series, except for:

  •
  the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes of such series when such payments are due from the trust fund referred to below;

  •
  IMC Global's obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

  •
  the rights, powers, trust, duties and immunities of the Trustee of such series and IMC Global's obligations in connection therewith; and

  •
  the legal defeasance provisions of the Indenture for the Notes of such series.

    In addition, IMC Global may, at its option and at any time, elect to have the obligations of IMC Global released with respect to certain of its covenants in the Indenture for the Notes of either series ("covenant defeasance") and will be absolved from liability thereafter for failing to comply with such obligations with respect to the Notes of such series. In the event covenant defeasance with respect to either series of Notes occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes of such series.

    IMC Global may exercise its legal defeasance option or its covenant defeasance option with respect to a series of Notes only if the following conditions are satisfied:

  (a)
  (1) IMC Global has irrevocably deposited or caused to be deposited in trust for the benefit of the holders of such series with the Trustee or a paying agent or a trustee satisfactory to the Trustee and IMC Global, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such paying agent,

  •
  money or Eligible Obligations in an amount sufficient, or

  •
  U.S. Government Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or

  •
  any combination thereof in an amount sufficient

    to pay the principal of and interest on the outstanding Notes of such series on the dates such installments are due to redemption or Stated Maturity, (2) the trustee of the irrevocable trust has been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations or Eligible Obligations to the Trustee and (3) the Trustee or paying agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government Obligations or Eligible Obligations in accordance with the terms of the Indenture and the terms of the Notes of such series to the payment of principal of and interest on the Notes of such series;

  (b)
  the deposit described in clause (a) will not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which IMC Global is a party or by which it is bound;

  (c)
  no Default has occurred and is continuing (1) as of the date of such deposit or (2) insofar as clause (6) or (7) under "Events of Default" is concerned at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to IMC Global in respect of such deposit (it being understood that the condition in this clause (2) is a condition subsequent and will not be deemed satisfied until the expiration of such period);

  (d)
  IMC Global has paid or caused to be paid all sums currently due and payable by IMC Global under the Indenture and under the Notes with respect to such series;

  (e)
  such defeasance shall not cause or permit any Notes then listed on any national securities exchange to be delisted;

  (f)
  IMC Global has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the termination by IMC Global of its obligations have been complied with;

  (g)
  in the case of the legal defeasance option, IMC Global has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service to the effect that, or (2) an opinion of counsel by recognized counsel who is not an employee of IMC Global stating that, since the date of the Indenture, there has been a change in the applicable federal income tax law, and based upon either case (1) or (2) such opinion of counsel shall confirm that, the holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of IMC Global's exercise of its legal defeasance option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance option had not been exercised; and

  (h)
  in the case of the covenant defeasance option, IMC Global has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service to the effect that, or (2) an opinion of counsel by recognized counsel who is not an employee of IMC Global stating that, the holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of IMC Global's exercise of its covenant defeasance option under this paragraph and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance option had not been exercised.

Satisfaction and Discharge

    Upon the request of IMC Global, the Indenture will cease to be of further effect with respect to either series of Notes and the Trustee, at the expense of IMC Global, will execute proper instruments acknowledging satisfaction and discharge of such series of Notes and the Indenture and the Note Guarantees with respect to such series of Notes when:

  (1)
  either:

  (a)
  all the Notes of such series theretofore authenticated and delivered (other than destroyed, lost or stolen Notes of such series that have been replaced or paid and Notes of such series that have been subject to defeasance as described under the caption "—Legal Defeasance and Covenant Defeasance") have been delivered to the Trustee for cancellation; or

    (b)
    all Notes of such series not theretofore delivered to the Trustee for cancellation:

    •
    have become due and payable;

    •
    will become due and payable at maturity within one year; or

    •
    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and the expense, of IMC Global, and IMC Global has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes of such series to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

  (2)
  IMC Global has paid or caused to be paid all sums payable under the Indenture by IMC Global; and

  (3)
  IMC Global has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Notes of such series and the Indenture and the Note Guarantees with respect to such series of Notes have been complied with.

Modification of the Indenture

    IMC Global, when authorized by a board resolution, and the Trustee may enter into an indenture or indentures supplemental thereto to amend the Indenture or the Notes with respect to a particular series without prior notice to or the consent of any Noteholder of such series:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to comply with the "Merger, Consolidation and Sale of Assets" covenant;

  •
  to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act as then in effect;

  •
  to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2) of the Internal Revenue Code;

  •
  to make any change that does not materially adversely affect the legal rights of any Noteholder under the Indenture as then in effect;

  •
  to secure the Notes and to make intercreditor arrangements with respect to any such security, unless the incurrence of such obligations or the security thereof is prohibited by the Indenture;

  •
  to evidence or to provide for a replacement Trustee; or

  •
  to add to the covenants and agreements of IMC Global or the Guarantors for the benefit of all of the holders of all of the Notes with respect to a series (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are being included solely for the benefit of such series) and to surrender any right or power herein reserved to IMC Global or the Guarantors.

    IMC Global, when authorized by a board resolution, and the Trustee may enter into one or more supplemental indentures to amend the Indenture or the Notes with respect to a particular series with the written consent of the holders of a majority of the principal amount of the then outstanding Notes of such series. The holders of a majority in principal amount of the then outstanding Notes of a particular series may waive compliance by IMC Global with any provision of the Indenture or the Notes with respect to such series without prior notice to any other Noteholder.

    Notwithstanding the preceding paragraph, without the consent of each Noteholder affected, an amendment or waiver may not:

  •
  reduce the amount of Notes whose holders must consent to an amendment or waiver;

  •
  reduce the rate of or change the time for payment of interest, including default interest, on any Note;

  •
  reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to redemption;

  •
  make any Note payable in currency other than that stated in the Note;

  •
  make any change in this paragraph;

  •
  make any change in the Indenture that adversely affects the ranking of the Notes or any Note Guarantee;

  •
  make any change in provisions of the Indenture for such series relating to the rights of holders of Notes of such series to receive payment of principal of and interest on the Notes or permitting holders of a majority in principal amount of Notes of such series to waive Defaults;

  •
  after the obligation has arisen to make a Change of Control Offer or a Net Proceeds Offer, amend, change or modify in any material respect the obligation of IMC Global to make and complete such Change of Control Offer or make and complete such Net Proceeds Offer; or

  •
  release any Guarantor that is a Significant Subsidiary from its Note Guarantee other than pursuant to the provisions described in the fifth paragraph under "—Subsidiary Guarantees."

Governing Law

    The Indenture provides that it, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in such Indenture. During the existence of an Event of Default, the Trustee thereunder will exercise such rights and powers vested in it by such Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

    The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee thereunder, should it become a creditor of IMC Global, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

    No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of IMC Global, as such, shall have any liability for any obligations of IMC Global under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes and Note Guarantees by accepting a Note and a Note Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Certain Definitions

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "Acquired Indebtedness" means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a Restricted Subsidiary of IMC Global or at the time it merges or consolidates with IMC Global or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of IMC Global or such acquisition, merger or consolidation, except for Indebtedness of a Person or any of its subsidiaries that is repaid at the time such Person becomes a Restricted Subsidiary of IMC Global or at the time it merges or consolidates with IMC Global or any of its Restricted Subsidiaries.

    "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

    "Argus Lease" means, collectively, (1) Facility Lease-Undivided Interest (Searles Valley Trust 1996-A), dated as of July 15, 1996, between U.S. Trust Company of California, N.A., as Lessor, and North American Chemical Company, as Lessee, (2) Participation Agreement (Searles Valley Trust 1996-A), dated as of July 15, 1996, among North American Chemical Company, Harris Chemical North America, Inc., Phillip Morris Capital Corporation, and U.S. Trust Company of California, N.A., (3) Facility Lease-Undivided Interest (Searles Valley Trust 1996-B), dated as of July 15, 1996, between U.S. Trust Company of California, N.A., as Lessor, and North American Chemical Company, as Lessee, and (4) Participation Agreement (Searles Valley Trust 1996-B), dated as of July 15, 1996, among North American Chemical Company, Harris Chemical North America, Inc., General Electric Capital Corporation, and U.S. Trust Company of California, N.A.

    "asset" means any asset or property.

    "Asset Acquisition" means:

  •
  an Investment by IMC Global or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of IMC Global or shall be merged with or into IMC Global or any of its Restricted Subsidiaries, or

  •
  the acquisition, other than in the ordinary course of business, by IMC Global or any of its Restricted Subsidiaries of the assets of any Person (other than a Restricted Subsidiary of IMC Global) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other assets of such Person.

    "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by IMC Global or any of its Restricted Subsidiaries (including any sale and leaseback transaction) to any Person other than IMC Global or any of its Restricted Subsidiaries of (x) any Capital Stock of any Restricted Subsidiary of IMC Global; or (y) any other assets of IMC Global or any of its Restricted Subsidiaries other than in the ordinary course of business; provided, however, that Asset Sales shall not include

  (1)
  a transaction or series of related transactions for which IMC Global or any of its Restricted Subsidiaries receive aggregate consideration of less than $15.0 million,

  (2)
  sales of accounts receivable of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof to the extent such Securitization Entity incurs Indebtedness specified by clause (14) of the definition of "Permitted Indebtedness,"

  (3)
  sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of IMC Global or any of its Restricted Subsidiaries to the extent that such license does not prohibit IMC Global or any of its Restricted Subsidiaries from using the technologies licensed and does not require IMC Global or any of its Restricted Subsidiaries to pay any fees for any such use,

  (4)
  the sale, lease, conveyance, disposition or other transfer

  •
  of all or substantially all of the assets of IMC Global as permitted under the "Merger, Consolidation and Sale of Assets" covenant,

  •
  of any Capital Stock or other ownership interest in or assets of an Unrestricted Subsidiary or a Person which is not a Subsidiary,

  •
  pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of IMC Global or any of its Subsidiaries with a Lien on such assets, which Lien is permitted under the Indenture;

  •
  involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment or

  •
  including only the lease or sublease of any real or personal property in the ordinary course of business, and

  (5)
  the consummation of any transaction covered by and effected in accordance with the terms of the "Limitation on Restricted Payments" covenant.

    "Board of Directors" means (1) as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof and (2) as to any other Person, the functionally comparable body of such Person or any duly authorized committee thereof.

    "Capital Stock" means:

  •
  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and

  •
  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

    "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with such principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of penalty.

    "Cash Equivalents" means:

  (1)
  a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

  (2)
  a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Agreement, or a U.S. national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100.0 million and whose long-term unsecured debt has a rating of "A" or better by S&P, A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33 1/3% of all Investments described in this definition);

  (3)
  open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P, P-2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency;

  (4)
  repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P, Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America;

  (5)
  "money market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency;

  (6)
  tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P, Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency; and

  (7)
  shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (6) above.

    "Change of Control" means the occurrence of the following:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing 50% or more of the voting power of all Voting Stock of IMC Global; or

  (2)
  Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of IMC Global; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of IMC Global and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

  (4)
  IMC Global consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, IMC Global, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of IMC Global is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of IMC Global outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person representing a majority of the voting power of all Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

  (5)
  the adoption by the stockholders of IMC Global of a plan or proposal for the liquidation or dissolution of IMC Global.

    "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by IMC Global or any of its Restricted Subsidiaries.

    "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the date of issuance of the Notes or issued thereafter, and includes, without limitation, all series and classes of such common stock.

    "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

  (1)
  Consolidated Net Income, and

  (2)
  to the extent Consolidated Net Income has been reduced thereby,

  •
  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business if such gains, losses, sales or despositions are excluded from the calculation of Consolidated Net Income),

  •
  Consolidated Interest Expense,

  •
  Consolidated Non-cash Charges less any non-cash items (other than accruals of revenues in accordance with GAAP) increasing Consolidated Net Income for such period, and

  •
  fees and expenses related to any offering by IMC Global of its Capital Stock all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

    "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (x) Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to (y) Consolidated Fixed Charges of such Person for the Four Quarter Period.

    For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period.

    In addition, Investments (including any Designation of Unrestricted Subsidiaries), Revocations, acquisitions, dispositions, mergers and consolidations that have been made by IMC Global or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, Revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any associated Consolidated Interest Expense, and the change in Consolidated EBITDA, resulting therefrom, including because of Pro Forma Cost Savings) had occurred on the first day of the Four Quarter Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into IMC Global or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, Revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, Revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

    If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than IMC Global or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

  (3)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

    "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

  (1)
  Consolidated Interest Expense, plus

  (2)
  the product of

  •
  the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times

  •
  a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

    "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  (1)
  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (net of interest income accrued on any escrow account holding funds to repay IMC Global's 6.625% senior notes due 2001, 7.40% notes due 2002 or the Polk County bonds), including without limitation,

  •
  any amortization of debt discount and amortization of deferred financing costs,

  •
  the net costs under Interest Swap Obligations,

  •
  all capitalized interest and

  •
  the interest portion of any deferred payment obligation; and

  (2)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "Consolidated Net Income" means, with respect to any Person (the "Referent Person"), for any period, the net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication:

  (1)
  gains or losses on sales, transfers or other dispositions of assets other than in the ordinary course of business or abandonments or reserves relating thereto, and the related tax effect according to GAAP;

  (2)
  extraordinary gains or extraordinary losses determined in accordance with GAAP, and the related tax effect according to GAAP;

  (3)
  the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Referent Person or is merged or consolidated with the Referent Person or any Restricted Subsidiary of the Referent Person;

  (4)
  the net income (but not loss) of any Restricted Subsidiary of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided that restrictions under the Argus Lease shall be excluded from operation of this clause;

  (5)
  the net income or loss of any Person that is not a Restricted Subsidiary of the Referent Person except to the extent of cash dividends or distributions paid to the Referent Person or to a wholly owned Restricted Subsidiary of the Referent Person (subject, in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation contained in clause (4) above);

  (6)
  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

  (7)
  income or loss attributable to discontinued operations, other than the Specified Discontinued Businesses prior to the sale thereof;

  (8)
  in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

  (9)
  gains or losses from the cumulative effect of any change in accounting principles; and

  (10)
  Non-Cash Asset Write-Downs;

provided, further, that Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of IMC Global, expressed as a decimal.

    "Consolidated Net Worth" of any Person means the consolidated stockholders' equity (or equivalent) of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to (1) Disqualified Capital Stock of such Person and (2) Unrestricted Subsidiaries.

    "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, depletion, amortization and other non-cash charges (other than Non-Cash Asset Write-Downs) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

    "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of IMC Global who:

  •
  was a member of such Board of Directors on the Issue Date; or

  •
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

    "Coverage Ratio Exception" has the meaning set forth in the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant.

    "Credit Agreement" means one or more senior credit agreements, including the Credit Agreement dated on or about the Issue Date by and among IMC Global and certain of its domestic Subsidiaries, as borrowers, The Chase Manhattan Bank, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as syndication agent, and the lenders party thereto from time to time, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or Refinanced from time to time, including any agreement or agreements extending the maturity of, Refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

    "Credit Agreement Guarantee" has the meaning set forth in the third paragraph under "C Subsidiary Guarantees" above.

    "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect IMC Global or any of its Restricted Subsidiaries against fluctuations in currency values.

    "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "Designated Preferred Stock" means preferred stock that is designated as Designated Preferred Stock pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of IMC Global on the issuance date thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant and are not used for purposes of clause (2) or (3) of the second paragraph thereof.

    "Disqualified Capital Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

  (1)
  required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the stated maturity of the Notes; or

  (2)
  convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the stated maturity of the Notes.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a Change of Control will not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to IMC Global's purchase of such Notes as are required to be purchased pursuant to the provisions of the Indenture as described under "—Repurchase at the Option of Holders upon Change of Control."

    "Domestic Subsidiary" means any Restricted Subsidiary of IMC Global that is not a Foreign Subsidiary.

    "Eligible Obligations" shall mean obligations as a result of the deposit of which (along with the simultaneous deposit, if any, of money or U.S. Government Obligations or both) the Notes will be rated in the highest generic long-term debt rating category assigned by one or more nationally recognized rating agencies to debt with respect to which the issuer thereof has been released from its obligations to the same extent that IMC Global has been released from its obligations under the Indenture pursuant to the defeasance provision of the Indenture.

    "Event of Default" has the meaning set forth in the first paragraph under "—Events of Default."

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "Exchange and Registration Rights Agreement" has the meaning set forth under "—Registration Covenant; Exchange Offer" below.

    "fair market value" means, with respect to any asset, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of IMC Global acting reasonably and in good faith and shall be evidenced by a board resolution of the Board of Directors of IMC Global delivered to the Trustee.

    "Fall-Away Event" has the meaning set forth under "—Fall-Away Event."

    "Foreign Subsidiary" means any Restricted Subsidiary of IMC Global organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

    "Four Quarter Period" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

    "Funded Debt" means indebtedness (including the Notes) maturing by the terms thereof more than one year after the original creation thereof.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied, that are applicable to the circumstances as of the date of determination; provided that, for purposes of calculating the Consolidated Net Worth of a Person (including all components thereof), "GAAP" shall mean such generally accepted accounting principles as described above in effect on August 1, 1998.

    "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

    "Guarantors" means (1) each of the following Restricted Subsidiaries of IMC Global:

Carey Salt Company,* a Delaware corporation;
FMRP Inc., a Delaware corporation;
GSL Corporation,* a Delaware corporation;
Harris Chemical North America, Inc.,* a Delaware corporation;
IMC Canada Ltd., a Canadian federal corporation;
IMC Chemicals Inc.,* a Delaware corporation;
IMC Global Netherlands B.V., a Netherlands corporation;
IMC Global Operations Inc., a Delaware corporation;
IMC Global Potash Holdings N.V., a Netherland Antilles corporation;
IMC Inorganic Chemicals Inc.,* a Delaware corporation;
IMC Kalium Ogden Corp.,* a Delaware corporation;
IMC Phosphates Company, a Delaware general partnership;
IMC Potash Carlsbad Inc., a Delaware corporation;

IMC Potash Colonsay N.V., a Netherland Antilles corporation;
IMC Salt Inc.,* a Delaware corporation;
IMC USA Inc., a Delaware corporation;
KCL Holdings, Inc., a Delaware corporation;
NAMSCO Inc.,* a Delaware corporation;
NATI LLC,* a Delaware limited liability company;
Phosphate Resource Partners Limited Partnership, a Delaware limited partnership; and
The Vigoro Corporation, a Delaware corporation;

*
IMC Global plans to divest these subsidiaries. After the divestiture, these subsidiaries may be released from the Guaranty in accordance with the provisions thereof.

and (2) each other Restricted Subsidiary of IMC Global that issues a Note Guarantee pursuant to the "Limitation on Guarantees by Restricted Subsidiaries" covenant or otherwise, in each case, so long as the Note Guarantee of such Restricted Subsidiary is in full force and effect.

    "IMC Chemicals Business Unit" means the IMC Chemicals business unit as defined for the purposes of IMC Global's consolidated financial statements for the year ended December 31, 2000.

    "IMC Salt Business Unit" means the IMC Salt business unit as defined for the purposes of IMC Global's consolidated financial statements for the year ended December 31, 2000.

    "incur" means to create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment. The accretion of principal of a non-interest bearing or other discount security or the accrual of interest shall not be deemed the incurrence of Indebtedness.

    "Indebtedness" means with respect to any Person, without duplication,

  (1)
  all obligations of such Person for borrowed money;

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations of such Person;

  (4)
  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

  (5)
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

  (6)
  guarantees in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

  (7)
  all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such asset or the amount of the obligation so secured;

  (8)
  all obligations under Currency Agreements, Interest Swap Agreements and Commodity Agreements of such Person;

  (9)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; and

  (10)
  all Preferred Stock of any Subsidiary of such Person not held by such Person or any Restricted Subsidiary of such Person with the amount of Indebtedness represented by such Preferred Stock being equal to the liquidation value thereof.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

    Notwithstanding the foregoing, "Indebtedness" shall not include (x) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future or (y) deferred taxes.

    "Independent Financial Advisor" means a firm:

  •
  which does not, and whose directors, officers or Affiliates do not, have a material financial interest in IMC Global and

  •
  which, in the judgment of the Board of Directors of IMC Global, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "interest" means, with respect to the Notes, interest and Additional Interest (as defined under "CRegistration Covenant; Exchange Offer"), if any.

    "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" excludes (1) extensions of trade credit by IMC Global and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of IMC Global or such Restricted Subsidiary, as the case may be, (2) any Restricted Payment described in clause (2) of the definition thereof and (3) any purchase or acquisition of Indebtedness of IMC Global or any of its Restricted Subsidiaries (other than any Restricted Payment described in clause (3) of the definition thereof). If IMC Global or any Restricted Subsidiary of IMC Global sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of IMC Global such that, after giving effect to any such sale or disposition, IMC Global no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, IMC Global will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

    "Investment Grade Rating" means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB- and (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

    "Issue Date" means the date of initial issuance of the Notes.

    "Liens" means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in any encumbrance against real or personal property or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to IMC Global or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement.

    "Moody's" means Moody's Investor's Services, Inc. or any successor thereto.

    "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by IMC Global or any of its Restricted Subsidiaries from such Asset Sale, net of

  •
  all out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions),

  •
  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

  •
  the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Sale and

  •
  appropriate amounts provided by IMC Global or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by IMC Global or any Restricted Subsidiary after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "Net Proceeds Offer" has the meaning set forth in the third paragraph of the "Limitation on Asset Sales" covenant.

    "Net Proceeds Offer Amount" has the meaning set forth in the third paragraph of the "Limitation on Asset Sales" covenant.

    "Non-Cash Asset Write-Down" means a non-cash write-down or write-off of an asset (other than any such write-down or write-off that requires an accrual of or a reserve for cash charges for any future period); provided that upon the sale of such asset such write-down or write-off shall not be taken into account in calculating Consolidated Net Income, to the extent the gain from any such sale would otherwise increase Consolidated Net Income.

    "Note Guarantee" means a guarantee of the Notes contemplated under "—Subsidiary Guarantees" or issued pursuant to the "Limitation on Guarantees by Restricted Subsidiaries" covenant.

    "Ogden" means the solar evaporation facility located in Ogden, Utah, as defined for the purposes of IMC Global's consolidated financial statements for the year ended December 31, 2000.

    "Other Indebtedness" has the meaning set forth in the third paragraph of the "Limitation on Asset Sales" covenant.

    "Permitted Indebtedness" means, without duplication, each of the following:

  (1)
  Indebtedness of IMC Global and its Restricted Subsidiaries outstanding on the Issue Date, including any such Indebtedness held by IMC Global or any of its Restricted Subsidiaries;

  (2)
  the Notes issued on the Issue Date and any Note Guarantees;

  (3)
  Indebtedness incurred by IMC Global or any of its Restricted Subsidiaries pursuant to the Credit Agreement in an aggregate principal amount not to exceed the greater of:

  •
  $500.0 million at any time outstanding, less any repayments actually made thereunder with the Net Cash Proceeds of Asset Sales in accordance with the "Limitation on Asset Sales" covenant, and

  •
  the sum of 85% of the book value of accounts receivable and 50% of the book value of inventory of IMC Global and its Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP, less the amount of Indebtedness incurred and outstanding pursuant to clause (14) below;

  (4)
  Interest Swap Obligations of IMC Global relating to:

  •
  Indebtedness of IMC Global or any of its Restricted Subsidiaries or

  •
  Indebtedness that IMC Global or any of its Restricted Subsidiaries reasonably intends to incur within six months; and

    Interest Swap Obligations of any Restricted Subsidiary of IMC Global relating to:

    •
    Indebtedness of such Restricted Subsidiary or

    •
    Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months; provided any such Interest Swap Obligations will constitute "Permitted Indebtedness" only if they are entered into to protect IMC Global and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under the Indenture to the extent the notional principal amount of such Interest Swap Obligations, when incurred, do not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

  (5)
  Indebtedness by IMC Global or any of its Restricted Subsidiaries under Commodity Agreements and Currency Agreements; provided that (x) such agreements are entered into to protect IMC Global and its Restricted Subsidiaries from fluctuations in the price of commodities actually at that time used in the ordinary course of business of IMC Global and its Restricted Subsidiaries, in the case of Commodity Agreements, and from fluctuations in currency exchange rates, in the case of Currency Agreements, and (y) in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of IMC Global and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (6)
  Indebtedness of a Restricted Subsidiary of IMC Global owed to IMC Global or to a Restricted Subsidiary of IMC Global for so long as such Indebtedness is held by IMC Global or a Restricted Subsidiary of IMC Global, in each case subject to no Lien held by a Person other than IMC Global or a Restricted Subsidiary of IMC Global (other than Liens granted under the Credit Agreement); provided that if any Person other than IMC Global or a Restricted Subsidiary of IMC Global owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Liens granted under the Credit Agreement), the issuer of such Indebtedness shall be deemed to have incurred at such time Indebtedness not permitted by this clause (6);

  (7)
  Indebtedness of IMC Global to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien (other than Liens granted under the Credit Agreement); provided that (x) any Indebtedness of IMC Global to any Restricted Subsidiary (other than Indebtedness subject to Liens granted under the Credit

    Agreement) is unsecured and subordinated, pursuant to a written agreement, to IMC Global's obligations under the Notes and (y) if any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than Liens granted under the Credit Agreement), IMC Global shall be deemed to have incurred at such time Indebtedness not permitted by this clause (7);

  (8)
  Indebtedness of IMC Global or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

  (9)
  Indebtedness of IMC Global or any of its Restricted Subsidiaries represented by letters of credit for the account of IMC Global or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

  (10)
  Refinancing Indebtedness incurred to Refinance Indebtedness (x) incurred pursuant to the Coverage Ratio Exception or pursuant to clause (2) above or this clause (10) or (y) referred to in clause (1) above;

  (11)
  indemnification, adjustment of purchase price or similar obligations of IMC Global or any of its Restricted Subsidiaries, in each case, incurred in connection with the disposition of any assets of IMC Global or any of its Restricted Subsidiaries (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition); provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the net proceeds actually received by IMC Global and such Restricted Subsidiary from such disposition;

  (12)
  obligations of IMC Global or any of its Restricted Subsidiaries in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

  (13)
  Capitalized Lease Obligations and Purchase Money Indebtedness of IMC Global or any of its Restricted Subsidiaries, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed $50.0 million at any time outstanding;

  (14)
  the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse (except for Standard Securitization Undertakings) to IMC Global or any of its Restricted Subsidiaries not to exceed $100 million at any time outstanding;

  (15)
  Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

  (16)
  industrial revenue bonds or similar tax-exempt Indebtedness of IMC Global or any of its Restricted Subsidiaries incurred to finance the construction or improvement of operations of IMC Global and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

  (17)
  the guarantee by IMC Global or any of its Restricted Subsidiaries of Indebtedness incurred by IMC Global or any of its Restricted Subsidiaries that was permitted to be incurred by the Coverage Ratio Exception or another clause in this definition of Permitted Indebtedness; provided, that the "Limitation on Guarantees by Restricted Subsidiaries" covenant, to the extent applicable, has been complied with;

  (18)
  Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $25.0 million at any time outstanding; and

  (19)
  additional Indebtedness of IMC Global or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any time outstanding.

    "Permitted Investments" means:

  (1)
  Investments by IMC Global or any of its Restricted Subsidiaries in any Person that is or will become immediately after such Investment a Restricted Subsidiary of IMC Global or that will merge or consolidate into IMC Global or any of its Restricted Subsidiaries; provided that any Investment by IMC Global or any of its Restricted Subsidiaries (other than any Phosphates Entity) in any Phosphates Entity shall be in the form of Indebtedness, which shall increase the amount for which such Phosphates Entity is obligated under its Note Guarantee as described in the third paragraph under "—Subsidiary Guarantee";

  (2)
  Investments in IMC Global by any of its Restricted Subsidiaries; provided that any Indebtedness evidencing such Investment (other than Indebtedness subject to Liens granted under the Credit Agreement) is unsecured and subordinated, pursuant to a written agreement, to IMC Global's obligations with respect to the Notes;

  (3)
  investments in cash and Cash Equivalents;

  (4)
  loans and advances to employees and officers of IMC Global and its Restricted Subsidiaries in the ordinary course of business;

  (5)
  Investments in joint ventures not to exceed $25.0 million; provided that

  •
  such joint ventures do not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such joint ventures),

  •
  the documentation governing any such joint venture does not contain a restriction on distributions to IMC Global or any of its Subsidiaries, and

  •
  each such joint venture is engaged only in the businesses in which IMC Global and its Restricted Subsidiaries are engaged in on the Issue Date and businesses similar, related or ancillary thereto;

  (6)
  Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of IMC Global or its Restricted Subsidiaries;

  (7)
  Investments received as consideration from an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

  (8)
  Investments existing on the Issue Date;

  (9)
  any Investment by IMC Global or a wholly owned Subsidiary of IMC Global in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a purchase money note or an equity interest;

  (10)
  any Indebtedness of IMC Global to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by IMC Global from any such Subsidiary which assets are subsequently conveyed by IMC Global to a Securitization Entity in a Qualified Securitization Transaction;

  (11)
  Investments in Interest Swap Obligations, Commodity Agreements and Currency Agreements of the type described in clauses (4) and (5) of the definition of "Permitted Indebtedness";

  (12)
  any deemed Investment in all or any portion of the IMC Chemicals Business Unit occurring by operation of the last sentence of the definition of "Investment"; and

  (13)
  additional Investments in an aggregate amount not to exceed $25.0 million at any time outstanding.

    "Permitted Liens" means, with respect to any Person:

  (1)
  Liens existing as of August 1, 1998;

  (2)
  Liens on assets of, or any Capital Stock of or secured debt of, any Person existing at the time such Person becomes a Restricted Subsidiary of IMC Global or at the time such Person is merged into IMC Global or any of its Restricted Subsidiaries;

  (3)
  Liens in favor of IMC Global or any of its Restricted Subsidiaries;

  (4)
  Liens in favor of governmental bodies to secure progress or advance payments;

  (5)
  Liens securing industrial revenue or pollution control bonds;

  (6)
  Liens on property to secure Indebtedness incurred for the purpose of (x) financing all or any part of the purchase price of such property incurred prior to, at the time of, or within 180 days after, the acquisition of such property or (y) financing all or any part of the cost of construction, improvement, development or expansion of any such property;

  (7)
  statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

  (8)
  Liens on current assets of Restricted Subsidiaries securing Indebtedness of such Restricted Subsidiaries; and

  (9)
  any extensions, substitutions, replacements or renewals in whole or in part of a Lien (an "existing Lien") enumerated in clauses (1) through (8) above; provided that (x) the Lien may not extend beyond the assets or Indebtedness subject to the existing Lien and (y) improvements and construction on such assets and the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien.

    "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

    "Phosphates Entities" means PLP; IMC Phosphates Company, a Delaware general partnership; IMC Phosphates MP Inc., a Delaware corporation; and their respective Subsidiaries.

    "PLP" means Phosphate Resource Partners Limited Partnership, a Delaware limited partnership.

    "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "Principal Property" means any manufacturing plant or warehouse owned or leased by IMC Global or any Subsidiary of IMC Global, whether owned or leased as of August 1, 1998 or thereafter, the gross book value of which exceeds 1% of Consolidated Net Worth, other than manufacturing plants and warehouses which the Board of Directors of IMC Global by resolution declares are not of material importance to the total business conducted by IMC Global and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and warehouses as to which such a declaration has been so made, is so declared by the Board of Directors of IMC Global to be not of material importance to the total business conducted by IMC Global and its Restricted Subsidiaries as an entirety.

    "Pro Forma Cost Savings" means, with respect to any period ended on any Transaction Date, the reductions in costs with respect to the applicable Four Quarter Period that are directly attributable to any Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act.

    "Purchase Money Indebtedness" means Indebtedness of IMC Global or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the ordinary course of business by IMC Global or any of its Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or completion of such construction or improvement and (3) such Indebtedness shall not be secured by any assets of IMC Global or any of its Restricted Subsidiaries other than the assets so acquired and improvements thereon.

    "Qualified Capital Stock" means any Capital Stock of IMC Global that is not Disqualified Capital Stock.

    "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by IMC Global, any of its Restricted Subsidiaries or a Securitization Entity pursuant to which IMC Global or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or IMC Global or any of its Restricted Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by IMC Global or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of IMC Global or any of its Restricted Subsidiaries which arose in the ordinary course of business of IMC Global and its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

    "Rating Agency" means each of (a) S&P and (b) Moody's.

    "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "Refinancing Indebtedness" means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness that does not

  (1)
  result in an increase in the aggregate principal amount of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by IMC Global in connection with such Refinancing) or

  (2)
  create Indebtedness with

  •
  a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

  •
  a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if the Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) if the obligors on the Indebtedness being Refinanced include only IMC Global and/or one or more Guarantors, the obligors on the Refinancing Indebtedness thereof shall not include any Person other than IMC Global and/or one or more Guarantors.

    "Restricted Payment" means to

  (1)
  declare or pay any dividend or make any distribution on or in respect of IMC Global's Capital Stock to holders of such Capital Stock, other than dividends or distributions payable in Qualified Capital Stock of IMC Global,

  (2)
  purchase, redeem or otherwise acquire or retire for value any Capital Stock of IMC Global or any warrants, options or other rights to purchase or acquire any Capital Stock of IMC Global,

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of IMC Global or any Guarantor that is subordinate or junior in right of payment to the Notes or the Note Guarantee of such Guarantor or

  (4)
  make any Investment other than Permitted Investments.

    "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

    "Revocation" has the meaning set forth in the "Limitation on Designations of Unrestricted Subsidiaries" covenant.

    "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

    "Sale and Leaseback Transaction" has the meaning set forth in the second paragraph of the "Limitations on Liens and Sale and Leaseback Transactions" covenant.

    "Securitization Entity" means a wholly owned Subsidiary of IMC Global (or another Person in which IMC Global or any Subsidiary of IMC Global makes an Investment and to which IMC Global or any Subsidiary of IMC Global transfers accounts receivable) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of IMC Global (as provided below) as a Securitization Entity

  (1)
  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

  •
  is guaranteed by IMC Global or any Subsidiary of IMC Global (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings,

  •
  is recourse to or obligates IMC Global or any Subsidiary of IMC Global (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or

    •
    subjects any asset of IMC Global or any Subsidiary of IMC Global (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by IMC Global or any Subsidiary of IMC Global,

  (2)
  with which neither IMC Global nor any Subsidiary of IMC Global has any material contract, agreement, arrangement or understanding other than on terms no less favorable to IMC Global or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of IMC Global, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

  (3)
  to which neither IMC Global nor any Subsidiary of IMC Global has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of IMC Global shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of IMC Global giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

    "Significant Subsidiary" means any Restricted Subsidiary of IMC Global which, at the date of determination, is a "significant subsidiary" as such term is defined in Regulation S-X under the Exchange Act.

    "Specified Discontinued Businesses" means the IMC Chemicals Business Unit, the IMC Salt Business Unit and Ogden.

    "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by IMC Global or any Subsidiary of IMC Global which are reasonably customary in an accounts receivable securitization transaction.

    "Stated Maturity" when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

    "Subsidiary" of any Person means (1) any Person of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or other Person in which such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

    "Unrestricted Subsidiary" of any Person means:

  (1)
  for purposes of the "Limitations on Liens and Sale and Leaseback Transactions" covenant and related definitions only:

  •
  any Subsidiary of IMC Global that at the time of determination has been designated an "Unrestricted Subsidiary" under the Indenture by the Board of Directors in the manner provided below and

  •
  any Subsidiary of such an "Unrestricted Subsidiary."

  The Board of Directors of IMC Global may designate any Subsidiary of IMC Global (including any newly acquired or newly formed Subsidiary) to be an "Unrestricted Subsidiary" for purposes of the "Limitations on Liens and Sale and Leaseback Transactions" covenant and related definitions unless such Subsidiary owns any Capital Stock of, or owns or holds any property of, IMC Global or any other Subsidiary of IMC Global that is not a Subsidiary of the Subsidiary so designated; provided, however, that (x) the Subsidiary to be so designated has total assets of $5,000 or less and (y) the following Subsidiaries may not be designated Unrestricted Subsidiaries: IMC Global Operations Inc., a Delaware corporation; International Minerals & Chemical Corporation (Canada) Limited, a Canadian company; IMC-Agrico Company, a Delaware general partnership; and any intermediate holding company between any of the foregoing and IMC Global. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolutions giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

  (2)
  for all other purposes of the Indenture:

  •
  any Subsidiary of such Person that at the time of determination has been designated an Unrestricted Subsidiary, and has not been redesignated a Restricted Subsidiary, in accordance with the "Limitation on Designation of Unrestricted Subsidiaries" covenant; and

  •
  any Subsidiary of such an Unrestricted Subsidiary.

    "U.S. Government Obligations" shall mean securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt for any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

    "Value" means an amount equal to the greater of the net proceeds of the sale or transfer of the property leased pursuant to a Sale and Leaseback Transaction, or the fair value as determined by the Board of Directors of IMC Global of the leased property at the time of entering into such Sale and Leaseback Transaction.

    "Voting Stock" means, with respect to any Person, Capital Stock of such Person entitling the holders thereof, under ordinary circumstances, to vote in the election of the Board of Directors of such Person.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the then outstanding aggregate principal amount of such Indebtedness into

  (2)
  the sum of the total of the products obtained by multiplying

  •
  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

    •
    the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

Book-Entry, Delivery and Form

    General.  Each series of Notes will be initially issued in the form of a global note (collectively, the "Global Notes"). The Global Notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co. as nominee of DTC. Except in the limited circumstances described below, beneficial interests in the Global Note will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC.

    DTC.  DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions amongst its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and /or their representatives) own DTC.

    Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders of Notes for any purpose. So long as DTC is the registered owner or holder of a Global Note, such party will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of DTC and their participants or holders to exercise any rights and remedies of a holder under the Indenture. Payments of principal and interest on the Global Notes will be made to one or more paying agents on behalf of DTC as the registered owner thereof.

    The laws of some countries and some states in the United States require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons may be limited to that extent. Because DTC can act only on behalf of its participants or holders, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    Payments on the Global Notes.  While the Notes are represented by the Global Notes, payments in respect of the principal of, premium, if any, and interest on the Global Notes will be made through one or more paying agents appointed under the Indenture (which initially will include the Trustee) on behalf of DTC in its capacity as the registered holder of the Notes under the Indenture. If definitive Notes have been issued, the Indenture requires IMC Global to make payments in respect of such definitive Notes (including principal, premium and interest) by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

    Under the terms of the Indenture, IMC Global and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of IMC Global, the Trustee, or any agent of IMC Global or the Trustee has or will have any responsibility or liability for

  •
  any aspect or accuracy of the records of the relevant clearing system, the participants therein or the holders thereof, as the case may be, relating to payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any records of such clearing system, participant or holder relating to beneficial ownership interests in the Global Notes, or

  •
  any other matter relating to the actions and practices of the relevant clearing system or the participants therein or the holders thereof.

    DTC, upon receipt of any such payment, will immediately credit the accounts of its relevant participants or holders with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Notes, as shown on the records of DTC. IMC Global expects that payments by such participants or holders, as the case may be, to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of such participants or holders. Neither IMC Global nor the Trustee will have responsibility or liability for the payment of amounts owing in respect of beneficial interests in the Global Notes held by the Trustee.

    Transfers of Global Securities and Interests in Global Securities.  Unless definitive securities are issued, the Global Notes may be transferred, in whole and not in part, only by DTC to the Trustee, or by the Trustee to DTC, or to another nominee or successor thereof or a nominee of such successor.

    Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its holders and intermediaries. Any secondary market trading activity in beneficial interests in the Global Notes is expected to occur through the participants or holders and intermediaries of DTC and the securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

    No service charge will be made for any registration of transfer or exchange of the Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Although DTC has agreed to various procedures to facilitate transfers of interests in the Global Notes among participants and holders in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither IMC Global, the Trustee, nor any agent of ours or the Trustee will have any responsibility for the nonperformance or misperformance (as a result of insolvency, mistake, misconduct or otherwise) by DTC or its participants, indirect participants, holders or intermediaries of their respective obligations under the rules and procedures governing their operations.

    We understand that under existing industry practices, if IMC Global or the Trustee requests any action of holders of Notes, or if an owner of a beneficial interest in a Global Note desires to give instructions or take an action that a holder is entitled to give or take under the Indenture, DTC would authorize their respective participants or holders, as the case may be, owning the relevant beneficial interest to give instructions to take such action, and such participants or holders would authorize indirect participants or intermediaries to give instructions or take such action, or would otherwise act upon the instructions of such indirect participants or intermediaries. DTC is not required to authorize holders to take any action.

    IMC Global understands that under existing practices of DTC if less than all of the Notes are to be redeemed at any time, DTC will credit its participants' or holders' accounts on a proportionate basis, with adjustments to prevent fractions, or by lot or on such other basis as DTC deems fair and appropriate, provided that no beneficial interests of less than $1,000 may be redeemed in part.

    Except in the limited circumstances described below, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of definitive Notes. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time.

    Certificated Notes.  Beneficial interests in a Global Note are exchangeable for definitive Notes in registered certificated form only if:

  (1)
  DTC is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearance system satisfactory to the Trustee, is available,

  (2)
  an Event of Default under the Indenture occurs and is continuing, upon the request delivered in writing to DTC or the Trustee,

  (3)
  at any time IMC Global in its sole discretion determines that the Global Notes should be exchanged for definitive Notes or

  (4)
  DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not able to be appointed by IMC Global within 90 days;

provided that in the case of clauses (1), (3) or (4), such exchange shall be only for all Notes of such series and in the case of clause (2), such exchange may be for all or some Notes of such series.

    Any certificated Notes will be issued registered form denominations of $1,000 in nominal amount and multiples thereof. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interest in the Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures. The Notes may not be issued in bearer form.

    In the case of the issuance of certificated Notes in the limited circumstances set forth above, the holder of any such certificated note may transfer such note by surrendering it at the offices or agencies of IMC Global maintained for such purpose within the City and State of New York. Until otherwise designated by IMC Global, IMC Global's office or agency in the City and State of New York will be the offices of the Trustee maintained for such purpose. In the event of a partial transfer of a holding of Notes represented by one certificate, or partial redemption of such a holding represented by one certificate, a new certificate shall be issued to the transferee in respect of the part transferred or redeemed and a further new certificate in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor, provided that no certificate in denominations less than $1,000 shall be issued. Each new certificate to be issued shall be available for delivery within ten business days at the office of the Trustee. The cost of preparing, printing, packaging and delivering the certificated Notes shall be borne by IMC Global.

    IMC Global shall not be required to register the transfer or exchange of certificated Notes for a period of 15 days preceding

  •
  the due date for any payment of principal of or interest on the Notes, or

  •
  the date fixed for a selection of Notes to be redeemed.

    Also, IMC Global is not required to register the transfer or exchange of any Notes selected for redemption. In the event of the transfer of any certificated note, the Trustee may require a holder,

among other things, to furnish appropriate endorsements and transfer documents, and IMC Global may require a holder to pay any taxes and fees required by law and permitted by the Indenture and the Notes.

    If certificated Notes are issued and a holder of a certificated Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, IMC Global shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and IMC Global's requirements are met. If required by the Trustee or IMC Global, an indemnity bond sufficient in the judgment of both to protect IMC Global, the Trustee or any paying agent or authenticating agent appointed pursuant to the Indenture from any loss which any of them may suffer if a Note is replaced must be posted. IMC Global may charge for its expenses in replacing a Note.

    In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed or purchased by IMC Global pursuant to the provisions of the Indenture, IMC Global in its discretion may, instead of issuing a new Note, pay, redeem or purchase such Note, as the case may be.

    To the extent permitted by law, IMC Global, any paying agent, the Registrar and the Transfer Agent shall be entitled to treat the Person in whose name any certificated Note is registered as the absolute owner thereof. The Indenture contains provisions relating to the maintenance of a register reflecting ownership of certificated Notes, if any, and other provisions customary for a registered debt security including registration as to both principal and stated interest and restrictions on transfer except by surrender of a certificated Note and either the reissuance of such certificated Note or the issuance of a new certificated Note to the new holder. Payment of principal on each certificated Note will be made to the holder against presentation and surrender. Payment of interest on each certificated Note will be made to the holder appearing on the register at the close of business on the record date at his address shown on the register on the record date.

    None of IMC Global, the Trustee, the Depositary or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, any book-entry interest.

    Redemption of Global Notes.  In the event that any Global Note (or any portion thereof) is redeemed, the Trustee will redeem an equal amount of the book-entry interests in such Global Note from the amount received by it in respect to the redemption of such Global Note. The redemption price payable in connection with the redemption of such book-entry interests will be equal to the amount received by the Trustee in connection with the redemption of such Global Note (or any portion thereof).

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material federal income tax consequences of ownership of the New Notes. This discussion is a general summary only and does not address all tax aspects of ownership of the New Notes that may be relevant to a prospective investor's particular circumstances. This discussion deals only with New Notes held as capital assets and does not deal with the consequences to special classes of holders of the New Notes, such as dealers in notes or currencies, life insurance companies, tax exempt entities, financial institutions, persons with a functional currency other than the U.S. dollar, U.S. expatriates or investors in pass-through entities such as partnerships. It does not deal with the effects of any arrangement entered into by a holder of the New Notes that partially or completely hedges the New Notes, or otherwise holds the New Notes as part of a synthetic security or other integrated investment. In general, this discussion assumes that a holder acquires New Notes at original issue. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and the related regulations, rulings, and judicial decisions as of the date of this prospectus, any of which may be repealed or modified in a manner resulting in federal income tax consequences that differ from those described below. This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

    Holders of the Notes should consult their own tax advisors concerning U.S. federal income tax consequences resulting from their particular situations, and state, local, franchise, gift and estate tax consequences, or other consequences under the laws of any other taxing jurisdiction.

U.S. Holders

    The following discussion addresses the U.S. federal income tax consequences to a U.S. holder of a New Note. For purposes of this discussion, a "U.S. holder" is a note holder that is (1) a citizen or resident of the United States for United States federal income tax purposes, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test prescribed under the Code, (2) a corporation, partnership, or other entity organized under the laws of the United States or any political subdivision of the United States, (3) an estate taxed by the United States without regard to its source of income or (4) a trust if the trust has validly elected to be treated as a United States person for U.S. federal income tax purposes of if (a) a court within the United States can exercise primary supervision over its administration and (b) one or more United States persons have authority to control all of its substantial decisions.

Exchange Offer in Connection with Registration of the New Notes

    The exchange of the Outstanding Notes for the New Notes, which have substantially identical terms, in connection with the registration of the New Notes will not be a taxable event for federal income tax purposes. Consequently, no gain or loss will be recognized by U.S. holders and non-U.S. holders of the Outstanding Notes upon receipt of the New Notes and ownership of the New Notes will be considered a continuation of ownership of the Outstanding Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the New Notes, a holder will have the same tax basis and holding period in the New Notes that the holder had in the Outstanding Notes. The U.S. federal income tax consequences of holding and disposing of the New Notes will be the same as those of holding and disposing of the Outstanding Notes.

Interest and Original Issue Discount

    Payments of stated interest on a New Note will be taxable as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to the holder of the New Note.

    With respect to original issue discount ("OID"), we intend to take the position (which generally will be binding on holders) that the New Notes are not issued with OID. Accordingly, the U.S. holders will include stated interest in gross income in accordance with their methods of accounting for tax purposes. This position is based in part upon our conclusion that, as of the date of this prospectus, the likelihood of paying additional amounts as described under "Description of Notes" should be "remote" within the meaning of applicable Treasury regulations. We intend to treat any such payments as additional interest payable on the New Notes which should be taxable to U.S. holders at the time is accrues or is received in accordance with such holder's regular method of accounting. The Internal Revenue Service may or may not agree with this conclusion.

Additional Interest

    The interest rate on the New Notes may be increased if the New Notes are not registered with the SEC within the prescribed time period or if we do not commence the exchange offer within the prescribed time period. We believe that the possibility that any additional interest will be paid is "remote and incidental" under applicable Treasury Regulations and, therefore, that any additional interest will be taxable to U.S. holders at the time that it accrues or is received in accordance with each U.S. holder's method of accounting. The Internal Revenue Service may take a different position, which could affect the time when the additional interest, if any, would be taxable to a U.S. holder.

Sale, Exchange or Retirement of the New Notes

    Upon the sale, exchange or retirement of the New Notes, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement, less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income, and the U.S. holder's adjusted tax basis in the New Notes. A U.S. holder' adjusted tax basis in the New Notes generally will be the U.S. holder's cost of the New Notes, less any principal payments received by the holder.

    Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of the New Notes will be capital gain or loss. The gain or loss will be long-term capital gain or loss if the New Notes have been held by the U.S. holder for more than twelve months. In the case of a noncorporate U.S. holder, long-term capital gain is subject to a maximum U.S. Federal tax rate of 20%. The deductibility of capital losses by U.S. holders is subject to certain limitations.

Market Discount

    Any gain or loss on a disposition of a New Note would generally be a capital gain or loss. However, a subsequent purchaser of a New Note who did not acquire the New Note at its original issue, and who acquires the New Note at a price that is less than the stated redemption price of the New Note at its maturity (i.e., the face amount of the new note if it is issued at par), may be required to treat the New Note as a "market discount bond." Any recognized gain on a disposition of the New Note would then be treated as ordinary income to the extent that it does not exceed the "accrued market discount" on the New Note. In general, accrued market discount is that amount that bears the same ratio to the excess of the stated redemption price of the New Note over the purchaser's basis in the New Note immediately after its acquisition, as the number of days the purchaser holds the New Note bears to the number of days after the date the purchaser acquired the New Note up to and including the date of its maturity. In addition, there are rules deferring the deduction of all or part of the interest expense on indebtedness incurred or continued to purchase or carry the New Notes and permitting a purchaser to elect to include accrued market discount in income on a current basis.

Information Reporting and Backup Withholding

    A U.S. holder of a New Note may be subject to "backup withholding" at a rate of 31% with respect to certain "reportable payments," including payments of interest and, under certain circumstances, principal payments on the New Note. These backup withholding rules apply if the U.S. holder, among other things, (1) fails to furnish us with his or its social security number or other taxpayer identification number ("TIN"), certified under penalties of perjury, within a reasonable time after the request therefor, (2) furnishes an incorrect TIN, (3) fails to properly report the receipt of interest, or (4) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is creditable against the U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Backup withholding will not apply, however, with respect to payments made to certain holders (including corporations and tax-exempt organizations), provided their exemptions from backup withholding are properly established. A U.S. holder who does not provide us with its correct TIN also may be subject to penalties imposed by the Internal Revenue Service.

Non-U.S. Holders

    The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. holder and certain U.S. federal estate tax consequences of a nonresident alien individual (for U.S. federal estate tax purposes). As used herein, a "Non-U.S. holder" is any holder other than a U.S. holder.

    Under present United States federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

      1.  payments of interest on the New Notes to any Non-U.S. holder will not be subject to United States federal income or withholding tax, provided that (a) (i) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the Non-U.S. holder is not (A) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (B) a controlled foreign corporation that is related to us through stock ownership and (iii) those interest payments are not effectively connected with the conduct of a United States trade or business of the Non-U.S. holder (the "Portfolio Interest Exemption") or (b) the Non-U.S. holder is entitled to the benefits of an income tax treaty under which interest on the New Notes is exempt from U.S. federal withholding tax and provides a properly executed IRS Form W-8BEN claiming the exemption (a "Treaty Exemption");

      2.  a holder of the New Notes who is a Non-U.S. holder will not be subject to the United States federal income tax on gain realized on the sale, exchange or other disposition of the New Notes, unless (a) that holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met or (b) the gain is effectively connected with the conduct of a United States trade or business of the holder; and

      3.  if interest on the New Notes is exempt from withholding of United States federal income tax under the Portfolio Interest Exemption (without regard to the certification requirement), the New Notes will not be included in the estate of a deceased Non-U.S. holder for United States federal estate tax purposes.

    The certification referred to above may be made on an Internal Revenue Service Form W-8BEN or a substantially similar substitute form.

Information Reporting and Backup Withholding

    We will, where required, report to the holders of the New Notes and the Internal Revenue Service the amount of any interest paid on the New Notes in each calendar year and the amounts of federal tax withheld, if any, with respect to payments. A noncorporate U.S. holder may be subject to information reporting and to backup withholding at a rate of 31% with respect to payments of principal and interest made on the New Notes, or on proceeds of the disposition of the New Notes before maturity, unless that U.S. holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

    The United States Treasury Department recently adopted final regulations governing federal withholding taxes, information reporting and backup withholding rules ("Final Regulations") which are generally effective for payments after December 31, 2000.

    Under the Final Regulations, backup withholding and information reporting will not apply to payments made by us or any agent of ours (in its capacity as such) to a Non-U.S. holder of New Notes if such Non-U.S. holder has provided the required certification that it is not a U.S. person on the form W-8BEN or has otherwise established an exemption (provided that neither we nor our agent have actual knowledge that such holder is a U.S. person or that the conditions of any exemption are not in fact satisfied).

    Payments of the proceeds from the sale of New Notes to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except if the broker is (1) a U.S. person, (2) a "controlled foreign corporation," (3) a foreign person 50% of more of whose gross income for certain periods is effectively connected with a United States trade or business or (4) a foreign partnership, if at any time during its taxable year, one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, the foreign partnership is engaged in a United States trade or business, unless the Non-U.S. holder establishes an exception as specified in the Final Regulations regarding backup withholding and information reporting, as applicable.

    Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be refunded or credited against the Non-U.S. holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

    The Final Regulations unify current certification procedures and forms and clarify reliance standards. Except as noted above with respect to foreign brokers that are partnerships, the Final Regulations do not significantly alter the substantive withholding and information reporting requirements but do alter the procedures for claiming the benefits of an income tax treaty and change the certification procedures relating to the receipt by intermediaries of payments on behalf of the beneficial owner of New Notes. Non-U.S. holders should consult their own tax advisors regarding the effect, if any, of the Final Regulations on their particular situation.

    The preceding discussion of certain U.S. federal income and estate tax consequences is for general information only, and does not constitute tax advice. Accordingly, each holder should consult its own tax advisor as to the particular tax consequences to it of purchasing, holding, or disposing of the New Notes, including the applicability and effect of any U.S. federal, state, local or foreign tax laws, as well as any possible changes in the tax laws.

PLAN OF DISTRIBUTION

    Each participating broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sales of the Exchange Notes by participating broker-dealers. Exchange Notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such Exchange Notes. Any participating broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

    Prior to the exchange offer, there has not been any public market for the Outstanding Notes. The Outstanding Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this exchange offer. The holders of Outstanding Notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the Outstanding Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. We do not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The initial purchasers have advised us that they currently intend to make a market in the Exchange Notes. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

VALIDITY OF THE NEW SECURITIES

    The validity of the Exchange Notes and the guarantees and other legal matters, including the tax-free nature of the exchange, will be passed upon on our behalf by Kirkland & Ellis, a partnership that includes professional corporations, Chicago, Illinois.

EXPERTS

    The consolidated financial statements of IMC Global incorporated by reference in IMC Global's Annual Report (Form 10-K) for the year ended December 31, 2000 and the consolidated financial statements of IMC Global included in its Current Report on Form 8-K filed on October 11, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included (or incorporated by reference) therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

    The financial statements of PLP and IMC Phosphates appearing in PLP's Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of The New York Stock Exchange at 20 Broad Street, New York, New York 10005, or at the office of The Chicago Stock Exchange at 440 South LaSalle Street, Chicago, Illinois 60605. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

DOCUMENTS INCORPORATED BY REFERENCE

    We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus and any information included directly in this prospectus updates and supersedes any information previously filed with the SEC. The information incorporated by reference, as updated, is an important part of this prospectus. The following documents, which have been filed with the SEC, are incorporated in this prospectus and specifically made a part of this prospectus:

  (1)
  IMC Global's Annual Report on Form 10-K for the year ended December 31, 2000,

  (2)
  IMC Global's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001,

  (3)
  IMC Global's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001,

  (4)
  IMC Global's Current Report on Form 8-K filed on February 2, 2001,

  (5)
  IMC Global's Current Reports on Form 8-K filed on April 17, 2001,

  (6)
  IMC Global's Current Report on Form 8-K filed on April 25, 2001,

  (7)
  IMC Global's Current Report on Form 8-K filed on May 30, 2001,

  (8)
  IMC Global's Current Report on Form 8-K filed on October 1, 2001,

  (9)
  IMC Global's Current Report on Form 8-K filed on October 11, 2001,

  (10)
  PLP's Annual Report on Form 10-K for the year ended December 31, 2000,

  (11)
  PLP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001,

  (12)
  PLP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001,

  (13)
  PLP's Current Report on Form 8-K filed on February 2, 2001,

  (14)
  PLP's Current Report on Form 8-K filed on April 25, 2001, and

  (15)
  PLP's Current Report on Form 8-K filed on May 30, 2001.

    In addition, all documents filed by IMC Global or PLP with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offer shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In addition, we incorporate by reference the consolidated financial statements, including related notes, filed by IMC Phosphates Company after the date of this prospectus and prior to the termination of the exchange offer.

    Statements contained in this prospectus or in any document incorporated by reference into this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as a n exhibit to the documents incorporated by reference, each such statement being qualified in all respects by such reference.

    This prospectus incorporates by reference documents that are not presented in this prospectus or delivered with this prospectus. Copies of such documents, other than exhibits to such documents that are not specifically incorporated by reference in this prospectus, are available without charge to any person to whom this prospectus is delivered, upon written or oral request to: IMC Global Inc., Attn: Corporate Secretary, 100 South Saunders Road, Suite 300, Lake Forest, Illinois 60045, Telephone: (847) 739-1200.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers.

    The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants' directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by IMC Global Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrants Incorporated Under Delaware Law

    Carey Salt Company, GSL Corporation, Harris Chemical North America, Inc., FMRP Inc., IMC Chemicals Inc., IMC Global Operations Inc., IMC Inorganic Chemicals Inc., IMC Kalium Ogden Corp., IMC Potash Carlsbad Inc., IMC Salt Inc., IMC USA Inc., KCL Holdings, Inc., NAMSCO Inc. and The Vigoro Corporation are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute. The articles of incorporation and by-laws of each of these corporations provide that each respective corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each person who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, or agent of another corporation, partnership, joint venture, or other enterprise, against expenses, liabilities, and losses. Furthermore, the directors of these respective corporations shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

Registrants Formed Under the Delaware Limited Liability Company Act

    NATI LLC is a limited liability company formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company's limited liability company agreement, a limited liability

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company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 15 of the Limited Liability Company Agreement of NATI LLC provides that the company shall indemnify and hold harmless, to the fullest extent permitted by law, each Member, Officer, and any person acting as a Member or Officer on behalf of the company or in its interest, who is or was made a party or threatened to be made a party, against liabilities incurred in connection with any action, suit, or proceeding.

Registrant Formed Under the Delaware Revised Uniform Limited Partnership Act

    Phosphate Resource Partners Limited Partnership is a limited partnership formed under the laws of the state of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement. Article VI Section 6.9 of the Amended and Restated Agreement of Limited Partnership of Phosphate Resource Partners Limited Partnership provides that the Partnership shall indemnify any General Partner or its affiliate who, in good faith and in such course of conduct that neither constitutes negligence nor misconduct, is or was made a party to any claims regarding losses deriving from such conduct, arising out of any action or inaction, against any losses, judgments, liabilities, expenses, and amounts paid in settlement, provided that the claim does not arise from or out of an alleged violation of federal or state securities laws, unless (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (c) a court of competent jurisdiction approves a settlement of the claim against a particular indemnitee. Such indemnification shall inure to the benefit of the heirs, successors, assigns, administrators, and person representatives of such indemnitee. Article VI Section 6.10 further provides that neither a General Partner nor its partners or shareholders, directors, officers, employees, or agents shall be liable to any of such parties, or to Persons who have acquired interests in the Partnership, for errors in judgment or for any acts or omissions that do not constitute negligence or misconduct.

Registrant Formed Under the Delaware Revised Uniform Partnership Act

    IMC Phosphates is a general partnership formed under the laws of the state of Delaware. Section 15-110 of the Delaware Revised Uniform Partnership Act provides that a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement. Article VIII Section 8.01 of the Amended and Restated Partnership Agreement of IMC Phosphates provides that the partnership shall indemnify and hold harmless each Partner and its respective Affiliates, directors, officers, and employees ("Related Persons") for all costs, liabilities, obligations, losses, damages, penalties, proceedings, actions, suits, or claims ("Claims") in connection with the ownership, management, operation of the business or affairs of the partnership, or any Assumed Liability (as defined therein), provided that such Partner or Related Person does not cause the Claim due to gross negligence, wilful misconduct, wilful breach of this agreement, or failure to follow a specific instruction from the Policy Committee, or such Claim does not arise out of or relates to any liabilities and obligations not assumed by the partnership.

Registrants Formed Under the Canadian Business Act

    IMC Canada Ltd. is a Canadian federal corporation. The Canada Business Corporations Act (the "Act") provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or

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administrative action enforced by monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. Where an officer or director was substantially successful on the merits in his or her defense of such action or proceeding, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred. The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such. The Corporation's directors and officers are covered by a group liability insurance policy. Section 7.02 of By-Law No. 1 of IMC Canada Ltd. provides that the corporation shall indemnify any person who is or was made a party in any action or proceeding by reason of the fact that he or she is or was a director, officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, provided that he or she acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Such indemnification shall inure to the benefit of the heirs and legal representatives of such person.

We also have a small number of subsidiaries organized under the laws of other foreign jurisdictions.

Item 21. Exhibits.

  (a)
  Reference is made to the attached Exhibit Index.
  (b)
  No financial statement schedules are required to be filed herewith pursuant to this Item.

Item 22. Undertakings.

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

    (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Global Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC GLOBAL INC.
	By:	* Douglas A. Pertz Chairman, President and Chief Executive Officer
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* Douglas A. Pertz	Director, Chairman, President (principal operating officer) and Chief Executive Officer (principal executive officer)
* J. Reid Porter	Executive Vice President and Chief Financial Officer (principal financial officer)
* Anne M. Scavone	Vice President and Controller (principal accounting officer)
* Raymond F. Bentele	Director
* James M. Davidson	Director
* Harold H. MacKay	Director
* David B. Mathis	Director

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* Donald F. Mazankowski	Director
* Pamela B. Strobel	Director
* Richard L. Thomas	Director
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Carey Salt Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

CAREY SALT COMPANY
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* Robert F. Clark	President (principal executive officer)
* Rodney L. Underdown	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, FMRP Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

FMRP INC.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* Douglas A. Pertz	President and Chief Executive Officer (principal executive officer)
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, GSL Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

GSL CORPORATION
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* John U. Huber	President (principal executive officer)
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Harris Chemical North America, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

HARRIS CHEMICAL NORTH AMERICA, INC.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* Douglas A. Pertz	Chairman and Director
* John F. Tancredi	President (principal executive officer)
* Rose Marie Williams	Secretary and Director
* Emanuel J. DiTeresi	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Canada Ltd. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC CANADA LTD.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* Robert E. Thompson	Vice President and Director
* John U. Huber	President (principal executive officer)
* J. Reid Porter	Vice President (principal financial officer)
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Chemicals Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC CHEMICALS INC.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* Matthew J. Dowd	Vice President, Assistant Secretary and Director
* John F. Tancredi	President (principal executive officer)
* J. Reid Porter	Vice President (principal financial officer)
* Emanuel J. DiTeresi	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Global Netherlands B.V. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC GLOBAL NETHERLANDS B.V.
	By:	ABN AMRO Trust Company (Nederland) B.V. Its Managing Director
	By:	* Alexander D. deVreeze
	By:	* H. J. Wirix
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* ABN AMRO Trust Company (Nederland) B.V.	Sole Managing Director
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Global Operations Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC GLOBAL OPERATIONS INC.
	By:	* J. Reid Porter Executive Vice President and Chief Financial Officer
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* Douglas A. Pertz	Chairman, President, Chief Executive Officer (principal executive officer) and Director
* J. Reid Porter	Executive Vice President and Chief Financial Officer (principal financial officer)
* Anne M. Scavone	Vice President and Controller (principal accounting officer)
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Global Potash Holdings N.V. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC GLOBAL POTASH HOLDINGS N.V.
	By:	* J. Reid Porter Managing Director
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* J. Reid Porter	Managing Director (principal executive officer and principal financial officer)
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Inorganic Chemicals Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC INORGANIC CHEMICALS INC.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* Douglas A. Pertz	President and Chief Executive Officer (principal executive officer)
* Emanuel J. DiTeresi	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–15

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Kalium Ogden Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC KALIUM OGDEN CORP.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* John U. Huber	President (principal executive officer)
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–16

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Phosphates Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC PHOSPHATES COMPANY
By:	IMC Phosphates MP Inc.
Its:	Managing Partner
* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* John U. Huber	President (principal executive officer) and Director of IMC Phosphates MP Inc.
* J. Reid Porter	Vice President (principal financial officer) and Director of IMC Phosphates MP Inc.
* Mary Ann Hynes	Vice President and Director of IMC Phosphates MP Inc.
* Rose Marie Williams	Secretary and Director of IMC Phosphates MP Inc.
* C. Steven Hoffman	Director of IMC Phosphates MP Inc.
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–17

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Potash Carlsbad Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC POTASH CARLSBAD INC.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* John U. Huber	President (principal executive officer) and Director
* J. Reid Porter	Vice President (principal financial officer)
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–18

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Potash Colonsay N.V. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC POTASH COLONSAY N.V.
	By:	* J. Reid Porter Managing Director
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* John U. Huber	Managing Director
* J. Reid Porter	Managing Director (principal financial officer)
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–19

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC Salt Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC SALT INC.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* Robert F. Clark	President (principal executive officer)
* Rodney L. Underdown	Vice President (principal accounting officer)
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–20

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, IMC USA Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC USA INC.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* John U. Huber	President (principal executive officer) and Director
* J. Reid Porter	Vice President (principal financial officer)
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–21

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, KCL Holdings, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

KCL HOLDINGS, INC.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* John U. Huber	President (principal executive officer) and Director
* J. Reid Porter	Vice President (principal financial officer)
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–22

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, NAMSCO Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

NAMSCO INC.
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* Robert F. Clark	President (principal executive officer)
* Rodney L. Underdown	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–23

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, NATI LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

NATI LLC
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* John F. Tancredi	President (principal executive officer)
* J. Reid Porter	Vice President (principal financial officer)
* Emanuel J. DiTeresi	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–24

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Phosphate Resource Partners Limited Partnership has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP
By:	IMC GLOBAL INC. Its Administrative Managing General Partner
	By:	* J. Reid Porter Executive Vice President and Chief Financial Officer
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* Douglas A. Pertz	Director, Chairman, President (principal operating officer) and Chief Executive Officer (principal executive officer) of IMC Global Inc.
* J. Reid Porter	Executive Vice President and Chief Financial Officer (principal financial officer) of IMC Global Inc.
* Anne M. Scavone	Vice President and Controller (principal accounting officer) of IMC Global Inc.
* Raymond F. Bentele	Director of IMC Global Inc.
* James M. Davidson	Director of IMC Global Inc.

II–25

* Harold H. MacKay	Director of IMC Global Inc.
* David B. Mathis	Director of IMC Global Inc.
* Donald F. Mazankowski	Director of IMC Global Inc.
* Pamela B. Strobel	Director of IMC Global Inc.
* Richard L. Thomas	Director of IMC Global Inc.
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–26

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, The Vigoro Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.

THE VIGORO CORPORATION
	By:	* J. Reid Porter Vice President
Dated: October 12, 2001

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 12th day of October, 2001.

Signature	Title

* J. Reid Porter	Vice President (principal financial officer) and Director
* Douglas A. Pertz	President and Chief Executive Officer (principal executive officer)
* Anne M. Scavone	principal accounting officer
*By:	/s/ E. PAUL DUNN, JR.
Attorney in Fact

II–27

EXHIBIT INDEX

Exhibit No.		Description	Incorporated Herein by Reference to	Filed Herewith
3.i.	(a)	Restated Certificate of Incorporation of IMC Global Inc., as amended and restated through January 6, 1998	Exhibit 3.(i).(a) to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1999*
3.i.	(b)	Certificate of Designations for the Series D Junior Participating Preferred Stock	Exhibit A to Exhibit 3 to the Current Report on Form 8-K dated May 27, 1999*
3.i.	(c)	Certificate of Incorporation of Carey Salt Company (f/k/a SIFTO Louisiana Inc.), as amended		+
3.i.	(d)	Certificate of Incorporation FMRP Inc. (f/k/a Southern Enterprises Inc.), as amended		+
3.i.	(e)	Certificate of Incorporation of GSL Corporation, as amended		+
3.i.	(f)	Certificate of Incorporation of Harris Chemical North America, Inc., as amended		+
3.i	(g)	Articles of Amalgamation of IMC Canada Ltd., as amended		+
3.i.	(h)	Restated Certificate of IMC Chemicals Inc. (f/k/a North American Chemical Company), as amended		+
3.i.	(j)	Deed of Incorporation of IMC Global Netherlands B.V.		+
3.i.	(k)	Certificate of Incorporation of IMC Global Operations Inc. (f/k/a IMC Fertilizer, Inc.), as amended		+
3.i.	(l)	Deed of Incorporation of IMC Global Potash Holdings N.V.		+
3.i.	(m)	Restated Certificate of Incorporation of IMC Inorganic Chemicals Inc. (f/k/a f/k/a Harris Chemical Group), as amended		+
3.i.	(n)	Restated Certificate of Incorporation of IMC Kalium Ogden Corp. (f/k/a Great Salt Lake Minerals and Chemicals Corporation), as amended		+

3.i.	(o)	Amended and Restated Partnership Agreement dated as of May 26, 1995 among IMC Phosphates GP Company, Agrico, Limited Partnership and IMC Phosphates MP, Inc.	Exhibit 10.3 to the Annual Report on Form 10-K for the Year Ended December 31, 1995***
3.i.	(p)
		Amendment and Agreement dated as of January 23, 1996 to the Amended and Restated Partnership Agreement dated May 26, 1995 by and among IMC Phosphates MP, Inc., IMC Global Operations, Inc. and IMC Phosphates Company	Exhibit 10.1 to the Current Report on Form 8-K dated February 13, 1996***
3.i.	(q)
		Amendment and Agreement dated as of December 22, 1997 to the Amended and Restated Partnership Agreement dated May 26, 1995 by and among IMC Phosphates MP, Inc.; IMC Global Operations, Inc.; and IMC Phosphates Company	Exhibit 10.5 to the Annual Report on Form 10-K for the Year Ended December 31, 1998***
3.i.	(r)
		Amendment and Agreement dated as of January 1, 1997 to the Amended and Restated Partnership Agreement dated May 26, 1995 by and among IMC-Agrico MP, Inc.; IMC Global Operations, Inc.; and IMC-Agrico Company	Exhibit 10.i.(a) to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2000***
3.i.	(s)
		Amendment and Agreement dated as of August 1, 1997 to the Amended and Restated Partnership Agreement dated May 26, 1995 by and among IMC-Agrico MP, Inc.; IMC Global Operations, Inc.; and IMC-Agrico Company	Exhibit 10.i.(b) to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2000***
3.i.	(t)
		Amendment and Agreement dated as of June 26, 2000 to the Amended and Restated Partnership Agreement dated May 26, 1995 by and among IMC-Agrico MP, Inc.; IMC Global Operations, Inc.; and IMC-Agrico Company	Exhibit 10.i.(c) to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2000***
3.i.	(u)	Amended and Restated Parent Agreement dated as of May 26, 1995 among IMC Global Operations, Inc.; PLP; FTX; and IMC Phosphates	Exhibit 10.5 to the Annual Report on Form 10-K for the Year Ended December 31, 1995***
3.i.	(v)	Certificate of Incorporation of IMC Potash Carlsbad Inc. (f/k/a Kalium Carlsbad Chemical Company), as amended		+

3.i.	(w)	Deed of Incorporation IMC Potash Colonsay N.V.		+
3.i.	(x)	Restated Certificate of Incorporation of IMC Salt Inc. (f/k/a American Salt Company), as amended		+
3.i.	(y)	Restated Certificate of Incorporation of IMC USA Inc. (f/k/a S&P Canada, Inc.), as amended		+
3.i.	(z)	Amended and Restated Certificate of Incorporation of KCL Holdings, Inc.		+
3.i.	(aa)	Restated Certificate of Incorporation of North American Salt Company, as amended		+
3.i.	(bb)	Limited Liability Company Agreement of NATI LLC		+
3.i.	(cc)
		Amended and Restated Agreement of Limited Partnership of PLP dated as of May 29, 1987 (PLP Partnership Agreement) among FTX, Freeport Phosphate Rock Company and Geysers Geothermal Company, as general partners, and Freeport Minerals Company (FMC), as general partner and attorney-in-fact for limited partners, of PLP	Exhibit B to the Prospectus for PLP dated May 29, 1987 included in Registration Statement No. 33-13513, as amended
3.i.	(dd)	Amendment to the PLP Partnership Agreement dated as of December 16, 1998 effected by FMC as Administrative Managing General Partner, and FTX, as General Partner of PLP	Exhibit 3.2. to the Annual Report for PLP on Form 10-K for the Year Ended December 31, 1994***
3.i.	(ee)	Amendment to the PLP Partnership Agreement dated as of March 29, 1990 effected by FMC, as Administrative General Partner, and FTX, as Managing General Partner, of PLP	Exhibit 19.2 to the Quarterly Report for PLP on Form 10-Q for the Quarterly Period Ended March 31, 1990***
3.i.	(ff)	Amendment to the PLP Partnership Agreement dated as of April 6, 1990 effected by FTX, as Administrative Managing General Partner of PLP	Exhibit 19.3 to the Quarterly Report for PLP on Form 10-Q for the Quarterly Period Ended March 31, 1990***
3.i.	(gg)	Amendment to the PLP Partnership Agreement dated as of January 27, 1992 between FTX, as Administrative Managing General Partner, and FMRP, as Managing General Partner, of PLP	Exhibit 3.3 to the Annual Report for PLP on Form 10-K for the Year Ended December 31, 1991***

3.i.	(hh)	Amendment to the PLP Partnership Agreement dated as of October 14, 1992 between FTX, as Administrative Managing General Partner, and FMRP, as Managing General Partner, of PLP	Exhibit 3.4 to the Annual Report for PLP on Form 10-K for the Year Ended December 31, 1992***
3.i.	(ii)	Amended and Restated Certificate of Limited Partnership of PLP dated June 12, 1986 (PLP Partnership Certificate)	Exhibit 3.3 to Registration Statement No. 33-5561 for PLP
3.i.	(jj)	Amendment dated as of January 9, 1998 effected by IMC, as Administrative Managing General Partner, and FMRP, as Managing General Partner of PLP	Exhibit 3.8 to the Annual Report for PLP on Form 10-K for the Year Ended December 31, 1997***
3.i.	(kk)	Certificate of Amendment to the PLP Partnership Certificate dated as of January 12, 1989	Exhibit 3.6 to the Annual Report for PLP on Form 10-K for the Year Ended December 31, 1997***
3.i.	(ll)	Certificate of Amendment to the PLP Partnership Certificate dated as of December 29, 1989	Exhibit 19.1 to the Quarterly Report for PLP on Form 10-Q for the Quarterly Period Ended March 31, 1990***
3.i.	(mm)	Certificate of Amendment to the PLP Partnership Certificate dated as of April 12, 1990	Exhibit 19.4 to the Quarterly Report for PLP on Form 10-Q for the Quarterly Period Ended March 31, 1990***
3.i.	(nn)	Certificate of Amendment to the PLP Partnership Certificate dated as of January 9, 1998	Exhibit 3.12 to the Annual Report for PLP on Form 10-K for the Year Ended December 31, 1999***
3.i.	(oo)
		Deposit Agreement dated as of June 27, 1986 (Deposit Agreement) among PLP, The Chase Manhattan Bank, N.A. (Chase) and Freeport Minerals Company as attorney-in-fact of those limited partners and assignees holding depositary receipts for units of limited partnership interest in PLP	Exhibit 28.4 to the Current Report for PLP on Form 8-K dated July 11, 1986***
3.i.	(pp)
		Resignation dated December 26, 1991 of Chase as Depositary under the Deposit Agreement and appointment dated December 27, 1991 of Mellon Bank, N.A. (Mellon) as successor Depositary, effective January 1, 1992	Exhibit 4.5 to the Annual Report for PLP on Form 10-K for the Year Ended December 31, 1991***

3.i.	(qq)	Service Agreement dated as of January 1, 1992 between PLP and Mellon pursuant to which Mellon serves as Depositary under the Deposit Agreement and Custodian under the Custodial Agreement	Exhibit 4.6 to the Annual Report for PLP on Form 10-K for the Year Ended December 31, 1991***
3.i.	(rr)	Amendment to the Deposit Agreement dated as of November 18, 1992 between PLP and Mellon	Exhibit 4.4 to the Annual Report for PLP on Form 10-K for the Year Ended December 31, 1992***
3.i.	(ss)	Form of Depositary Receipt	Exhibit 4.5 to the Annual Report for PLP on Form 10-K for the Year Ended December 31, 1992***
3.i.	(tt)	Certificate of Incorporation of The Vigoro Corporation (f/k/a KCA Holdings, Inc.), as amended		+
3.ii.	(a)	Amended and Restated By-Laws of IMC Global Inc.	Exhibit 3 to the Company's Current Report on Form 8-K dated May 27, 1999*
3.ii.	(b)	Bylaws of Carey Salt Company		+
3.ii.	(c)	Bylaws of FMRP Inc.		+
3.ii.	(d)	Bylaws of GSL Corporation		+
3.ii.	(e)	Bylaws of Harris Chemical North America, Inc.		+
3.ii.	(f)	IMC Canada Ltd. By-laws		+
3.ii.	(g)	Bylaws of IMC Chemicals Inc.		+
3.ii.	(h)	IMC Global Operations Inc. Bylaws		+
3.ii.	(i)	Bylaws of IMC Inorganic Chemicals Inc.		+
3.ii.	(a)	Amended and Restated By-Laws	Exhibit 3 to the Company's Current Report on Form 8-K dated May 27, 1999*
3.ii.	(b)	Bylaws of Carey Salt Company		+
3.ii.	(c)	Bylaws of FMRP Inc.		+
3.ii.	(d)	Bylaws of GSL Corporation		+
3.ii.	(e)	Bylaws of Harris Chemical North America, Inc.		+
3.ii.	(f)	IMC Canada Ltd. By-laws		+
3.ii.	(g)	Bylaws of IMC Chemicals Inc.		+
3.ii.	(h)	IMC Global Operations Inc. Bylaws		+
3.ii.	(i)	Bylaws of IMC Inorganic Chemicals Inc.		+

3.ii.	(j)	Bylaws of IMC Kalium Ogden Corp.		+
3.ii.	(k)	Bylaws of IMC Potash Carlsbad Inc. (f/k/a IMC Kalium Carlsbad Potash Company)		+
3.ii.	(l)	Bylaws of IMC Salt Inc.		+
3.ii.	(m)	Bylaws of IMC USA Inc. (f/k/a S&P U.S., Inc.)		+
3.ii.	(n)	Bylaws of KCL Holdings, Inc.		+
3.ii.	(o)	Bylaws of NAMSCO Inc.		+
3.ii.	(p)	The Vigoro Corporation Amended and Restated Bylaws		+
3.iii.		Rights Agreement dated May 27, 1999, with The First National Bank of Chicago (including the Shareholder Rights Plan)	Exhibit 4 to the Company's Current Report on Form 8-K dated May 27, 1999*
4.ii.	(a)	First Supplemental Indenture, dated as of May 31, 2001, by and among FMRP Inc., IMC Global Inc. and The Bank of New York		+
4.ii.	(b)	Supplemental Indenture, dated as of June 30, 2001, by and among IMC Global Netherlands B.V., IMC Global Inc. and The Bank of New York		+
5.i.	(a)	Opinion of Kirkland & Ellis regarding the validity of the securities offered hereby		+
10.iii.	(a)	Addendum dated July 10, 2001 to Amended and Restated Employment Agreement dated as of October 24, 2000 between IMC Global Inc. and Douglas A. Pertz		+
12		Ratio of Earnings to Fixed Charges		+
13		The portions of IMC Global Inc.'s 2000 Annual Report to Stockholders which are specifically incorporated by reference	Exhibit 13 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000
23		Consent of Ernst & Young LLP, Independent Auditors		!
24		Power of Attorney		+
25		Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York		+

99.1	Form of Letter of Transmittal	+
99.2	Form of Tender Instructions	+
99.3	Form of Notice of Guaranteed Delivery	+

*
SEC File No. 1-9759.

**
Denotes management contract or compensatory plan.

***
SEC File No. 1-9164.

+
To be filed by amendment.

!
Included in this filing.

#
Previously filed.

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TABLE OF CONTENTS
ADDITIONAL INFORMATION
PROSPECTUS SUMMARY
The Company
Purpose of the Exchange Offer
Summary of the Exchange Offer
Summary of Terms of the Exchange Notes
RISK FACTORS
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
RECENT DEVELOPMENTS
USE OF PROCEEDS
THE EXCHANGE OFFER
SELECTED HISTORICAL FINANCIAL DATA OF IMC GLOBAL AND PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP
INFORMATION REGARDING IMC PHOSPHATES COMPANY Business Overview of IMC Phosphates Company
Legal Proceedings
Selected Financial Data
Management's Discussion and Analysis of Financial Condition and Results of Operations
Quantitative and Qualitative Disclosures about Market Risk
Directors and Executive Officers of the Registrant and Executive Compensation
Other Matters
DESCRIPTION OF NOTES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
VALIDITY OF THE NEW SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX